Exhibit T3C1

INDENTURE

DECEMBER 10, 2014

LDK SOLAR CO., LTD. in provisional liquidation

as Company

LDK SILICON & CHEMICAL TECHNOLOGY CO., LTD.

as Subsidiary Guarantor

and

THE BANK OF NEW YORK MELLON, LONDON BRANCH

as Trustee, as Paying Agent and as Conversion Agent

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.

as Transfer Agent and as Registrar

THE BANK OF NEW YORK MELLON, LONDON BRANCH

as Collateral Agent

5.535% Convertible Senior Notes due 2016

INDENTURE, dated as of December 10, 2014,

AMONG:

(1) LDK SOLAR CO., LTD. in provisional liquidation, an exempted company and incorporated with limited liability under the laws of the Cayman Islands with registered number 166736, including its successor pursuant to the applicable provisions hereof, acting through its Provisional Liquidators without personal liability (the Company);

(2) LDK SILICON & CHEMICAL TECHNOLOGY CO., LTD., an exempted company incorporated with limited liability under the laws of the Cayman Islands with registered number 234412 and registered as a non-Hong Kong company with the Hong Kong Companies Registry under CR No. F0018833 (the Subsidiary Guarantor);

(3) THE BANK OF NEW YORK MELLON, LONDON BRANCH, as trustee hereunder, including any successor thereof designated hereunder (the Trustee), as paying agent (the Paying Agent) and conversion agent (the Conversion Agent) hereunder, including any successor thereof designated hereunder;

(4) THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A., as transfer agent hereunder, including any successor thereof designated hereunder (the Transfer Agent), and as registrar hereunder, including any successor thereof designated hereunder (the Registrar); and

(5) THE BANK OF NEW YORK MELLON, LONDON BRANCH, as collateral agent hereunder, including any successor thereof designated herein.

Pursuant to the Schemes, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities issued hereunder.

ARTICLE I. DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 DEFINITIONS.

Affiliate means, with respect to any specified Person, any other Person who, directly or indirectly, Controls, is Controlled by, or is under common Control with such Person, including any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

ADSs means the Company’s American depositary shares, each currently representing one Ordinary Share, issued and to be issued by the ADS Depositary pursuant to the Deposit Agreement.

ADS Depositary means JPMorgan Chase Bank, N.A., as the depositary under the Deposit Agreement, for the benefit of the holders of ADSs.

Articles of Association means the Fourth Amended and Restated Memorandum and Articles of Association of the Company, as currently in effect and as amended from time to time.

Asset Sale means any direct or indirect sale, disposition, issuance, conveyance, transfer, lease, assignment or other disposition, including a sale and leaseback transaction, by the Company or a Significant Subsidiary of all or substantially all of its property or assets (including capital stock of any Significant Subsidiary and the Subsidiary Guarantor), in a transaction of a series of related transactions, in each case that is not governed by SECTION 4.04; provided that “Asset Sale” shall not include: (a) sales, transfers or other dispositions of inventory, receivables, cash, cash equivalents or other current assets in the ordinary course of business; or (b) any sale, transfer, assignment or other disposition of any property or equipment that has become damaged, worn out, obsolete or otherwise unsuitable for use or not useful in connection with the business of the Company or any of its Significant Subsidiaries; or (c) any sale, transfer or other disposition by the Company or any Significant Subsidiary to the Company or any other Subsidiary.

Board of Directors means the board of directors of the Company or the Subsidiary Guarantor, as the case may be, or any committee thereof authorized to act for it hereunder.

Board Resolution means a copy of a resolution certified by the secretary or an assistant secretary of the Company or the Subsidiary Guarantor, as the case may be, to have been duly adopted by their respective Boards of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee and the Securities Agent.

Capital Stock means (a) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) in the capital of such Person; (b) with respect to any Person that is not a corporation, any and all partnership or other equity or ownership interests of such Person; and (c) any warrants, rights, options to purchase any of the instruments or interests referred to in preceding clauses (a) or (b).

Capitalized Lease means, with respect to any Person, any lease of any property (whether real, personal or mixed) which, in conformity with U.S. GAAP, is required to be capitalized on the balance sheet of such Person.

Cayman Collateral Agent means The Bank of New York Mellon, London Branch in connection with the equitable share mortgage to shares of the Subsidiary Guarantor dated the date hereof.

Cayman Scheme means collectively the schemes of arrangement under Section 86 of the Companies Law (2013 Revision) of the Cayman Islands between the Company (in provisional liquidation), the Subsidiary Guarantor and the Scheme Creditors, as sanctioned by the Grand Court of the Cayman Islands on November 7, 2014.

Clearing Systems means Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, Luxembourg, and their respective nominees and successors.

Collateral means all the collateral securing, or purported to be securing, directly or indirectly, the Securities or the Guarantees pursuant to the Security Documents, and shall initially consist of (i) 100% of the capital stock of Subsidiary Guarantor and (ii) a 24% interest in LDK Solar Jiangxi.

Collateral Agents means collectively the Cayman Collateral Agent and PRC Collateral Agent.

Commodities Agreement means any forward, option or futures contract or other similar agreement or arrangement designed to protect against fluctuations in the price of fuel, electricity or other commodities or raw materials.

Common Depositary means The Bank of New York Mellon, London Branch.

Company Order or Company Request means a written request or order signed on behalf of the Company by any one Officer.

Company Secretary means Vistra (China) Professional Secretaries Limited, the current company secretary of the Company, including its successor.

Control means the unilateral ability to cause, directly or indirectly, the direction of the management and policies of a Person, through the ownership of voting securities, by contract or otherwise.

Conversion Price means, as of any date of determination, the dollar amount derived by dividing one thousand U.S. dollars (US$1,000) by the Conversion Rate or Interest Conversion Rate, as the case may be, in effect on such date.

Corporate Trust Office shall mean, with respect to the Trustee, The Bank of New York Mellon, London Branch, at One Canada Square, London E14 5AL, United Kingdom, Fax: +44 20 7964 2509, Attention: Corporate Trust – LDK Solar 5.535% Convertible Senior Notes due 2016, with a copy to The Bank of New York Mellon, Hong Kong Branch, at Level 24, Three Pacific Place, 1 Queen’s Road East, Hong Kong, Fax: +852-2295-3283, Attention: Corporate Trust – LDK Solar 5.535% Convertible Senior Notes due 2016 (the Specified Corporate Trust Office); or any other address that the Trustee may designate with respect to itself from time to time by notice to the Company and the Holders.

Currency Agreement means any foreign exchange forward contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect against fluctuations in foreign exchange rates.

Default means any event which is, or after notice or passage of time or both would be, an Event of Default.

Deposit Agreement means the Deposit Agreement, dated as of May 31, 2007, among the Company, the ADS Depositary, and the holders and beneficial owners from time to time of the ADSs issued thereunder, as supplemented by the Restricted Issuance Agreement and as further amended and/or supplemented as of the date hereof, including the amendment thereof in connection with the Schemes.

Exchange Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

Fair Market Value means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive if evidenced by a Board Resolution.

guarantee means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

Guarantee means each of the guarantees by the Subsidiary Guarantor and any additional guarantors that execute and deliver a supplemental indenture to the Indenture providing for an unsubordinated guarantee of payments under the Securities, each in connection with the Securities.

Guarantors means the Subsidiary Guarantor and any additional guarantors that execute and deliver a supplemental indenture to the Indenture providing for an unsubordinated guarantee of payments under the Securities.

Hedging Obligation means, with respect to any Person, the obligation of such Person pursuant to any Currency Agreement or Interest Rate Agreement or Commodities Agreement.

Holder means a Person in whose name a Security is registered on the Registrar’s books.

Hong Kong Scheme means collectively the schemes of arrangement under Sections 673 and 674 of the Companies Ordinance (Cap 622) of Hong Kong between the Company (in provisional liquidation), the Subsidiary Guarantor, LDK Silicon Holding and the Scheme Creditors, as sanctioned by the High Court of Hong Kong on November 18, 2014.

Incur means, with respect to any Indebtedness, to incur, create, issue, assume, guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided that the accretion of original issue discount shall not be considered an Incurrence of Indebtedness. The terms “Incurrence,” “Incurred” and “Incurring” have meanings correlative with the foregoing.

Indebtedness means any indebtedness in respect of (i) moneys borrowed; (ii) any debenture, bond, note, loan stock or other security; (iii) any acceptance or documentary credit issued for financing purposes (other than acceptances or documentary credits Incurred in the ordinary course of the Company’s or any Subsidiary’s business); (iv) receivables sold or discounted to the extent there is recourse to the Company or any Subsidiary with respect thereto but only in the amount that the counterparty has actually made a recourse claim against the Company or the Subsidiary; (v) the amount of any liability in respect of any lease which would, in accordance with U.S. GAAP, be treated as a Capitalized Lease; (vi) the net termination value of any currency swap or interest swap, cap or collar arrangement or any other derivative instrument used to hedge any other item in this definition (and deducting from the amount of Indebtedness, to the extent not already taken into account in the net termination value, any amount payable thereunder to the Company or any Subsidiary); or (vii) any guarantee, indemnity or similar credit support for any of the items referred to in paragraphs (i) to (vi) of this definition.

Indenture means this Indenture as amended or supplemented from time to time.

Initial Holders means the Scheme Creditors holding Preferred Obligations.

Initial Maturity Date means June 3, 2016.

Interest Conversion Notice means an irrevocable notice in writing by a Holder that it has elected to convert the interest installment payment PIKed during the relevant period into Ordinary Shares or ADSs, in substantially the form attached to the Securities.

Interest Conversion Rate means the VWAP of ADSs for the 20-trading-day period immediately prior to (but excluding) the relevant interest payment date.

Interest Rate Agreement means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement designed to protect against fluctuations in interest rates.

Issue Date means December 17, 2014.

LDK Silicon Holding means LDK Silicon Holding Co., Limited, a Hong Kong company registered with the Hong Kong Companies Registry under CR No. 1410399.

LDK Solar Jiangxi means Jiangxi LDK Solar Hi-Tech Co., Ltd., a wholly foreign owned enterprise organized with limited liability under the laws of Mainland China and a wholly owned subsidiary of the Company.

Lien means any mortgage, deed of trust, charge, pledge, lien, security interest or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

Lowest Price per Share means the lowest price for which one Ordinary Share is issued or is issuable upon (i) the exercise of any right, option, warrant, grant or other right to subscribe for or purchase or otherwise acquire any Ordinary Share or (ii) upon conversion or exchange of any securities convertible into or exchangeable for Ordinary Shares or on exercise of the right of subscription attached to such securities and shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company in respect of any one Ordinary Share upon the issue, grant or sale of such rights, options, warrants or such other rights to subscribe for or purchase or otherwise acquire any Ordinary Share or convertible or exchangeable securities, and upon the exercise of such rights, options, warrants or such rights to subscribe for or purchase or otherwise acquire any Ordinary Share or conversion or exchange of such convertible or exchangeable securities or on exercise of the right of subscription attached to such securities, excluding any right, option, warrant, grant (including any exercise thereof) or other right to subscribe for or purchase or otherwise acquire any Ordinary Share each as contemplated in the Schemes.

Mainland China means the People’s Republic of China, excluding Hong Kong, Macau and Taiwan.

Majority Holders means more than 50% in aggregate principal amount of the Securities then outstanding.

Market Disruption Event means the occurrence or existence during the one half hour period ending on the scheduled close of trading on any trading day for the ADSs of any material suspension or limitation imposed on trading (by reason of movement in price exceeding limits permitted by the stock exchange or otherwise) in the ADSs or in any options contracts or futures contracts relating solely to ADSs.

Maturity Date means the Initial Maturity Date, or any subsequent maturity date as extended at the option of the Super Majority Holders pursuant to SECTION 5.03.

Officer means the Chairman of the Board, the President, the Chief Executive Officer, the Chief Operating Officer, any Executive Vice President or the Secretary of the Company or, in the case of the Subsidiary Guarantor, one of the directors or officers thereof.

Officer’s Certificate means a certificate signed (i) in the case of the Company, by two Officers or (ii) in case of the Subsidiary Guarantor that has only one Officer, by such Officer.

Offshore Subsidiary means any subsidiary of the Company or the Subsidiary Guarantor that was organized or incorporated under the laws of any jurisdiction outside Mainland China.

Opinion of Counsel means a written opinion from legal counsel of international repute who may be counsel for the Company and the Guarantors, and such opinion shall be reasonably acceptable to the Trustee.

Ordinary Claimant has the meaning as defined in the Cayman Scheme.

Ordinary Share means the ordinary shares, US$0.10 par value per share, of the Company, or such other Share Capital of the Company into which the Company’s Ordinary Share is reclassified or changed.

Permitted Liens means:

(a) (i) Liens for taxes, assessments, or other governmental charges, or (ii) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers or repairmen, or other similar Liens, in each case arising in the ordinary course of business and with respect to amounts not yet delinquent or is being contested in good faith by appropriate legal or administrative proceedings promptly instituted and diligently conducted, as the case may be, and for which a reserve or other appropriate provision, if any, as will be required in conformity with U.S. GAAP will have been made;

(b) Liens Incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers’ acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds, and other obligations of a similar nature Incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

(c) Liens arising under by operation of law;

(d) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes a Subsidiary, or becomes part of (whether by merger, consolidation, scheme or otherwise) a Subsidiary or the Company; provided that such Liens do not extend to or cover any property or assets of the Company or such Subsidiary other than the property or assets acquired; provided further that such Liens were not created in contemplation of or in connection with the transactions or series of transactions pursuant to which such Person became, or became part of, the Company or any Subsidiary;

(e) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof or Liens in favor of any bank having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary on deposit with or in the possession of such bank;

(f) Liens existing on the date of the Restructuring Support Agreement;

(g) Liens encumbering customary initial deposits and margin deposits, and other Liens that are customary in the industry, in each case, securing Indebtedness under Hedging Obligations;

(h) Liens created or permitted in respect of the Securities; and

(i) Liens created or permitted in respect of the financings contemplated in the Schemes.

Person or Persons means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

PIK means payment in kind which, with respect to any interest installment payable hereunder, is effected by (i) an increase in the outstanding principal amount of Securities or (ii) the issuance of PIK Securities.

PIK Securities means additional Securities issued under this Indenture on the same terms and conditions as the Securities on the Issue Date in connection with the payment of PIKed interest.

PRC Collateral Agent means the collateral agent as acceptable to the Super Majority Holders in connection with the share charge relating to 24% of the Share Capital of LDK Solar Jiangxi dated the date hereof.

Preferred Obligations means the 240,000,000 Series A Redeemable Convertible Preferred Shares of the Subsidiary Guarantor issued in June 2011 for a total consideration of US$240,000,000 at an aggregate amount equal to (i) the outstanding principal amount thereof at the Record Time; (ii) interest accrued thereon but unpaid up to and including June 3, 2013 at 23% per annum of internal rate of return, less dividends received (without double counting); (iii) interest accrued but unpaid from June 4, 2013 up to the Record Time at the rate of 5.535% per annum of the aggregate amount thereof outstanding as of June 3, 2013; and (iv) interest accrued but unpaid from the Record Time up to the Issue Date at 5.535% per annum of the aggregate amount outstanding under (i), (ii) and (iii) above as of the Record Time.

Provisional Liquidators means Eleanor Fisher and Tammy Fu, of Zolfo Cooper (Cayman) Limited, in their capacities as joint provisional liquidators of the Company as appointed by the Grand Court of the Cayman Islands on February 27, 2014, with authority, among other things, to promote the Schemes.

Record Time means October 15, 2014 at 11 a.m. Cayman Islands time, as used in the Schemes.

Register of Members means the register of members of the Company as contemplated in the Articles of Association.

Registration Rights Agreement means the registration rights agreement dated as of the date hereof between the Company, the Provisional Liquidators, the Trustee, the trustee under the indenture for the Senior Creditors (as contemplated in the Schemes), and the Provisional Liquidators on behalf of Scheme Creditors with respect to Ordinary Shares received by such Scheme Creditors in exchange for their claims under the Schemes.

Responsible Officer shall mean, when used with respect to the Trustee or the Securities Agent, any managing director, vice president, trust associate, relationship manager, transaction manager, client service manager, any trust officer or any other officer located in the Specified Corporate Trust Office of the Trustee or the Securities Agent who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall in each case have direct responsibility for the administration of this Indenture.

Restricted Issuance Agreement means the letter agreement dated as of April 15, 2008 between the Company and the ADS Depositary.

Restricted Security means a Security that constitutes a “restricted security” within the meaning of Rule 144(a)(3) under the Securities Act; provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Security constitutes a Restricted Security.

RMB means the Renminbi yuan, currency of Mainland China as the legal tender for the payment of debts from time to time.

Rule 144 means Rule 144 under the Securities Act.

Rule 144A means Rule 144A under the Securities Act.

Scheme Creditor means a creditor in respect of a claim under the Schemes, including the Initial Holders, Senior Creditors and Ordinary Claimants.

Schemes means the Cayman Scheme and the Hong Kong Scheme.

SEC means the Securities and Exchange Commission.

Securities means the 5.535% Convertible Senior Notes due 2016, as amended or supplemented from time to time, issued by the Company pursuant to this Indenture, including any PIK Securities issued in respect of the Securities and any increase in the principal amount of outstanding Securities as a result of the payment of PIKed interest.

Securities Act means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

Securities Agent means The Bank of New York Mellon, London Branch and The Bank of New York Mellon (Luxembourg) S.A., as the case may be, in its capacity as Registrar, Paying Agent or Conversion Agent.

Security Documents means the Share Charges entered into between and among, inter alia, the applicable Collateral Agent, the Company and the Subsidiary Guarantor, as applicable, pursuant to which security interests in the Collateral are granted to secure, among other things, the Securities and the Guarantee by the Subsidiary Guarantor, in each case as amended or supplemented from time to time.

Senior Creditor means any Scheme Creditor holding the Company’s Renminbi-denominated US$-settled 10% Senior Notes due 2014, issued pursuant to an indenture, dated as of February 28, 2011 (as amended, supplemented or otherwise modified) by and among the Company, its subsidiary guarantors thereof, The Bank of New York Mellon, London Branch, as trustee and paying and transfer agent thereunder, and The Bank of New York Mellon (Luxembourg) S.A., as registrar thereunder, at an aggregate amount equal to (i) the outstanding principal amount thereof at the Record Time; (ii) interest accrued thereon but unpaid up to and including June 3, 2013 at the interest rate or 10% per annum; and (iii) interest accrued but unpaid from June 4, 2013 up to the Issue Date at 5.535% per annum of the aggregate amount thereof outstanding as of June 3, 2013, as provided in the Schemes.

Senior Indenture means the indenture, dated on or about the date of this Indenture, and as amended or supplemented from time to time, pursuant to which the Company has, or may from time to time, issue the 5.535% Convertible Senior Notes due December 31, 2018, initially to the Senior Creditors and Ordinary Claimants.

Share Capital of any Person means any and all shares, equity interests, participations or other equivalents (however designated) of share capital of such Person and all warrants or options to acquire such share capital.

Share Charges means (i) the charge over the Share Capital of the Subsidiary Guarantor, dated the date hereof, between and among the Company, the Subsidiary Guarantor and the Cayman Collateral Agent therefor, and (ii) the charge over 24% of the Share Capital of LDK Solar Jiangxi, dated the date hereof, between and among the Company, LDK Solar Jiangxi and the PRC Collateral Agent therefor.

Significant Subsidiary with respect to any Person means any subsidiary of such Person that constitutes a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X under the Securities Act, as such regulation is in effect on the date hereof, and includes a group of such subsidiaries that in the aggregate would constitute a Significant Subsidiary.

Stated Maturity means, (a) with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the final installment of principal of such Indebtedness is due and payable as set forth in the documentation governing such Indebtedness and (b) with respect to any scheduled installment of principal of any Indebtedness, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Indebtedness.

Subsidiary means (i) a corporation a majority of whose Share Capital with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by the Company, by one or more subsidiaries of the Company or by the Company and one or more of its subsidiaries or (ii) any other Person (other than a corporation) in which the Company, one or more of its subsidiaries, or the Company and one or more of its subsidiaries, directly or indirectly, at the date of determination thereof, own at least a majority of its ownership interest.

Super Majority Holders means holders of at least two thirds ( 2⁄3) in aggregate principal amount of the Securities then outstanding.

TIA means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as amended and in effect from time to time.

Trading Day means any day during which all of the following conditions are satisfied: (i) trading in the Ordinary Shares or ADSs representing Ordinary Shares generally occurs; (ii) there is no Market Disruption Event; and (iii) a VWAP for the Ordinary Shares or ADSs representing Ordinary Shares is provided on the New York Stock Exchange or, if the Ordinary Shares or ADSs representing Ordinary Shares are not then listed on the New York Stock Exchange, on the other U.S. securities market on which the Ordinary Shares or ADSs representing Ordinary Shares are then listed or quoted.

US$ means the dollar, currency of the United States that is the legal tender for the payment of debts from time to time.

VWAP means the volume-weighted average price.

VWAP of ADSs for the 20-trading-day period means the average VWAP of Ordinary Shares or ADSs representing Ordinary Shares on a per-Ordinary Share basis as displayed, or computed on the basis of the display, under the heading Bloomberg VWAP on Bloomberg page LDK.N (equity) AQR (or any equivalent successor page if such page is not available) in respect of the period from the scheduled open of trading on the principal trading market for the Ordinary Shares or ADSs representing Ordinary Shares to the scheduled close of trading on such market on each Trading Day (calculated to reflect the then-existing ratio between ADSs and Ordinary Shares), or if such VWAP is unavailable, the market value of one Ordinary Share on such Trading Day as the Board of Directors of the Company determines in good faith using a volume-weighted average method, during the 20-trading-day period immediately prior to (but excluding) the relevant date; provided that, in the event a Holder disagrees with the calculation of such Board of Directors of the Company, that Holder shall, at its own cost (or at the cost of the Company in the case of a manifest error in the above calculation of such Board of Directors of the Company), have the right to request the calculation to be done by a third-party independent financial institution.

Section 1.02 OTHER DEFINITIONS.

Term	Defined in Section
Additional Amounts	9.03
Adjustment Determination Date	9.05
Adjustment Event	9.05
ADS Custodian	4.13
Bankruptcy Law	5.01
Business Day	13.07
Conversion Agent	2.03
Conversion Cap	9.01
Conversion Date	9.02
Conversion Notice	Paragraph 7 of Security
Conversion Obligation	Paragraph 7 of Security
Conversion Rate	9.01
Custodian	5.01
Distributed Property	9.05
Event of Default	5.01
Ex Date	9.05
GAAP	1.04
Global Security	2.01
Judgment Currency	13.11
Legal Holiday	13.07
Merger	4.04
Notice of Default	5.01
Ordinary Share Restriction Termination Date	9.01
Participants	2.15
Paying Agent	2.03
Physical Securities	2.01
PIK Conversion	2.13(a)
PIK Conversion Period	2.13(a)
Private Placement Legend	2.17
Record Date	9.05
Reference Property	9.08

Relevant Taxing Jurisdiction	9.03
Registrar	2.03
Resale Restriction Termination Date	2.17
Spin-Off	9.05
Surviving Person	4.04
Transfer	4.02
Trigger Event	9.05
U.S. GAAP	1.04

Section 1.03 INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

All terms used in this Indenture that are defined by the TIA, defined by the TIA by reference to another statute or defined by any SEC rule under the TIA and not otherwise defined herein have the meanings so assigned to them.

Section 1.04 RULES OF CONSTRUCTION.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles (GAAP) or generally accepted accounting principles in the United States (U.S. GAAP) as applicable under the context and in effect from time to time;

(c) “or” is not exclusive;

(d) “including” means “including without limitation”;

(e) words in the singular include the plural and in the plural include the singular;

(f) provisions apply to successive events and transactions;

(g) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture; and

(h) references to currency shall mean the lawful currency of the United States of America, unless the context requires otherwise.

ARTICLE II. THE SECURITIES

Section 2.01 FORM AND DATING.

The Securities and the Trustee’s certificate of authentication shall be substantially in the form set forth in SCHEDULE 1, which is incorporated in and forms a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage, provided that such notations, legends or endorsements are in a form reasonably acceptable to the Company. Each Security shall be dated the date of its authentication.

Securities shall be issued initially in the form of one or more global Securities, substantially in the form set forth in SCHEDULE 1 (the Global Security), deposited with the Common Depositary, as common depositary for the Clearing Systems, registered in the name of the common depositary for the Clearing Systems or a nominee thereof, duly executed by the Company and authenticated by the Trustee as hereinafter provided and bearing the legend set forth in SCHEDULE 2 PART 2, with Securities offered and sold in reliance on Rule 144A to bear the additional legend set forth in SCHEDULE 2 PART 1. The aggregate principal amount of the Global Security may from time to time be increased or decreased by adjustments made on the records of the Common Depositary, as common depositary for the Clearing Systems, as hereinafter provided; provided that the aggregate principal amount of the Global Security or Securities shall not initially exceed the Preferred Obligations to the extent elected or assumed to have elected by the Initial Holders to exchange for Securities; provided, further, however that additional Securities may be issued to accommodate any PIK amount from time to time pursuant hereto.

Securities issued in exchange for interests in a Global Security pursuant to SECTION 2.15 may be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in SCHEDULE 1 (the Physical Securities) and, if applicable, bearing any legends required by SECTION 2.16.

The Securities issued on the Issue Date and the PIK Securities shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Securities shall include the Securities issued on the Issue Date and any PIK Securities. The principal amount or aggregate principal amount of any Security shall include any PIKed amount, as modified by any Conversion in accordance with these presents.

Section 2.02 EXECUTION AND AUTHENTICATION.

One duly authorized Officer shall sign the Securities for the Company by manual or facsimile signature.

A Security’s validity shall not be affected by the failure of an Officer whose signature is on such Security to hold, at the time the Security is authenticated, the same office at the Company.

A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

Upon receipt of a Company Order, the Trustee shall authenticate Securities for original issue as provided in SECTION 2.01, with the aggregate principal amount of the Securities outstanding at any time not to exceed the maximum amount permitted thereunder. In addition, in connection with the payment of PIKed interest, the Trustee shall upon receipt of a Company Order as provided in SECTION 2.15 authenticate and deliver PIK Securities for an aggregate principal amount specified in such Company Order for such PIK Securities issued hereunder.

Upon receipt of a Company Order, the Trustee shall authenticate Securities not bearing the Private Placement Legend to be issued to the transferee when sold pursuant to an effective registration statement under the Securities Act as set forth in SECTION 2.15(b).

The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent so appointed has the same rights as the Trustee to deal with the Company and its Affiliates.

The Securities shall be issuable only in registered form without interest coupons and only in denominations of US$1.00 principal amount and any integral multiples of US$1.00; provided that an increase in the principal amount of Securities as a result of the Company’s election to PIK may be added, and PIK Securities may be issued, in denominations of US$1.00 in accordance with SECTION 2.14.

Section 2.03 REGISTRAR, PAYING AGENT AND CONVERSION AGENT.

The Company and the Guarantors shall maintain, or shall cause to be maintained, (i) an office or agency in Luxembourg, where Securities may be presented for registration of transfer or for exchange, (ii) an office or agency in London, England, where Securities may be presented for payment and (iii) an office or agency in London, England, where Securities may be presented for conversion. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company and the Guarantors may appoint or change one or more co-Registrars, one or more additional paying agents and one or more additional conversion agents without notice and may act in any such capacity on its own behalf. The term Registrar includes any co-Registrar; the term Paying Agent includes any additional paying agent; and the term Conversion Agent includes any additional conversion agent.

The Company and the Guarantors shall enter into an appropriate agency agreement with any agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company and the Guarantors shall notify the Trustee and the Securities Agent of the name and address of any such agent not a party to this Indenture. If the Company and the Guarantors fail to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.

The Company and the Guarantors initially appoint The Bank of New York Mellon, London Branch, as Paying Agent and Conversion Agent, The Bank of New York Mellon (Luxembourg) S.A. as Transfer Agent and as Registrar, and The Bank of New York Mellon, London Branch as Cayman Collateral Agent.

Section 2.04 MONEY HELD BY PAYING AGENT.

Each Paying Agent shall hold for the benefit of the Holders or the Trustee all moneys held by the Paying Agent for the payment of the Securities, and shall notify the Trustee of any Default by the Company and the Guarantors in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds so paid by it. Upon payment over to the Trustee, the Paying Agent shall have no further liability for such money. If the Company acts as Paying Agent, it shall segregate and hold as a separate trust fund all money held by it as Paying Agent.

Section 2.05 HOLDERS LISTS.

The Securities Agent shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Securities Agent is not the Registrar, the Company shall furnish, or shall cause to be furnished, to the Trustee and the Securities Agent on or before each interest payment date and at such other times as the Trustee or the Securities Agent may request in writing a list, in such form and as of such date as the Trustee or the Securities Agent, as the case may be, may reasonably require, of the names and addresses of Holders appearing in the security register of the Registrar.

Section 2.06 TRANSFER AND EXCHANGE.

Subject to SECTIONS 2.15 and 2.16 hereof, where Securities are presented to the Registrar with a request to register their transfer or to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met. To permit registrations of transfer and exchanges, the Trustee shall authenticate Securities upon the Trustee’s receipt of a Company Order therefor.

No service charge shall be made for any transfer or exchange of Securities, except that the Company, the Guarantors, the Trustee or the Securities Agent may require payment of a sum sufficient to cover any tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Securities, other than exchanges pursuant to SECTION 2.10 or 9.05 not involving any transfer.

Section 2.07 REPLACEMENT SECURITIES.

If the Holder of a Security claims that the Security has been mutilated, lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall, upon receipt of a Company Order, authenticate a replacement Security upon surrender to the Trustee of the mutilated Security, or upon delivery to the Trustee of evidence of the loss, destruction or theft of the Security satisfactory to the Trustee and the Company. In the case of a lost, destroyed or wrongfully taken Security, if required by the Trustee or the Company, an indemnity bond must be provided by the Holder that is satisfactory to the Securities Agent, the Trustee and the Company to indemnify and hold harmless the Company, the Trustee and the Securities Agent from any loss which any of them may suffer if such Security is replaced. The Securities Agent, Trustee and the Company may charge such Holder for their expenses in replacing a Security.

In case any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security when due.

Every replacement Security is an additional obligation of the Company only as provided in SECTION 2.08.

Section 2.08 OUTSTANDING SECURITIES.

Securities outstanding at any time are all the Securities authenticated by the Trustee except for those converted, those cancelled by it, those delivered to it for cancellation and those described in this SECTION 2.08 as not outstanding. Except to the extent provided in SECTION 2.09, a Security does not cease to be outstanding because the Company or one of its Subsidiaries or Affiliates holds the Security.

If a Security is replaced pursuant to SECTION 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it, or a court holds, that the replaced Security is held by a protected purchaser.

If the Paying Agent (other than the Company) holds on the Maturity Date, money sufficient to pay the aggregate principal amount with respect to all Securities to be redeemed or paid upon maturity, plus, if applicable, accrued and unpaid interest, if any, payable as herein provided upon maturity, then (unless there shall be a Default in the payment of such aggregate principal amount, or of such accrued and unpaid interest), on and after such date such Securities shall be deemed to be no longer outstanding, interest on such Securities shall cease to accrue, and such Securities shall be deemed paid whether or not such Securities are delivered to the Paying Agent. Thereafter, all rights of the Holders of such Securities shall terminate with respect to such Securities, other than the right to receive the principal amount, plus, if applicable, such accrued and unpaid interest, in accordance with this Indenture. Notwithstanding the foregoing, a Holder shall be entitled to convert a Security on or prior to the Maturity Date pursuant to the terms and subject to the conditions herein contained, provided such Security has not been surrendered for payment upon maturity.

If a Security is converted in accordance with ARTICLE IX, then, from and after the time of such conversion on the Conversion Date, such Security shall cease to be outstanding, and interest, if any, shall cease to accrue on such Security, unless there shall be a Default in the payment or delivery of the consideration payable hereunder upon such conversion.

Section 2.09 SECURITIES HELD BY THE COMPANY, THE SUBSIDIARY GUARANTOR OR AN AFFILIATE.

In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver or consent (including the determination of Majority Holders), Securities owned by the Company, the Subsidiary Guarantor or any of their respective Affiliates shall be considered as though not outstanding, except that, for the purposes of determining whether a Responsible Officer of the Trustee or the Securities Agent, as applicable, shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee or the Securities Agent, as applicable, has received an Officer’s

Certificate shall be so disregarded. Securities so owned which have been pledged in good faith may be considered to be outstanding for purposes of this SECTION 2.09 if the pledgee establishes, to the satisfaction of the Trustee or the Securities Agent, as applicable, the pledgee’s right so to concur with respect to such Securities and that the pledgee is not, and is not acting at the direction or on behalf of, the Company, an Affiliate of the Company, the Subsidiary Guarantor, or any such other obligor or an Affiliate of such other obligor on the Securities. In the event of a dispute or uncertainty as to whether the pledgee has established the foregoing, the Trustee and the Securities Agent may rely on the advice of counsel or on an Officer’s Certificate.

Section 2.10 TEMPORARY SECURITIES.

Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall, upon receipt of a Company Order, authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of a Company Order, shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, each temporary Security shall in all respects be entitled to the same benefits under this Indenture as definitive Securities, and such temporary Securities shall be exchangeable for definitive Securities in accordance with the terms of this Indenture.

Section 2.11 CANCELLATION.

The Company at any time may deliver Securities to the Paying Agent for cancellation. The Registrar and the Trustee shall forward to the Paying Agent any Securities surrendered to them for transfer, exchange, payment or conversion. The Paying Agent shall promptly cancel all Securities surrendered for transfer, exchange, payment, conversion or cancellation in accordance with its customary procedures. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Paying Agent for cancellation or that any Holder has converted pursuant to ARTICLE IX. All cancelled Securities held by the Paying Agent shall be destroyed, and certification of their destruction shall be delivered to the Company (upon prior written notice) unless the Company shall, by a Company Order, direct that cancelled Securities be returned to it.

Section 2.12 DEFAULTED INTEREST.

If and to the extent that the Company defaults in a payment of interest on the Securities, the Company shall pay in cash the defaulted interest in any lawful manner plus, to the extent not prohibited by applicable statute or case law, interest on such defaulted interest at the rate provided in the Securities. The Company shall pay the defaulted interest (plus interest on such defaulted interest) to the persons who are Holders on a subsequent special record date. The Company shall fix such record date and payment date. At least 15 calendar days before the record date, the Company shall mail to the Trustee and Holders a notice that states the record date, payment date and amount of interest to be paid. Upon the due payment in full, interest shall no longer accrue on such defaulted interest pursuant to this SECTION 2.12.

Section 2.13 DEPOSIT OF MONEYS.

Prior to 10:00 a.m., Hong Kong time, at least one (1) Business Day prior to each interest payment date or the Maturity Date, the Company shall have deposited with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust in accordance with SECTION 2.04) money, in funds immediately available on such date, sufficient to make cash payments, if any, due on such interest payment date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such interest payment date or Maturity Date, as the case may be, unless:

(a) in connection with any interest installment payment, the Company shall have elected not to pay cash for such interest installment by giving a written notice (substantially in the form of the notice in Schedule 7) (the PIK Notice) to the Trustee, the Conversion Agent and the Paying Agent by 10:00 a.m.,

Hong Kong time, on the date no later than 15 Business Days before the relevant interest payment date, in which case (A) on the relevant interest payment date, the Company shall PIK in accordance with SECTION 2.14, and (B) the Trustee shall as soon as practicable give such notice to each Holder of such election by the Company; provided, however, that if any Holder shall have delivered to the Company, the Conversion Agent and the Trustee an Interest Conversion Notice at any time after the afore-said election is made by the Company but on or prior to the fifth Business Day after the relevant interest payment date (the PIK Conversion Period), irrevocably notifying the Company, the Conversion Agent and the Trustee that it has elected to convert PIK Securities into Ordinary Shares or ADSs on the basis of the Conversion Price at the Interest Conversion Rate, the Company shall convert or cause to be converted such Holder’s PIKed amount and issue or cause to be issued to that Holder, within five Business Days of the relevant Conversion Date, Ordinary Shares or ADSs (as applicable) on the basis of the Conversion Price at the Interest Conversion Rate (except for any cash payment in lieu of a fractional Ordinary Share or ADS which may be payable under SECTION 9.02(b)), subject to the provisions of SECTION 4.13, SECTION 9.01 and SECTION 9.02 (as applicable) (PIK Conversion).;

(b) in connection with the principal payment due on Initial Maturity Date, at the option of the Super Majority Holders, which may be exercised one or more times, notifying the Company, the Trustee and the Conversion Agent in writing 15 Business Days prior to the Initial Maturity Date (or any subsequent Maturity Date as extended by the Super Majority Holders as permitted herein, as the case may be), (i) the relevant Maturity Date will be extended as stated in the written notice of the Super Majority Holders and/or (ii) the Company shall make the payment of principal and interest due on the Maturity Date with ADSs at VWAP for 20-trading-day period immediately prior to (but excluding) the relevant Maturity Date, as so extended, in which case the Company shall issue to the Holder within five Business Days following the relevant Maturity Date certificates evidencing the relevant number of Ordinary Shares on the basis of the Conversion Price at the Conversion Rate or Interest Conversion Rate, as the case may be, equal to the price per Ordinary Share by referring to the VWAP of ADSs for the 20-trading-day period immediately prior to (but excluding) such Maturity Date (except for any cash payment in lieu of a fractional Ordinary Share or ADS which may be payable under SECTION 9.02(b)), with further deposit of such Ordinary Shares for the issuance of ADSs by the ADS Depositary to comply with provisions of SECTION 4.13, SECTION 9.01 and SECTION 9.02 (as applicable); provided, however, that, to the extent that any of the Ordinary Shares contemplated under this SECTION 2.13 shall constitute a Restricted Security, if issued or delivered, the Company shall issue such Ordinary Shares with the certificates to bear the Private Placement Legend until the Ordinary Share Restriction Termination Date; and

(c) The Company may not PIK in lieu of paying interest in cash if such interest is payable with respect to any principal amount that is due and payable, whether at Final Maturity, upon redemption, repurchase or otherwise except as elected by the Super Majority holders in accordance with paragraph (b)(ii) above.

Section 2.14 PIKED AMOUNTS

(a) In the event the Company elects to PIK:

(i) PIK Securities will be issued under temporary ISIN numbers, which will be created on the relevant interest payment date;

(ii) with respect to Securities represented by one or more Global Securities;

(A) the Company shall instruct the Trustee and Paying Agent, through the PIK Notice (as a Company Order), to increase the outstanding principal amount of such Global Securities by the required amount (rounded up to the nearest whole dollar) on the relevant interest payment date by making the appropriate amendments to the schedule of increase or reduction in principal amount of securities of the relevant Global Securities outstanding; or

(B) no later than two Business Days prior to the relevant interest payment date, the Company shall deliver to the Trustee the required amount of new PIK Securities represented by a temporary Global Security (rounded up to the nearest whole dollar) and a Company Order to authenticate and deliver such PIK Securities on the relevant interest payment date; or

(iii) with respect to Securities represented by Physical Securities, no later than two Business Days prior to the relevant interest payment date, the Company shall deliver to the Trustee the required amount of new PIK Securities represented by Physical Securities (rounded up to the nearest whole dollar) and a Company Order to authenticate and deliver such PIK Securities on the relevant interest payment date.

(b) Any PIK Securities shall, after being executed and authenticated pursuant to SECTION 2.02, be (i), if such PIK Securities are Physical Securities, delivered to the Person entitled thereto at the address as shown on the register maintained by the Registrar for the Physical Securities as of the relevant record date or (ii), if such PIK Securities are Global Securities, deposit of such PIK Securities will be effected only through a book-entry system maintained by the Clearing Systems.

(c) The Securities representing the principal amount and the PIK Securities will become fungible after ten Business Days following the end of the PIK Conversion Period.

Section 2.15 BOOK-ENTRY PROVISIONS FOR GLOBAL SECURITIES.

(a) The Global Securities initially shall (i) be registered in the name of the Common Depositary or the nominee of the Common Depositary, (ii) be delivered to the Common Depositary as common depositary for the Clearing Systems and (iii) bear legends as set forth in SECTION 2.17.

(b) Members of, or participants in, the Clearing Systems (Participants) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Common Depositary, and the Common Depositary may be treated by the Company, the Trustee and the Securities Agent and any agent of the Company, the Trustee and the Securities Agent as the absolute owner of the Global Security for all purposes whatsoever, and the beneficial owners of the Global Security will be entitled only to those rights and benefits afforded to them in accordance with the Common Depositary’s regular operating procedures.

(c) Transfers of Global Securities shall be limited to transfers in whole, but not in part, to the Common Depositary, its successors or their respective nominees. In addition, Physical Securities shall be transferred to all beneficial owners, as identified by the Common Depositary, in exchange for their beneficial interests in Global Securities only if (i) the Common Depositary notifies the Company that the Common Depositary is unwilling or unable to continue as depositary for any Global Security and a successor Common Depositary is not appointed by the Company within 90 days of such notice or cessation or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Common Depositary to issue Physical Securities.

(d) In connection with the transfer of a Global Security in its entirety to beneficial owners, such Global Security shall be deemed to be surrendered to the Paying Agent for cancellation, and the Company shall execute, and the Trustee shall upon receipt of a Company Order authenticate and deliver, to each beneficial owner identified by the Common Depositary in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Physical Securities of authorized denominations.

(e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to SECTION 2.14(b) shall, except as otherwise provided by SECTION 2.15, bear the Private Placement Legend.

(f) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(g) Notwithstanding any other provisions in this Indenture, so long as a Security is a Global Security registered in the name of the Common Depositary or the nominee of the Common Depositary, the parties hereto will be bound at all times by the applicable procedures of the Clearing Systems with respect to such Security.

Section 2.16 SPECIAL TRANSFER PROVISIONS.

(a) RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL SECURITIES. Notwithstanding any other provisions of this Indenture, but except as provided in SECTION 2.15(b), a Global Security may not be transferred except as a whole by the Common Depositary to a nominee of the Common Depositary or by a nominee of the Common Depositary to the Common Depositary or another nominee of the Common Depositary or by the Common Depositary or any such nominee to a successor Common Depositary or a nominee of such successor Common Depositary.

(b) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend unless such Securities constitute Restricted Securities. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the requested transfer is after the Resale Restriction Termination Date, (ii) there is delivered to the Trustee, the Securities Agent and the Company an opinion of counsel reasonably satisfactory to the Company and addressed to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act, or (iii) such Securities have been sold pursuant to an effective registration statement under the Securities Act and the Holder selling such Securities has delivered to the Registrar a notice in the form of SCHEDULE 3 hereto. To the extent that the registration statement on form F-3 is available for the Company to use pursuant to the Securities Act, upon the effectiveness, under the Securities Act, of a shelf registration statement (as contemplated in the Registration Rights Agreement), the Company shall deliver to the Trustee and the Securities Agent a notice of effectiveness, a Global Security or Global Securities, which do not bear the Private Placement Legend, a Company Order and an Opinion of Counsel in the form of SCHEDULE 4 hereto, and, if required by the Clearing Systems, the Company shall deliver to the Clearing Systems a letter of representations in a form reasonably acceptable to the Clearing Systems. To the extent that the registration statement on form F-3 is available for the Company to use pursuant to the Securities Act, upon the effectiveness, under the Securities Act, of any post-effective amendment to the shelf registration statement (as contemplated in the Registration Rights Agreement) and upon the effectiveness, under the Securities Act, of any subsequent shelf registration statement (as contemplated in the Registration Rights Agreement), the Company shall deliver to the Trustee and the Securities Agent a notice of effectiveness and an Opinion of Counsel in the form of SCHEDULE 4 hereto. Upon any sale, pursuant to such shelf registration statement, of a beneficial interest in a Global Security that theretofore constituted a Restricted Security and delivery of appropriate evidence thereof to the Trustee and the Securities Agent, and upon any sale or transfer of a beneficial interest in connection with which the Private Placement Legend will be removed in accordance with this Indenture, the Trustee shall increase the principal amount of the Global Security that does not constitute a Restricted Security by the principal amount of such sale or transfer and likewise reduce the principal amount of the Global Security that does constitute a Restricted Security.

(c) GENERAL. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture and as permitted by applicable law.

(d) The Registrar shall retain copies of all letters, notices and other written communications received pursuant to SECTION 2.15 or this SECTION 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications during business hours on any Business Day upon the giving of reasonable written notice to the Registrar.

(e) TRANSFERS OF SECURITIES HELD BY AFFILIATES. Any certificate (i) evidencing a Security that has been transferred to an Affiliate within one (1) year after the Issue Date, as evidenced by a notation on the assignment form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Security that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until one (1) year after the last date on which the Company or any Affiliate was an owner of such Security (or such longer period of time as may be required under the Securities Act or applicable state securities laws), in each case, bear the Private Placement Legend, unless otherwise agreed by the Company (with written notice thereof to the Trustee and the Securities Agent).

Section 2.17 RESTRICTIVE LEGENDS.

Each Global Security and Physical Security that constitutes a Restricted Security shall bear the legend (the Private Placement Legend) as set forth in SCHEDULE 2 PART 1 on the face thereof until six months from the later of (i) the Issue Date and (ii) the last date on which the Company or any Affiliate was the owner of such Security (or any predecessor security) (or such longer period of time as may be required under the Securities Act or applicable state securities laws, as set forth in an Opinion of Counsel, unless otherwise agreed between the Company and the Holder thereof) (such date, the Resale Restriction Termination Date).

Each Global Security shall also bear the legend as set forth in SCHEDULE 2 PART 2.

Section 2.18 RANKING.

The Securities are (a) general obligations of the Company, guaranteed by the Guarantors on a senior basis subject to the limitations set forth in SECTION 10.06 hereof, (b) senior in right of payment to any existing and future obligations of the Company expressly subordinated in right of payment to the Securities, (c) at least pari passu in right of payment with all unsecured, unsubordinated Indebtedness of the Company (subject to any priority rights of such unsubordinated Indebtedness pursuant to applicable law), (d) effectively subordinated to the other secured obligations of the Company and the Guarantors, to the extent of the value of the assets serving as security therefor, and (e) effectively subordinated to all existing and future obligations of the non-guarantor Subsidiaries.

Pursuant to the pledge of the Collateral by the Company as set forth in the Security Documents and ARTICLE XI and subject to the limitations described therein, the Securities (x) are entitled to a first priority security interest on the Collateral (subject to no Liens other than those permitted by the terms of this Indenture) shared on a pari passu basis with each other; and (y) rank effectively senior in right of payment to unsecured obligations of the Company with respect to the value of the Collateral pledged by the Company securing the Securities (subject to any priority rights of such unsecured obligations pursuant to applicable law).

ARTICLE III. NO OPTIONAL REDEMPTION

The Securities shall not be redeemable by the Company prior to the Maturity Date.

ARTICLE IV. COVENANTS

Section 4.01 TREATMENT OF OTHER CREDITORS.

(a) Prior to the Maturity Date, the Company shall not agree with any of the Scheme Creditors to treat such Scheme Creditor’s claim in any manner more favorable than the terms afforded to them as set forth in the Schemes (including by obtaining a recovery through any set-off or enforcement against the Company or any Subsidiary as guarantor or reaching agreement with any Subsidiary as guarantor).

(b) The Company shall not agree to amend, restate, supplement or replace the terms of the Senior Indenture, unless (A) such amendment, restatement, supplement or replacement of terms is also offered to the Trustee for the Holders or (B) such amendment, restatement, supplement or replacement of terms is for the sole purpose of curing any manifest error, ambiguity, defect, omission or inconsistency in the Senior Indenture, or is required to comply with mandatory provisions of applicable law as evidenced by an Opinion of Counsel.

Section 4.02 LIMITATION ON ASSET SALES

The Company will not consummate any Asset Sale or procure any of its Subsidiaries to consummate any Asset Sale unless (A) the consideration received by the Company is at least equal to the Fair Market Value of the Capital Stock, assets or properties sold or disposed of, and (B) where immediately after giving effect to such Asset Sale on a pro forma basis, no Default or Event of Default shall have occurred and be continuing or would result therefrom.

The Company will not consummate, and will not permit any of its Offshore Subsidiaries to consummate, any direct or indirect sale, disposition, conveyance or transfer (any of the foregoing, a “Transfer”) by the Company or an Offshore Subsidiary of any of its property or assets located outside Mainland China (including an equity interest in any entity organized in a jurisdiction other than Mainland China), in a transaction or a series of related transactions unless (a) such Transfer is in the ordinary course of business; or (b) the proceeds from any such Transfer, net of any related expenses or any debt or liens that must be discharged, are used by the Company or such Offshore Subsidiary as working capital or for general corporate purposes; provided such proceeds are not remitted to Mainland China.

Section 4.03 NEGATIVE PLEDGE.

The Company will not, and will procure that Subsidiaries will not, create or permit to be outstanding any Liens (other than Permitted Liens) upon the whole of, or with respect to, any of present or future business, undertaking, properties, assets or revenues (including any uncalled capital) of the Company or, as the case may be, any of its Subsidiaries to secure any Indebtedness, unless at the same time or prior thereto, the Company’s obligations under the Securities and this Indenture are secured at least equally and ratably therewith to the satisfaction of the Trustee.

Section 4.04 CONSOLIDATION, MERGER AND SALE OF ASSETS

The Company will not consolidate with, or merge with or into, another Person, permit any Person to merge with or into it, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets (computed on a consolidated basis) in one transaction or a series of related transactions to any Person (the consummation of any such transaction or series of related transactions, a Merger), unless:

(a) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such Merger or that acquired or leased such property and assets (the Surviving Person) shall be a corporation organized and validly existing under the laws of the Cayman Islands, or under the laws of any other country, provided that such other country has, at the time of such Merger, a long-term credit rating of not lower than the then rating by one of S&P or Moody’s of Mainland China, and such Surviving Person shall expressly assume, by way of supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal and premium, if any, and interest on all Securities, and the performance and observance of, all the obligations of the Company under this Indenture and the Securities, and this Indenture and the Securities shall remain in full force and effect;

(b) immediately after giving effect to such Merger on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Surviving Person or any Subsidiary as having been Incurred at the time of such transaction) no Event of Default shall have occurred and be continuing or would result therefrom;

(c) the corporation formed by such transaction, or the Person that acquired such properties and assets, shall expressly agree to indemnify each Holder against any Taxes payable by withholding or deduction thereafter imposed on any Holder solely as a consequence of such Merger with respect to the payment of principal, premium (if any) and interest on the Securities, on substantially the same terms and subject to the same exceptions as under ARTICLE VII; and

(d) the Company furnishes to the Trustee and, upon request, any Holder (A) an Officer’s Certificate setting out the arithmetic computations establishing compliance with the conditions precedent provided in SECTION 4.04(b) and such other relevant information as the Trustee or the relevant Holders may reasonably require in relation to establishing such compliance and (B) an opinion of independent legal advisers of recognized standing in the relevant jurisdiction of the Surviving Person, subject to customary qualifications and exceptions, stating that such Merger and such supplemental indenture complies with this provision and that all conditions precedent provided in SECTIONS 4.04(a) and (c) relating to such transaction have been complied with and the Trustee shall be entitled to accept such certificate and opinion as sufficient evidence thereof, in which event it shall be conclusive and binding on the Holders.

Section 4.05 PAYMENT OF SECURITIES.

(a) The Company or, as the case may be, the Guarantors shall pay all amounts due with respect to the Securities on the dates and in the manner provided in the Securities and this Indenture. All such amounts shall be considered paid on the date due if the Paying Agent holds (or, if the Company is acting as Paying Agent, the Company has segregated and holds in trust in accordance with SECTION 2.04) on that date money sufficient to pay the amount then due with respect to the Securities, unless there shall be a Default in the payment of such amounts to the respective Holder(s). The Company or, as the case may be, the Guarantors will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities, which amounts shall be paid (A) in the case of a Security that is in global form, by wire transfer of immediately available funds to the account designated by the Paying Agent; and (B) in the case of a Security that is held, other than global form, by wire transfer of immediately available funds to the account specified by such Holder. The Company shall pay, in cash, interest on any overdue principal amount (including, to the extent permitted by applicable law, overdue of default interest) at the rate borne by the Securities.

(b) Notwithstanding any provision to the contrary of this SECTION 4.05 and to the extent that, in connection with any interest installment payment, the Company shall, as permitted by SECTION 2.13, have elected not to pay cash for such interest installment pursuant thereto, the Company shall PIK with respect to such interest installment payment pursuant hereto; provided that the Holders may elect to convert the PIK Securities into Ordinary Shares or ADSs in accordance with SECTION 2.13(a).

(c) In connection with the payment due on the Maturity Date, at the option of the Super Majority Holders, (i) such Maturity Date will be extended and/or (ii) the payment due on the Maturity Date shall be made with ADSs, in each case, in accordance with SECTION 2.13(b).

Section 4.06 MAINTENANCE OF OFFICE OR AGENCY.

The Company and the Guarantors will maintain, or cause to be maintained, in London, England, an office or agency (which may be an office of the Securities Agent or an affiliate of the Securities Agent, Registrar or co-Registrar) where Securities may be surrendered for registration of transfer or exchange, payment or conversion. The Company and/or the Guarantors will give prompt written notice to the Trustee and the Securities Agent of the location, and any change in the location, of such office or agency. If at any time the Company and the Guarantors shall fail to maintain, or fail to cause to maintain, any such required office or agency or shall fail to furnish the Trustee and the Securities Agent with the address thereof, such presentations and surrenders may be made or served at the Specified Corporate Trust Office of the Securities Agent. The Company and the Guarantors will maintain, or cause to be maintained, in London, England, an office or agency where notices and demands to or upon the Company and the Guarantors in respect of the Securities and this Indenture may be served, provided that such office or agency may instead be at the principal offices of the Company and the Guarantors located in the United States.

The Company and the Guarantors may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company and the Guarantors of their respective obligation to maintain an office or agency in London, England for such purposes. The Company will give prompt written notice to the Trustee and the Securities Agent of any such designation or rescission and of any change in the location of any such other office or agency.

The Company and the Guarantors hereby designate the specified office of the Securities Agent as an agency of the Company and the Guarantors in accordance with SECTION 2.03.

Section 4.07 RULE 144A INFORMATION, ANNUAL REPORTS AND SEC REPORTS.

(a) At any time when the Company is not subject to, or is in violation of, Section 13 or Section 15(d) of the Exchange Act, the Company shall promptly provide to the Trustee and the Securities Agent and shall, upon request, provide to any Holder, beneficial owner or prospective purchaser of Securities, Ordinary Shares or ADSs issued upon conversion or in payment of any Securities, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Securities, Ordinary Shares or ADSs pursuant to Rule 144A; provided, however, that the Company shall not be obligated to provide such information if none of the outstanding Securities constitute Restricted Securities. The Company shall take such further action as any Holder or beneficial holder of such Securities or ADSs may reasonably request in writing to the extent required from time to time to enable such Holder or beneficial holder to sell its Securities, Ordinary Shares or ADSs in accordance with Rule 144A, as such rule may be amended from time to time.

(b) The Company shall comply with all the filing requirements under the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder and the applicable listing and corporate governance rules and regulations of the New York Stock Exchange and, if delisted from the New York Stock Exchange, the Alternate Exchange.

(c) The Company shall file all reports required to be filed with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act or the rules and regulations thereunder which would permit such termination. The Company shall deliver to the Trustee and the Securities Agent, no later than the time such report is required to be filed with the SEC pursuant to the Exchange Act, a copy of each report the Company is so required to file with the SEC pursuant to Section 13 or Section 15(d) or the Exchange Act; provided, however, that the Company shall not be required to deliver to the Trustee or the Securities Agent any material for which the Company has sought and received confidential treatment by the SEC; provided further, that each such report will be deemed to be so delivered to the Holders if the Company files such report with the SEC through the SEC’s EDGAR database no later than the time such report is required to be filed with the SEC pursuant to the Exchange Act. In the event that, notwithstanding the covenant set forth in the first sentence of this SECTION 4.07, the Company is at any time no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Company shall continue to provide the Trustee and the Securities Agent and each Holder, within 30 days after the date the Company would have been required to file such reports with the SEC, annual and interim consolidated financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC if the Company were subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company’s independent registered public accounting firm as such would be required in such reports filed with the SEC and, in each case, together with a management’s discussion and analysis of financial condition and results of operations which would be so required. The Company also shall comply with the other provisions of TIA Section 314(a). All references in this Indenture to reports “filed” with the SEC shall include any report furnished or submitted to the SEC by the Company.

Section 4.08 COMPLIANCE CERTIFICATE.

The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company or within 14 days of a written request from the Trustee, or, if earlier, by the date the Company is, or would be, required to file with the SEC the Company’s annual report (whether on Form 20-F under the Exchange Act or another appropriate form) for such fiscal year or upon written request of the Trustee, a certificate of two or more Officers as required by TIA Section 314(a)(4), stating whether or not the signatories to such certificate have actual knowledge of any Default or Event of Default by the Company in performing any of its obligations under this Indenture, the Security Documents or the Securities (without regard to any period of grace or requirement of notice hereunder or thereunder). If such signatories do know of any such Default or Event of Default, then such certificate shall describe the Default or Event of Default and its status.

Section 4.09 STAY, EXTENSION AND USURY LAWS.

Each of the Company and the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors (in each case, to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.10 CORPORATE EXISTENCE.

Subject to this ARTICLE IV, each of the Company and the Subsidiary Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Subsidiaries, in accordance with the respective organizational documents of the Company, the Subsidiary Guarantor and of each of their respective Subsidiaries, and the rights (charter and statutory), licenses and franchises of the Company, the Subsidiary Guarantor and of their respective Subsidiaries; provided, however, that neither the Company nor the Subsidiary Guarantor shall be required to preserve any such right, license or franchise, or the corporate existence of any Subsidiary if, in the good faith judgment of the Board of Directors of the Company or the Subsidiary Guarantor, as the case may be, (i) such preservation or existence is not material to the conduct of business of the Company or the Subsidiary Guarantor, as the case may be, each on a consolidated basis, and (ii) the loss of such right, license or franchise or the dissolution of such Subsidiary does not have a material adverse impact on the Holders in their capacity as such.

Section 4.11 NOTICE OF DEFAULT.

Upon the Company becoming aware of the occurrence of any Default or Event of Default, the Company shall give prompt written notice of such Default or Event of Default, and any remedial action proposed to be taken, to the Trustee and the Securities Agent.

Section 4.12 FURTHER INSTRUMENTS AND ACTS.

Upon request of the Trustee or the Securities Agent, each of the Company and the Guarantors shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.13 DELIVERY OF ORDINARY SHARES; ISSUANCE OF ADSs.

(a) Whenever ADSs are required to be issued hereunder, whether upon conversion of any Securities into ADSs or otherwise:

(i) if the Company shall have received an irrevocable instruction from the Holder instructing the Company to implement the actions contemplated in sub-clauses (B) and (C) below in the form set forth in Schedule 6 hereto, the Company shall within five Business Days of the relevant Conversion Date:

(A) cause the Company Secretary to update the Register of Members to evidence the issuance and registration of the relevant Ordinary Shares in the name of the Holder;

(B) immediately after the Register of Members is updated pursuant to the preceding sub-clause, cause the Company Secretary to further update the Register of Members by cancelling the registration pursuant to the preceding sub-clause and by recording the registration of such Ordinary Shares in the name of the ADS Depositary and to concurrently issue an unlegended certificate representing such Ordinary Shares;

(C) cause the above-referenced unlegended certificate to be deposited with the custodian for the ADS Depositary (the ADS Custodian) (as contemplated in the Deposit Agreement) and for an extract of the updated Register of Members evidencing the registration of such Ordinary Shares in the ADS Depositary’s name to be provided to the ADS Depositary, in order for the ADS Depositary to issue the relevant ADSs pursuant to the Deposit Agreement; and

(D) provide the ADS Custodian with an officer’s certificate for the ADS Depositary in the form required by the ADS Depositary pursuant to the Deposit Agreement; and

(ii) upon receipt (1) by the ADS Custodian from the Holder of a letter of transmittal, in the form as required by the Deposit Agreement and available on the ADS Depositary’s website and confirming, among other things, that the Ordinary Shares being deposited have either been registered under the Securities Act or are exempt therefrom, addressed to the ADS Depositary relating to the issuance of the relevant ADSs and (2) by the ADS Depositary of the payment of the relevant ADS issuance fees from the Holder, the Company shall immediately cause the ADS Depositary to issue the relevant ADSs in book-entry form to the account of the Holder as indicated in its letter of transmittal referred to above; and

(iii) with respect to any Holder which holds Ordinary Shares which were issued bearing a Private Placement Legend upon a conversion or PIK Conversion, the Company shall be obligated to take the actions set forth in SECTION 4.13(a)(i)(B), (C) and (D) and 4.13(a)(ii) within five Business Days of its receipt of the irrevocable instruction described in SECTION 4.13(a)(i)(Y), provided that such Ordinary Shares are eligible for deposit with the ADS Custodian against the issuance of unrestricted ADSs in accordance with applicable securities laws and the deposit agreement.

(b) Each Holder making a request to the Company in connection with a conversion hereunder shall (A) have surrendered the relevant Securities for such conversion, (B) have certified in writing, among other things as may be required by the ADS Depositary, its status as an affiliate or non-affiliate, as the case may be, of the Company within the meaning of Rule 144 and (C) have provided any other information or documentation required by the ADS Depositary or the ADS Custodian in connection with each deposit of the Ordinary Shares and issuance and delivery of the ADSs.

Section 4.14 LISTING OF ADSs.

The Company shall use its best efforts to cause the ADSs to remain listed on the New York Stock Exchange, and, if delisted from the New York Stock Exchange, to obtain an alternate listing on a reputable national exchange as soon as possible (an Alternate Exchange).

The Company shall use its best efforts to cause the ADSs issuable upon conversion and/or in payment of the Securities to be listed on the New York Stock Exchange (if the ADSs are then listed thereon) or an Alternate Exchange (if the ADSs are then listed thereon).

The Company shall comply with the terms of the Registration Rights Agreement.

Section 4.15 IMPAIRMENT OF SECURITY INTEREST.

(a) The Company will not, and will not cause or permit any of its Subsidiaries to, take or knowingly or negligently omit to take, any action which action or omission might or would have the result of materially impairing the security interests with respect to any Collateral for the benefit of the Trustee, the Collateral Agents and the Holders, and the Company will not, and will not cause or permit any of its Subsidiaries to, grant to any Person other than the Collateral Agents, for the benefit of the Trustee and the Holders, any interest whatsoever in any of the Collateral; provided that nothing in this provision shall restrict the discharge or release of the Collateral in accordance with this Indenture and the Security Documents; and provided, further, that no Security Document may be amended, extended, renewed, restated, supplemented or otherwise modified or replaced, unless contemporaneously with such amendment, extension, replacement, restatement, supplement, modification or renewal, the Company delivers to the Trustee either (1) a solvency opinion from an internationally recognized investment bank or accounting firm, in form and substance satisfactory to the Trustee confirming the solvency of the Company and its Subsidiaries, taken as a whole, after giving effect to any transactions related to such amendment, extension, renewal, supplement, modification or replacement or (2) an opinion of counsel, in form and substance reasonably satisfactory to the Trustee (subject to customary exceptions and qualifications), confirming that, after giving effect to any transactions related to such amendment, extension, renewal, restatement, supplement, modification or replacement, the Lien or Liens securing the Securities created under the Security Documents so amended, extended, renewed, restated, supplemented, modified or replaced are valid and perfected Liens not otherwise subject to any limitation, imperfection, or new waiting period for perfection, in equity or at law, that such Lien or Liens were not otherwise subject to immediately prior to such amendment, extension, renewal, restatement, supplement, modification or replacement.

(b) At the direction of the Company and without the consent of the Holders, the Collateral Agents may from time to time enter into one or more amendments to the Security Documents to: (i) cure any ambiguity, omission, defect or inconsistency therein, (ii) add to the Collateral or (iii) make any other change thereto that does not adversely affect the rights of the Holders in any material respect.

(c) In the event that the Company complies with this SECTION 4.14, the Trustee and the Collateral Agents shall (subject to customary protections and indemnifications) consent to such amendment, extension, renewal, restatement, supplement, modification or replacement with no need for instructions from Holders.

Section 4.16 PERFECTION OF SECURITY INTERESTS.

The Company shall, and shall procure that each of its Subsidiaries shall, at its own expense, execute and do all such acts and things and provide such assistance as the Collateral Agents may require (i) for registering any Security Documents in any required register and for perfecting or protecting the security intended to be afforded by such Security Documents; and (ii) if such Security Documents have become enforceable, for facilitating the realization of all or any part of the assets which are subject to such Security Documents and for facilitating the exercise of all powers, authorities and discretions vested in the Collateral Agents or in any receiver of all or any part of those assets. The Company shall, and shall procure that each of its Subsidiaries shall, execute all transfers, conveyances, assignments and releases of that property whether to the Collateral Agents or to their respective nominees and give all notices, orders and directions which the Collateral Agents may request.

Section 4.17 DIVIDEND POLICY.

Each of the Company and the Guarantors undertakes to monitor the dividend policy of the Subsidiaries, and the Subsidiary Guarantor undertakes to monitor the dividend policy of its own subsidiaries, to ensure that each Subsidiary/subsidiary will maximize its dividends pay-out, to the extent that it is in compliance with all laws, regulations, GAAP and other accounting practices, constitutional documents and other contractual obligations applicable to such Subsidiary/subsidiary and subject always to the financial condition of such Subsidiary/subsidiary (including cash flow and capital expenditure) and subject always to any requirement to retain earnings in line with such Subsidiary’s/subsidiary’s accounting policies.

ARTICLE V. DEFAULTS AND REMEDIES

Section 5.01 EVENTS OF DEFAULT.

The occurrence and continuance of the following events (whether the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute an event of default (Event of Default):

(a) failure to pay the principal of, or premium, if any, on, any Security when the same becomes due and payable, whether on or before the Maturity Date, unless the Super Majority Holders have elected to extend the Maturity Date or to receive ADSs or Ordinary Shares (as the case may be) in lieu or a combination of both pursuant to provisions of SECTION 5.03;

(b) failure to pay an interest installment or any other amount on any Security when due, if such failure continues for 30 days after the date when due, subject to the Company’s right to elect to PIK under SECTION 2.13;

(c) failure to satisfy the Conversion Obligation upon exercise by a Holder of its conversion rights pursuant to its Securities, except if such failure results from the Company’s compliance of its obligations under SECTION 9.01(b)(ii);

(d) failure to provide on a timely basis a compliance certificate as required by SECTION 4.08 or any notice of Default or Event of Default pursuant to SECTION 4.11 if such failure continues for 30 days after the date when due;

(e) failure to comply with any other term, covenant or agreement set forth in the Securities or this Indenture;

(f) in respect of an aggregate principal amount then outstanding of US15,000,000 or more, (i) default by the Company or any of its Offshore Subsidiaries in the payment when due, after the expiration of any applicable grace period, of principal of, or premium, if any, or interest on, Indebtedness for money borrowed, (ii) or the acceleration of Indebtedness of the Company or any of its Subsidiaries for money borrowed so that it becomes due and payable prior to the date on which it would otherwise become due and payable or (iii) any combination of (i) or (ii); provided that if the Company defaults in any payment in relation to any securities issued pursuant to the Schemes other than the Securities, an Event of Default will occur immediately upon such default constitutes an “Event of Default” under such securities;

(g) failure of the Company or any of its Subsidiaries, for 60 days, to pay, bond or otherwise discharge any judgments or orders for the payment of money the total uninsured amount of which for the Company or any of its Subsidiaries exceeds US$15,000,000, which are not stayed on appeal;

(h) a voluntary or involuntary case or other proceeding is commenced under any applicable Bankruptcy Law, insolvency law or similar law now or hereafter in effect, seeking the appointment of any Custodian to, or to the property of, the Company, the Subsidiary Guarantor or any of the Company’s Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, save for the applications of Chapter 11 or Chapter 15 of Title 11 of the United States Code as expressly contemplated under the Schemes and any other application or procedures commenced by the Company or the Subsidiary Guarantor solely for the purpose of seeking recognition of the restructuring implemented by the Schemes, a court of competent jurisdiction enters an order or decree under any Bankruptcy Law; provided, however, that such case or proceeding shall not have been withdrawn or dismissed within 45 days;

(i) the Company, the Subsidiary Guarantor or any of the Company’s Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, pursuant to, or within the meaning of, any Bankruptcy Law, insolvency law or other similar law now or hereafter in effect, or otherwise without limitation, unless permitted or otherwise contemplated under the Schemes, either:

(i) consenting to the entry of an order for relief against it in an involuntary case, or

(ii) consenting to the appointment of a Custodian of it or for all or substantially all of its property or having such a Custodian appointed in circumstances where its consent is not required, or

(iii) making a general assignment for the benefit of its creditors; or

(j) save for the applications of Chapter 11 or Chapter 15 of Title 11 of the United States Code as expressly contemplated under the Schemes and any other application or procedures commenced by the Company or the Subsidiary Guarantor solely for the purpose of seeking recognition of the restructuring implemented by the Schemes, a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company, the Subsidiary Guarantor or any of the Company’s Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company in an involuntary case or proceeding, or adjudicates the Company, the Subsidiary Guarantor or any of the Company’s Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company insolvent or bankrupt,

(ii) appoints a Custodian of the Company, the Subsidiary Guarantor or any of the Company’s Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company for all or substantially all of the property of the Company, the Subsidiary Guarantor or any such Significant Subsidiary or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company, as the case may be, or

(iii) orders the winding up or liquidation of the Company, the Subsidiary Guarantor or any of the Company’s Significant Subsidiaries or any group of Subsidiaries that in the aggregate would constitute a Significant Subsidiary of the Company.

(k) unenforceability or invalidity of any obligations of the Company or any Guarantor under this Indenture, the Securities or the Guarantees except, with respect to each Guarantee, to the extent that (A) such Guarantee was duly constituted ab initio under the applicable laws and (B) the obligations of each Guarantor are limited to an amount not exceeding the maximum amount that may be guaranteed by such Guarantor without rendering its Guarantee voidable under applicable laws relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

The term Bankruptcy Law means the bankruptcy laws of the respective jurisdictions of incorporation of the Company, the Subsidiary Guarantor, a Significant Subsidiary of the Company or a Subsidiary (as applicable) for the relief of debtors. The term Custodian means any receiver, trustee, assignee, liquidator, administrator or similar official under any Bankruptcy Law or appointed pursuant to the terms of any Lien granted by the Company, the Subsidiary Guarantor, a Significant Subsidiary of the Company or a Subsidiary (as applicable).

A Default under SECTION 5.01 is not an Event of Default until (A) the Trustee notifies the Company in writing, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee in writing, of the Default and (B) the Default is not cured within 60 days after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that the notice is a Notice of Default. If the Holders of at least 25% in aggregate principal amount of the outstanding Securities request the Trustee to give such notice on their behalf, the Trustee shall (subject to being indemnified and/or secured and/or pre-funded to its satisfaction) do so. When a Default is cured, it ceases to exist for all purposes under this Indenture.

Section 5.02 ACCELERATION.

If an Event of Default (excluding an Event of Default specified in SECTION 5.01(f), (h), (i) or (j)) occurs and is continuing, the Trustee by written notice to the Company and the Subsidiary Guarantor, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding by written notice to the Company and the Trustee, may declare the Securities to be immediately due and payable in full. Upon such declaration, the principal of, and any premium and any accrued and unpaid interest on, all Securities shall be due and payable immediately.

If an Event of Default specified in SECTION 5.01(f), (h), (i) or (j) occurs, the principal of, and any premium and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

The Majority Holders by written notice to the Trustee may rescind or annul an acceleration and its consequences if (A) the rescission would not conflict with any court order or decree, and (B) all existing Events of Default, except the nonpayment of principal, premium or interest that has become due solely because of the acceleration, have been cured or waived.

Section 5.03 OTHER REMEDIES.

Notwithstanding any provision of this Indenture and Securities to the contrary,

(a) if the Super Majority Holders intend to elect either (i) to extend the Maturity Date in accordance with SECTION 2.13(b), or (ii) to receive ADSs in lieu at the VWAP for 20-trading-day period immediately prior to (but excluding) such date, or (iii) a combination of both, in which case all Holders shall be deemed to so elect irrevocably,

(i) the Super Majority Holders shall notify the Company, the Trustee and the Conversion Agent at least 15 Business Days before the relevant Maturity Date;

(ii) (A) the Maturity Date shall be extended as the Super Majority Holders have elected in their notice and/or (B) the Company shall pay any principal of, interest or premium, if any, on, any Security when the same becomes due and payable on the Maturity Date to the Holders with ADSs on the basis of the Conversion Price at the Conversion Rate or Interest Conversion Rate, as the case may be, equal to the price per Ordinary Share by referring to the VWAP for 20-trading-day period immediately prior to (but excluding) such due date by issuing to the Holders, within five Business Days following such Maturity Date, certificates representing Ordinary Shares in such numbers as determined in accordance with the following formula (except for any cash payment in lieu of a fractional Ordinary Share or ADS which may be payable under SECTION 9.02(b)), without any further actions required to be taken by the Holders:

Number of Ordinary Shares = Outstanding principal of, interest or premium, if any, on, any Security due and payable on the Maturity Date / price per Ordinary Share by referring to the VWAP of ADSs for the 20-trading-day period immediately prior to (but excluding) the aforementioned due date, in which event,

(A) All Holders shall be deemed to have so elected irrevocably;

(B) The Company shall be obligated to issue such certificates representing Ordinary Shares and complete the procedures for issuing the ADSs pursuant to SECTION 4.13 as so elected by the Holders;

(C) The issuance of such ADSs shall satisfy the Company’s obligation to pay any principal of, or premium, if any, on, any Security due and payable on such Maturity Date;

(D) No adjustment to the Conversion Price or Conversion Rate need be made pursuant to SECTION 9.05 for an issuance of ADSs pursuant to this SECTION 5.03(a); and

(E) Any such ADSs, when so issued subject to and in accordance with provisions of SECTION 4.13, must be validly issued, fully paid and non-assessable and free and clear of any liens or encumbrances and, if the Company is listed on the New York Stock Exchange, have been approved for listing and traded on the New York Stock Exchange;

provided, however, that, to the extent that any of the Ordinary Shares contemplated hereunder shall constitute a Restricted Security, if issued or delivered, the certificates evidencing such Ordinary Shares shall bear the Private Placement Legend until the Ordinary Share Restriction Termination Date;

(b) if an Event of Default occurs and is continuing, and a Responsible Officer of the Trustee has received written notice of such Event of Default, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of amounts due with respect to the Securities or to enforce the performance of any provision of the Securities or this Indenture; and

(c) The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative.

Section 5.04 WAIVER OF PAST DEFAULTS.

Subject to SECTIONS 5.07 and 8.02, the Majority Holders may, by notice to the Trustee, waive any past Default or Event of Default and its consequences, other than (A) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest on, any Security or under any Guarantee, (B) a Default or Event of Default arising from a failure by the Company to perform its Conversion Obligation hereunder or (C) any Default or Event of Default in respect of any provision of this Indenture or the Securities which, under SECTION 8.02, cannot be modified or amended without the consent of the Holder of each outstanding Security affected. When a Default or an Event of Default is waived, it is cured and ceases to exist for all purposes under this Indenture and the Securities except as otherwise specified in the waiver. This SECTION 5.04 shall be in lieu of TIA Section 316(a)(1)(B), and, as permitted by the TIA, TIA Section 316(a)(l)(B) is hereby expressly excluded from this Indenture.

Section 5.05 CONTROL BY MAJORITY.

The Majority Holders may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. This SECTION 5.05 shall be in lieu of TIA Section 316(a)(1)(A), and, as permitted by the TIA, TIA Section 316(a)(1)(A) is hereby expressly excluded from this Indenture.

Section 5.06 LIMITATION ON SUITS.

Except as provided in SECTION 5.07, a Holder may not institute any proceeding under this Indenture or the Securities, or for the appointment of a receiver or a trustee, or for any other remedy under this Indenture or the Securities unless:

(a) the Holder gives to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity and/or security and/or pre-funding satisfactory to the Trustee against any loss, liability or expense to or of the Trustee in connection with pursuing such remedy;

(d) the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of indemnity and/or security and/or pre-funding; and

(e) during such 60-day period, the Majority Holders do not give the Trustee a written direction inconsistent with the request.

A Holder may not use this Indenture or the Securities to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 5.07 RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of all amounts due with respect to the Securities, on or after the respective due dates as provided herein, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Notwithstanding any other provision of this Indenture, the right of any Holder to convert its Security in accordance with this Indenture, or to bring suit for the enforcement of such right, shall not be impaired or affected without the consent of the Holder.

Section 5.08 COLLECTION SUIT BY TRUSTEE.

If an Event of Default specified in SECTION 5.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company and the Guarantors for the whole amount due with respect to the Securities, including any unpaid and accrued interest and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation, expenses, disbursement and advances of the Trustee, its agents and counsel.

Section 5.09 TRUSTEE MAY FILE PROOFS OF CLAIM.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee, any predecessor Trustee and the Holders allowed in any judicial proceedings relative to the Company, the Guarantors or their respective creditors or properties.

The Trustee may collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under SECTION 6.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding, except as expressly contemplated in the Schemes.

Section 5.10 PRIORITIES.

If the Trustee or any of the Collateral Agents collect any money pursuant to this ARTICLE V, it shall pay out the money in the following order:

First: (i) to the Trustee and the Securities Agent for amounts due under SECTION 6.07 and (ii) to the Collateral Agents, any receiver or delegate for any amounts so owing;

Second: to Holders for all amounts due and unpaid on the Securities, without preference or priority of any kind, according to the amounts due and payable on the Securities; and

Third: the balance, if any, to the Company or any other Person lawfully entitled thereto.

The Trustee, upon prior written notice to the Company and the Guarantors, may fix a record date and payment date for any payment by it to Holders pursuant to this SECTION 5.10. At least 10 Business Days before each such record date, the Trustee shall mail to each Holder and the Company and the Guarantors a written notice that states such record date and payment date and the amount of such payment.

Section 5.11 UNDERTAKING FOR COSTS.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit other than the Trustee of an undertaking to pay the costs of the suit, and the court in its discretion may assess properly incurred costs, including properly incurred attorneys’ fees, against any party litigant in the suit, having due regard to the merits of the claims or defenses made by the party litigant. This SECTION 5.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to SECTION 5.07 or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities.

ARTICLE VI. TRUSTEE AND SECURITIES AGENT

Section 6.01 DUTIES OF TRUSTEE AND SECURITIES AGENT.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) The Trustee, except during the continuance of an Event of Default, and the Securities Agent:

(i) need perform only those duties that are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee or the Securities Agent; and

(ii) in the absence of fraud, willful misconduct or gross negligence on their respective part, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee or the Securities Agent, as the case may be, and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee or the Securities Agent, the Trustee or the Securities Agent, as the case may be, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c) Neither the Trustee nor the Securities Agent may be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(i) neither the Trustee nor the Securities Agent shall be liable for any error of judgment made in good faith by a Responsible Officer located at the Specified Corporate Trust Office thereof, unless it is conclusively determined by a court of competent jurisdiction that the Trustee or the Securities Agent, as the case may be, was grossly negligent in ascertaining the pertinent facts; and

(ii) the Trustee shall not be liable with respect to any action it takes or omits to take in accordance with a direction received by it pursuant to SECTION 5.05.

(d) Every provision of this Indenture that in any way relates to the Trustee or the Securities Agent is subject to the provisions of this SECTION 6.01.

(e) Neither the Trustee nor the Securities Agent shall be liable for interest on any money received by it except as the Trustee or the Securities Agent, as the case may be, may agree in writing with the Company. Money held in trust by the Trustee or the Securities Agent shall not be segregated from other funds except as required by law.

Section 6.02 RIGHTS OF TRUSTEE AND SECURITIES AGENT.

(a) Subject to SECTION 6.01, each of the Trustee and the Securities Agent may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. Neither the Trustee nor the Securities Agent need investigate any fact or matter stated in the document; if, however, the Trustee or the Securities Agent shall determine to make such further inquiry or investigation, it shall be entitled during normal business hours of the Company or the Subsidiary Guarantor, as the case may be, to examine the relevant books, records and premises of the Company or the Subsidiary Guarantor, as the case may be, personally or by agent or attorney upon prior written notice.

(b) Before the Trustee or the Securities Agent acts or refrains from acting, it may require an Officer’s Certificate and/or an Opinion of Counsel. Neither the Trustee nor the Securities Agent shall be liable for any action it takes or omits to take in reliance on such Officer’s Certificate or Opinion of Counsel. No such Officer’s Certificate or Opinion of Counsel shall be at the expense of the Trustee or the Securities Agent.

(c) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors of the Company shall be sufficiently evidenced by a Board Resolution.

(d) Each of the Trustee and the Securities Agent may consult with counsel, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in reliance thereon.

(e) Each of the Trustee and the Securities Agent may act through agents or attorneys, and neither the Trustee nor the Securities Agent shall be responsible for the misconduct or negligence of any agent or attorney appointed with due care. Neither the Trustee nor the Securities Agent shall be required to monitor or supervise any such agent or attorney.

(f) Neither the Trustee nor the Securities Agent shall be liable for any action it takes, suffers or omits to take in good faith, which it believes to be authorized or within its discretion, rights or powers conferred upon it by this Indenture.

(g) Neither the Trustee nor the Securities Agent shall have any duty to inquire as to the performance of the Company or any Guarantor with respect to the covenants contained in ARTICLE IV. In addition, neither the Trustee nor the Securities Agent shall be deemed to have knowledge of a Default or Event of Default except (i) with respect to the Trustee, any Default or Event of Default occurring pursuant to SECTIONS 5.01(a) or 5.01(b) or (ii) any Default or Event of Default of which a Responsible Officer of the Trustee or the Securities Agent, as the case may be, shall have received written notification from a Holder or the Company of the circumstances constituting the same and stating so in such written notifications referring to this Indenture. Except as otherwise provided herein, the Trustee and the Securities Agent may, in the absence of receipt of such written notification, conclusively assume that there is no Default or Event of Default. Delivery of reports, information and documents to the Trustee or the Securities Agent under ARTICLE IV (other than SECTION 4.06) is for informational purposes only and the receipt by the Trustee or the Securities Agent of the foregoing shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which each of the Trustee and the Securities Agent is entitled to conclusively rely on the Officer’s Certificates).

(h) Neither the Trustee nor the Securities Agent shall be under any obligation to exercise any of the rights or powers vested by this Indenture at the request or direction of any of the Holders pursuant to this Indenture unless such Holders shall have offered to the Trustee or the Securities Agent, as applicable, security and/or indemnity and/or pre-funding satisfactory to the Trustee or the Securities Agent, as applicable, against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee and the Securities Agent, including their respective rights to be indemnified, are extended to, and shall be enforceable by, the Trustee and/or the Securities Agent, as applicable, in their respective capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j) The Trustee or the Securities Agent may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(k) Neither the Trustee nor the Securities Agent shall be required to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the repayment of such funds and/or indemnity and/or security and/or pre-funding against such risk or liability is not assured to it.

(l) Neither the Trustee nor the Securities Agent shall have any duty (i) to see to any recording, filing or depositing of this Indenture or any Indenture referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof or (ii) to see to any insurance.

(m) The rights of the Trustee and the Securities Agent to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and neither the Trustee nor the Securities Agent shall be answerable other than for its gross negligence or willful misconduct in the performance of such act.

(n) Neither the Trustee nor the Securities Agent shall be required to give any bond or surety in respect of the execution of the powers granted hereunder.

(o) If an Event of Default has occurred and is continuing, the Trustee shall require the Securities Agent to act solely in accordance with its directions.

Section 6.03 INDIVIDUAL RIGHTS OF TRUSTEE AND SECURITIES AGENT.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or any of its Affiliates with the same rights the Trustee would have if it were not such a Trustee. Any Securities Agent may do the same with like rights. The Trustee, however, must comply with SECTIONS 6.10 and 6.11.

Section 6.04 DISCLAIMER OF TRUSTEE AND SECURITIES AGENT.

Neither the Trustee nor the Securities Agent makes any representation as to the validity or adequacy of this Indenture or the Securities; the Trustee shall not be responsible for any statement in the Securities other than its certificate of authentication; and no representation, warranty or undertaking, express or implied, is made and no responsibility or liability is accepted by the Trustee as to the accuracy or completeness of any information supplied in connection with the Securities.

Section 6.05 NOTICE OF DEFAULTS.

If a Default or Event of Default occurs and is continuing as to which the Trustee has received written notice pursuant to the provisions of this Indenture, or as to which a Responsible Officer of the Trustee shall receive written notice, then the Trustee shall mail to each Holder a notice of the Default or Event of Default within 30 days after receipt of such notice, unless such Default or Event of Default has been cured or waived.

Section 6.06 REPORTS BY TRUSTEE TO HOLDERS.

Within 60 days after each July 15, beginning with July 15, 2015, the Trustee shall mail to each Holder if required by TIA Section 313(a) a brief report dated as of such July 15 that complies with TIA Section 313(c). In such event, the Trustee also shall comply with TIA Section 313(b).

A copy of each report at the time of its mailing to Holders shall be mailed by first class mail to the Company and filed by the Trustee with the SEC and each stock exchange, if any, on which the Securities are listed. The Company shall promptly notify the Trustee of the listing or delisting of the Securities on or from any stock exchange.

Section 6.07 COMPENSATION AND INDEMNITY.

Each of the Company and the Guarantors jointly and severally covenants and agrees to pay to the Trustee and the Securities Agent from time to time such compensation for their services as shall be agreed upon in writing. Neither the Trustee’s nor the Securities Agent’s compensation shall be limited by any law on compensation of a trustee of an express trust. Each of the Company and the Guarantors jointly and severally covenants and agrees to reimburse the Trustee and the Securities Agent upon request for all out-of-pocket expenses incurred by them pursuant to, and in accordance with, any provision hereof. Such expenses shall include the compensation and out-of-pocket expenses of the agents and counsel of the Trustee and the Securities Agent.

Each of the Company and the Guarantors jointly and severally also covenants to indemnify each of the Trustee and the Securities Agent (which in each case shall include the respective directors, officers, agents and employees) against any and all loss, liability, damage, claim or expense (including the fees and expenses of counsel and taxes other than franchise taxes and taxes based upon, measured by or determined by the income of the Trustee or the Securities Agent) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, any Guarantor, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers and duties hereunder. Failure by the Trustee and/or the Securities Agent to so notify the Company and the Guarantors shall not relieve the Company or the Guarantors of their respective obligations hereunder. Neither the Company nor the Guarantors need to reimburse any expense or indemnify against any loss or liability incurred by the Trustee to the extent attributable to the gross negligence, fraud or willful misconduct of the Trustee, or by the Securities Agent to the extent attributable to the gross negligence of the Securities Agent, as the case may be, and as determined by a court of competent jurisdiction in a final decision.

Notwithstanding anything herein to the contrary, in no event shall the Trustee or the Securities Agent be liable hereunder for special, indirect, punitive or consequential losses or damages of any kind whatsoever (including lost profits), whether or not foreseeable, even if the Trustee or the Securities Agent, as applicable, has been advised of the likelihood of such losses or damages and regardless of the form of action.

To secure the Company’s and the Guarantors’ payment obligations in this SECTION 6.07, the Trustee and the Securities Agent shall have a lien prior to the Securities on all money or property held or collected by the Trustee or the Securities Agent, except that held in trust to pay amounts due on particular Securities.

The indemnity obligations of the Company and the Guarantors with respect to the Trustee and the Securities Agent provided for in this SECTION 6.07 shall survive the termination of this Indenture, the repayment of the Securities and any resignation or removal of the Trustee or the Securities Agent, as applicable.

When the Trustee or the Securities Agent incurs expenses or renders services after an Event of Default specified in SECTION 5.01(h) or (i) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

The Company agrees to pay on the Issue Date fees and expenses of counsel to the Trustee and Securities Agent as agreed between the Company and the Trustee and Securities Agent.

Section 6.08 REPLACEMENT OF TRUSTEE OR THE SECURITIES AGENT.

A resignation or removal of the Trustee or the Securities Agent and appointment of a successor Trustee or successor Securities Agent shall become effective only upon such successor’s acceptance of appointment as provided in this SECTION 6.08.

Each of the Trustee and the Securities Agent may resign by so notifying the Company and the Guarantors in writing 30 Business Days prior to such resignation. The Majority Holders may remove, by providing 30-Business-Day prior notice, the Trustee or the Securities Agent by so notifying the Trustee or the Securities Agent, as applicable, and the Company and the Guarantors in writing and may appoint a successor Trustee or successor Securities Agent with the Company’s consent. The Company may remove the Trustee or the Securities Agent if:

(a) the Trustee or the Securities Agent, as applicable, fails to comply with SECTION 6.10; or

(b) the Trustee or the Securities Agent, as applicable, is adjudged a bankrupt or an insolvent; or

(c) a receiver or other public officer takes charge of the Trustee or the Securities Agent, as applicable, or its property; or

(d) the Trustee or the Securities Agent, as applicable, becomes incapable of acting.

If the Trustee or the Securities Agent resigns or is removed or if a vacancy exists in the office of Trustee or of the Securities Agent for any reason, the Company shall promptly appoint a successor Trustee or successor Securities Agent, as the case may be.

If a successor Trustee or successor Securities Agent, as applicable, does not take office within 30 days after the retiring Trustee or retiring Securities Agent, as applicable, resigns or is removed, the retiring Trustee or retiring Securities Agent, as applicable, may appoint its own successor or the retiring Trustee or the retiring Securities Agent, as applicable, and may, at the Company’s expense, and the Company or the Holders of at least 10% in aggregate principal amount of the outstanding Securities may, petition any court of competent jurisdiction for the appointment of a successor Trustee or successor Securities Agent, as applicable.

If the Trustee or the Securities Agent fails to comply with SECTION 6.10, the Company, any Guarantor or any Holder may petition any court of competent jurisdiction for the removal of the Trustee or the Securities Agent, as applicable, and the appointment of a successor Trustee or successor Securities Agent, as applicable.

Each successor Trustee or successor Securities Agent shall deliver a written acceptance of its appointment to the retiring Trustee or retiring Securities Agent, as applicable, and to the Company and the Guarantors. Thereupon, the resignation or removal of the retiring Trustee or the retiring Securities Agent, as applicable, shall become effective, and the successor Trustee or successor Securities Agent, as applicable, shall have all the rights, powers and duties of the Trustee or the Securities Agent, as applicable, under this Indenture. The successor Trustee or successor Securities Agent, as applicable, shall mail a notice of its succession to Holders. The retiring Trustee or retiring Securities Agent, as applicable, shall promptly transfer all property held by it as Trustee or Securities Agent, as applicable, to the successor Trustee or successor Securities Agent, as applicable, subject to the lien provided for in SECTION 6.07. Notwithstanding any replacement of the Trustee pursuant to this SECTION 6.08, the Company’s and each Guarantor’s obligations under SECTION 6.07 hereof shall continue for the benefit of the retiring Trustee.

Section 6.09 SUCCESSOR TRUSTEE OR SECURITIES AGENT BY MERGER, ETC.

If the Trustee or the Securities Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee or successor Securities Agent, as applicable, if such successor corporation is otherwise eligible hereunder.

Section 6.10 ELIGIBILITY; DISQUALIFICATION.

There shall at all times be a Trustee and a Securities Agent hereunder, each of which (A) is an entity organized and doing business under the laws of the United States of America or of any state thereof, (B) is authorized under such laws to exercise corporate trustee power, (C) is subject to supervision or examination by federal or state authorities and (D) has a combined capital and surplus of at least US$50 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b). Nothing in this Indenture shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

Section 6.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 6.12 FORCE MAJEURE.

In no event shall either the Trustee or the Securities Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services or failure of any money transmission system or SWIFT system, any laws, ordinances, regulations or the like which restrict or prohibit the performance of the obligations contemplated in this Indenture.

ARTICLE VII. DISCHARGE OF INDENTURE

Section 7.01 TERMINATION OF OBLIGATIONS OF COMPANY.

This Indenture shall cease to be of further effect if:

(a) either (i) all outstanding Securities (other than Securities replaced pursuant to SECTION 2.07 hereof) have been delivered to the Securities Agent for cancellation or (ii) all outstanding Securities have become due and payable at their scheduled maturity, and in either case the Company or any Guarantor irrevocably deposits, prior to the applicable due date, with the Paying Agent (if the Paying Agent is not the Company or any of its Affiliates) cash sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to SECTION 2.07 hereof) on such due date;

(b) the Company or any Guarantor pays to the Trustee and the Securities Agent all other sums payable hereunder by the Company or the Guarantors;

(c) no Default or Event of Default with respect to the Securities shall exist on the date of such deposit;

(d) such deposit will not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture; and

(e) the Company or the Guarantors, as the case may be, shall have delivered to the Trustee and the Securities Agent an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture have been complied with;

provided, however, that SECTIONS 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.15, 2.16, 2.17, 4.01, 4.02, 4.07, 6.07 and 6.08 and ARTICLES VII and IX shall survive any discharge of this Indenture until such time as the Securities have been paid in full and there are no Securities outstanding.

Section 7.02 APPLICATION OF TRUST MONEY.

The Trustee or Paying Agent, as applicable, shall hold in trust all money deposited with it pursuant to SECTION 7.01 and shall apply such deposited money through the Paying Agent and in accordance with this Indenture to the payment of amounts due on the Securities.

Section 7.03 REPAYMENT TO COMPANY.

The Trustee and the Paying Agent shall promptly pay to the Company upon the written request of the Company, any excess money held by them at any time. The Trustee and the Paying Agent shall pay to the Company upon the written request of the Company any money held by them for the payment of the principal of, premium, if any, or any accrued and unpaid interest on, the Securities that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Company, cause to be published (in no event later than five days after the Company’s written request for repayment) once in a newspaper of general circulation in the City of New York or cause to be mailed to each Holder, notice stating that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors, subject to applicable law, and all liability of the Trustee and the Paying Agent with respect to such money and payment shall, subject to applicable law, cease.

Section 7.04 REINSTATEMENT.

If the Trustee or the Paying Agent is unable to apply any money in accordance with SECTIONS 7.01 and 7.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to SECTIONS 7.01 and 7.02 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with SECTIONS 7.01 and 7.02; provided, however, that if the Company has made any payment of amounts due with respect to any Securities because of the reinstatement of its obligations, then the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or the Paying Agent.

ARTICLE VIII. AMENDMENTS

Section 8.01 WITHOUT CONSENT OF HOLDERS.

The Company and the Guarantors may amend or supplement this Indenture, the Guarantees, the Security Documents or the Securities without notice to or the consent of any Holder:

(a) to comply with SECTIONS 4.04 and 9.08;

(b) to make any changes or modifications to this Indenture necessary in connection with the registration of the public offer and sale of the Securities under the Securities Act pursuant to the Registration Rights Agreement or the qualification of this Indenture under the TIA;

(c) to evidence and provide the acceptance to the appointment of a successor Trustee under this Indenture;

(d) to add guarantees with respect to, or to secure the obligations of the Company or the Guarantors, as the case may be, in respect of, the Securities;

(e) to add to the covenants of the Company and the Guarantors described in this Indenture for the benefit of Holders or to surrender any right or power conferred upon the Company or the Guarantors;

(f) to make provisions with respect to adjustments to the Conversion Price and/or Conversion Rate and/or Interest Conversion Rate with respect to the Securities as required and in accordance with this Indenture; and

(g) to make any changes of a formal, minor or technical nature or necessary to correct a manifest error or to comply with mandatory provisions of applicable law as evidenced by an Opinion of Counsel as long as such change does not adversely affect the rights of the Holders in any material respect.

In addition, the Company, the Guarantors, the Trustee and the Securities Agent may enter into a supplemental indenture without the consent of Holders to cure any ambiguity, defect, omission or inconsistency in this Indenture in a manner that does not, individually or in the aggregate with all other modifications made or to be made to the Indenture, adversely affect the rights of any Holder in any material respect.

Section 8.02 WITH CONSENT OF HOLDERS.

The Company and the Guarantors may amend or supplement this Indenture, the Security Documents, the Guarantees or the Securities with the written consent of the Majority Holders. Subject to SECTIONS 5.04 and 5.07, the Majority Holders may, by notice to the Trustee, waive compliance by the Company or the Guarantors with any provision of this Indenture, the Security Documents, the Guarantees or the Securities without notice to any other Holder. Unless expressly permitted hereunder or under the Securities, without the consent of each Holder of each Security then outstanding affected, an amendment, supplement or waiver, including a waiver pursuant to SECTION 5.04, may not:

(a) change the Stated Maturity of the principal of, or the payment date of any interest installment on any Security;

(b) reduce the principal amount of, or any premium, interest on, any Security;

(c) change the place, manner or currency of payment of principal of, or any premium, interest on, any Security;

(d) impair the right to institute suit for the enforcement of any payment on, or with respect to, or of the conversion of, any Security;

(e) modify the provisions of SECTION 2.17 in a manner adverse to Holders;

(f) adversely affect the right of Holders to convert Securities in accordance with ARTICLE IX;

(g) reduce the percentage of the aggregate principal amount of the Securities then outstanding whose Holders must consent to a modification to or amendment of any provision of this Indenture, the Guarantees or the Securities;

(h) modify any Guarantee in any manner adverse to the Holders;

(i) reduce the percentage of the aggregate principal amount of the Securities then outstanding whose Holders must consent to a waiver of compliance with any provision of this Indenture or the Securities or a waiver of any Default or Event of Default;

(j) modify the provisions of the Security Documents in respect of the Collateral in any way adverse to the Holders; or

(k) modify the provisions of this Indenture with respect to modification and waiver (including waiver of a Default or an Event of Default), except to increase the percentage required for modification or waiver or to provide for consent of each affected Holder.

Promptly after an amendment, supplement or waiver under SECTION 8.01 or this SECTION 8.02 becomes effective, the Company shall mail, or cause to be mailed, to Holders a notice briefly describing such amendment, supplement or waiver. Any failure of the Company to mail such notice shall not in any way impair or affect the validity of such amendment, supplement or waiver.

It shall not be necessary for the consent of the Holders under this SECTION 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 8.03 COMPLIANCE WITH TRUST INDENTURE ACT.

Every amendment, waiver or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.

Section 8.04 REVOCATION AND EFFECT OF CONSENTS.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

After an amendment, supplement or waiver becomes effective with respect to the Securities, it shall bind every Holder unless such amendment, supplement or waiver makes a change that requires, pursuant to SECTION 8.02, the consent of each Holder affected. In that case, the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and, provided that notice of such amendment, supplement or waiver is reflected on a Security that evidences the same debt as the consenting Holder’s Security, every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

Nothing in this SECTION 8.04 shall impair the Company’s rights pursuant SECTION 8.01 to amend this Indenture or the Securities without the consent of any Holder in the manner set forth in, and permitted by, such SECTION 8.01.

Section 8.05 NOTATION ON OR EXCHANGE OF SECURITIES.

If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security as directed and prepared by the Company about the changed terms and return it to the Holder. Alternatively, if the Company so determines, the Company in exchange for the Security shall issue and the Trustee shall, upon receipt of a Company Order, authenticate a new Security that reflects the changed terms.

Section 8.06 TRUSTEE AND SECURITIES AGENT PROTECTED.

The Trustee and the Securities Agent shall sign any amendment, supplemental indenture or waiver authorized pursuant to this ARTICLE VIII; provided, however, that neither the Trustee nor the Securities Agent need sign any amendment, supplement or waiver authorized pursuant to this ARTICLE VIII that adversely affects the rights, duties, liabilities or immunities of the Trustee or the Securities Agent, as applicable. Each of the Trustee and the Securities Agent shall be entitled to receive and conclusively rely upon an Opinion of Counsel as to legal matters and an Officer’s Certificate as to factual matters that any supplemental indenture, amendment or waiver is permitted or authorized pursuant to this Indenture.

Section 8.07 EFFECT OF SUPPLEMENTAL INDENTURES.

Upon the due execution and delivery of any supplemental indenture in accordance with this ARTICLE VIII, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes and, except as set forth in SECTIONS 8.02 and 8.04, every Holder shall be bound thereby.

Section 8.08 CONSTITUTION OF PIKED AMOUNTS WITHOUT SUPPLEMENTAL INDENTURE.

If the Company elects to PIK in the form of (i) an increase in the outstanding principal amount of Securities or (ii) the issuance of PIK Securities, such increase in outstanding principal amount of Securities or issuance of PIK Securities shall be constituted by this Indenture without any supplemental indenture being required.

ARTICLE IX. CONVERSION

Section 9.01 Conversion Privilege; Restrictive Legends

(a) Subject to the provisions of this Indenture, the Securities shall be convertible into ADSs or Ordinary Shares in accordance with, and as adjusted pursuant to, this ARTICLE IX at any time prior to (and excluding) the Maturity Date.

(b) The conversion rate for the Securities, other than PIK Conversions, (the Conversion Rate) shall be as follows:

(i) 50 Ordinary Shares per US$1,000 of the principal amount of Securities, whether represented by ADSs, if such conversion occurs on or before March 31, 2015;

(ii) the number of Ordinary Shares, whether represented by ADSs, into which US$1,000 of the principal amount of Securities may be convertible at the price per Ordinary Share by referring to the VWAP of ADSs for the 20-trading-day period immediately prior to (but excluding) the date of the Conversion Notice, if such conversion occurs during the one-year period from April 1, 2015 to March 31, 2016 (both dates inclusive), with the conversion limited to (A) US$62.5 million of the aggregate principal amount of the Securities during such one-year period and (B) US$20 million of the aggregate principal amount of the Securities during any rolling quarter in such one-year period, each on a first-come-first-served basis (the Conversion Cap), as follows: (A) all Conversion Notices received on the same day will be treated as having been received at the same time; and (B) in the event that the aggregate of Conversion Notices received at the same time would exceed the Conversion Cap, then the amount remaining under the Conversion Cap is allocated to each relevant Holder pro-rata on the basis of the principal amount outstanding under the Security of the converting Holder as a percentage of the aggregate of principal amount outstanding under the Securities of the all of the converting Holders on that day; it being agreed that, where the Conversion Cap has been fully exhausted, (1) the Company shall return each un-used Conversion Notice or portion thereof to the Holder with the reason noted therein for its rejection; and (2) the balance of the principal amount of the Securities shall reflect such full or partial conversion; and

(iii) the number of Ordinary Shares, whether represented by ADSs, into which US$1,000 of the principal amount of Securities may be convertible at the price per Ordinary Share by referring to the VWAP of ADSs for the 20-trading-day period immediately prior to (but excluding) the date of the Conversion Notice, if such conversion occurs at any time on or after April 1, 2016, without any limitation on the amount of the conversion;

provided, that, for avoidance of doubt, (A) the principal amount of Securities at any date of conversion shall include any PIK amount that has been previously accredited as payments of any interest installment on such Securities and that has not been converted pursuant to an Interest Conversion Notice or a Conversion Notice, (B) the calculation of Ordinary Shares at any date of conversion shall take into account the then applicable ratio of Ordinary Shares to ADSs, (C) the Interest Conversion Rate shall apply to the PIKed amount with respect to which an Interest Conversion Notice has been duly given; and (D) the Conversion Cap does not apply to PIK Conversions.

(c) A Holder may elect to receive ADSs or Ordinary Shares upon conversion of a Security and, for the avoidance of doubt, no Holder shall be required to deposit any Ordinary Share for the issuance of any ADS upon conversion of a Security.

(d) A Holder may convert a portion of a Security so long as such conversion shall not require the Company to issue a fractional ADS or Ordinary Share. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of such Security so long as such conversion shall not require the Company to issue a fractional ADS or Ordinary Share.

(e) To the extent that any conversion hereunder shall require the Company to issue ADSs as Restricted Securities, the Company shall issue Ordinary Shares, instead of ADSs, upon conversion of a Security, and such Ordinary Shares shall bear the Private Placement Legend until the earlier of the first anniversary of the later of the Issue Date and the last date on which the Company or any Affiliate was the owner of such Ordinary Shares or the Security (or any predecessor security) or such shorter period of time as permitted by Rule 144 under the Securities Act or other applicable exemption from the registration requirements of the Securities Act, unless otherwise agreed by the Company and the Holder thereof (the Ordinary Share Restriction Termination Date).

(f) Upon conversion, no payment or adjustment will be made for any accrued interest on a converted Security or for any dividend on Ordinary Shares deposited for the issuance of ADSs; provided that such accrued and unpaid interest to the Conversion Date shall be deemed to be paid in full with the ADSs or Ordinary Shares issued upon conversion rather than cancelled, extinguished or forfeited. If any Holder surrenders a Security for conversion after the close of business on the record date for the payment of an interest installment and prior to the related interest payment date, then, notwithstanding such conversion, the interest payable with respect to such Security on such interest payment date shall be paid on such interest payment date to the Holder of record of such Security at the close of business on such record date; provided, however, that such Security, when surrendered for conversion, must be accompanied by payment in cash to the specified account of the Company of an amount equal to the interest payable on such interest payment date on the portion so converted.

(g) A Holder shall pay any tax or duty as required for a conversion hereunder unless such is due and payable by the Company pursuant to the Indenture.

(h) The calculation of Ordinary Shares on any Conversion Date shall take into account the then applicable ratio of Ordinary Shares to ADSs.

Section 9.02 CONVERSION PROCEDURE.

(a) To convert a Security, a Holder must satisfy the requirements of PARAGRAPH 7 of the Securities. The Conversion Date with respect to the conversion of a Security means the date on which the Holder of the Security has complied with such requirements to convert such Security. The Conversion Agent will mark down or cancel the relevant Securities on the Conversion Date. The Person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date, unless otherwise specified in the Conversion Notice or Interest Conversion Notice.

(b) Upon each conversion of a Security, the Company shall not deliver a fractional Ordinary Share or ADS, and may elect to pay cash for any fractional Ordinary Share or ADS valued to be equal to or greater than US$10 based on the VWAP of ADSs for the 20-trading-day period immediately preceding the Conversion Date or relevant interest payment date. For the avoidance of doubt, a Holder is deemed to have waived the right to receive any cash in lieu of any fractional Ordinary Share or ADS upon each conversion of a Security, if such fractional Ordinary Share or ADS is valued to be less than US$10 in accordance with the calculation in the preceding sentence.

(c) Any deposit of Ordinary Shares issued hereunder for the issuance of ADSs by the ADS Depositary shall be governed by provisions of SECTION 4.13.

(d) Except as provided in the Securities or in this ARTICLE IX, no payment or adjustment will be made for any accrued interest on a converted Security or for any dividend on Ordinary Shares deposited for the issuance of ADSs. If any Holder surrenders a Security for conversion after the close of business on the record date for the payment of an interest installment and prior to the related interest payment date, then, notwithstanding such conversion, the interest payable with respect to such Security on such interest payment date shall be paid on such interest payment date to the Holder of record of such Security at the close of business on such record date; provided, however, that such Security, when surrendered for conversion, must be accompanied by payment in cash to the specified account of the Company of an amount equal to the interest payable by the Company in cash on such interest payment date on the portion so converted, unless the Company has given notice under SECTION 2.13(a).

(e) Except in the case of a PIK Conversion, accrued and unpaid interest to the Conversion Date is deemed to be paid in full with the ADSs or Ordinary Shares issued upon conversion rather than cancelled, extinguished or forfeited.

(f) If a Holder converts more than one Security at the same time, the number of full Ordinary Shares issuable upon such conversion, if any, shall be based on the total principal amount of all Securities converted.

(g) Upon surrender of a Security that is converted in part, the Trustee shall, upon receipt of a Company Order, authenticate for the Holder a new Security equal in principal amount to the unconverted portion of the Security surrendered.

(h) If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that is not a Legal Holiday.

Section 9.03 TAXES ON CONVERSION.

If a Holder converts its Security, the Company shall pay any documentary, stamp or similar issue or transfer tax or duty due on the issue, if any, of Ordinary Shares upon the conversion. However, such Holder shall pay any such tax or duty which is due because the Holder requests the Ordinary Shares to be issued in a name other than such Holder’s name. The Company may refuse to deliver any certificate representing the Ordinary Shares to be issued in a name other than such Holder’s name until the Company receives certification in writing that all taxes and duties due because such shares are to be issued in a name other than such Holder’s name have been paid. A Holder shall be responsible for the payment of any fees to the ADS Depositary in connection with the deposit of any of its Ordinary Shares for issuance of ADSs by the ADS Depositary although, for the avoidance of doubt, no Holder shall be required to deposit any Ordinary Share for issuance of such ADSs upon conversion of a Security.

Nothing herein shall preclude any tax withholding required by law or regulation within any jurisdiction in which the Company or any successor is organized or treated as a resident for tax purposes or through which payment is made (each, as applicable, a Relevant Taxing Jurisdiction), if such withholding or deduction is required by law or by regulation or governmental policy having the effect of law. In the event that any such withholding or deduction is so required, the Company or the Guarantors, as the case may be, shall pay to the Holder of each Security such additional amounts (Additional Amounts) as may be necessary to ensure that the net amount received by the Holder after such withholding or deduction (and after deducting any taxes on the Additional Amounts) shall equal the amounts which would have been received by such Holder had no such withholding or deduction been required, except that no Additional Amounts shall be payable:

(a)	for or on account of:

(iv) any tax, duty, assessment or other governmental charge that would not have been imposed but for:

(A) the existence of any present or former connection between the Holder or beneficial owner of such Security and the Relevant Taxing Jurisdiction other than merely holding such Security or the receipt of payments in cash, ADSs or Ordinary Shares thereunder, including such Holder or beneficial owner being or having been a national, domiciliary or resident of such Relevant Taxing Jurisdiction or treated as a resident thereof or being or having been physically present or engaged in a trade or business therein or having or having had a permanent establishment therein;

(B) the presentation of such Security, including ADSs or Ordinary Shares received in connection with a conversion thereof, in cases in which presentation is required, more than 30 days after the later of the date on which the payment of the principal of, premium, if any, and interest on, such Security became due and payable pursuant to the terms thereof or was made or duly provided for; or

(C) the failure of the Holder or beneficial owner to comply with a timely request from the Company or any successor, addressed to the Holder or beneficial owner, as the case may be, to provide certification, information, documents or other evidence concerning such Holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Taxing Jurisdiction, or to make any declaration or satisfy any other reporting requirement relating to such matters, if and to the extent that due and timely compliance with such request is required by law, regulation or administrative practice of the Relevant Taxing Jurisdiction to reduce or eliminate any withholding or deduction as to which Additional Amounts would have otherwise been payable to such Holder;

(v) any estate, inheritance, gift, sale, transfer, capital gains, excise, personal property or similar tax, assessment or other governmental charge;

(vi) any tax, duty, assessment or other governmental charge that is payable otherwise than by withholding from payments under or with respect to the Securities, including ADSs or Ordinary Shares received in connection therewith; or

(vii) any combination of taxes, duties, assessments or other governmental charges referred to in the preceding clauses (i), (ii) or (iii); or

(b) with respect to any payment of the principal of, or premium, if any, or interest on, such Security to a Holder, if the Holder is a fiduciary, partnership or Person other than the sole beneficial owner of any payment to the extent that such payment would be required to be included in the income under the laws of the Relevant Taxing Jurisdiction, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership or a beneficial owner who would not have been entitled to such Additional Amounts had that beneficiary, settlor, partner or beneficial owner been the Holder thereof.

Whenever there is mentioned in any context the payment of principal of, and any premium or interest on, any Security, such mention shall be deemed to include payment of Additional Amounts provided for in this Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Section 9.04 COMPANY TO PROVIDE ORDINARY SHARES AND ADSs.

The Company shall at all times maintain out of its authorized but unissued Ordinary Shares enough Ordinary Shares to permit the issuance of Ordinary Shares, whether represented by ADSs, upon the conversion, in accordance herewith, of all of the Securities. The Ordinary Shares and/or ADSs, if any, due upon conversion of a Global Security shall be delivered by the Company in accordance with the customary practices of the Company Secretary and/or ADS Depositary. All Ordinary Shares, whether represented by the ADSs, which may be issued upon conversion of the Securities shall be validly issued, fully paid and non-assessable and shall be free of preemptive or similar rights and free of any lien or adverse claim.

The Company shall take all actions and obtain all approvals and registrations required for the payment in accordance herewith of Ordinary Shares, if any, deliverable upon the conversion of any Security, including the issuance of Ordinary Shares represented by ADSs, the deposit thereof in accordance with the Deposit Agreement, the acceptance of such ADSs into the book-entry system maintained by the Clearing Systems and the listing or quotation of such ADSs on each securities exchange or market on which the ADSs are then listed or quoted; provided, however, that the payment of any ADS issuance charges to the ADS Depositary in connection with its issuance of ADSs upon deposit of Ordinary Shares shall be the obligation of the relevant Holder.

The Company shall maintain, as long as the Securities are outstanding, the effectiveness of a registration statement on form F-6 relating to the ADSs and an adequate number of ADSs available for issuance thereunder such that freely tradable ADSs can be delivered in accordance herewith upon conversion of the Securities immediately following the earlier of (i) the effective date of the Shelf Registration Statement (as defined in the Registration Rights Agreement) to the extent that the Company is then eligible to register its securities on registration statement on form F-3 or (ii) the first anniversary of the Issue Date or such earlier date as Ordinary Shares issued hereunder may be deposited with the ADS Custodian against the issuance of unrestricted ADSs. The Company shall comply with all securities laws regulating the offer and delivery of ADSs or Ordinary Shares upon conversion of Securities.

Section 9.05 ADJUSTMENT OF CONVERSION RATE OR INTEREST CONVERSION RATE

The Conversion Rate or Interest Conversion Rate shall be adjusted from time to time by the Company as follows:

(a) In case the Company shall issue Ordinary Shares as a dividend or distribution to holders of all or substantially all of the outstanding Ordinary Shares, or shall effect a share split or share combination of the Ordinary Shares, the Conversion Rate or Interest Conversion Rate shall be adjusted based on the following formula:

CR’ = CR(0) ×	OS’
OS(0)

where,

CR0 = the Conversion Rate or Interest Conversion Rate in effect immediately prior to (but excluding) the Ex Date for such dividend or distribution or immediately prior to (but excluding) the effective date of such share split or combination, as the case may be;

CR’ = the Conversion Rate or Interest Conversion Rate in effect immediately after the Ex Date for such dividend or distribution or immediately after the effective date of such share split or combination, as the case may be;

OS(0) = the number of Ordinary Shares outstanding immediately prior to (but excluding) the Ex Date for such dividend or distribution or immediately prior to (but excluding) the effective date of such share split or combination, as the case may be; and

OS’ = the number of Ordinary Shares outstanding immediately after giving effect to such dividend or distribution or immediately after the effective date of such share split or combination, as the case may be.

Such adjustment shall become effective immediately after 9:00 a.m., New York City time, on the Ex Date fixed for such dividend or distribution, or the effective date for such share split or share combination. If any dividend or distribution of the type described in this SECTION 9.05(a) is declared but not so paid or made, or the outstanding Ordinary Shares are not split or combined, as the case may be, the Conversion Rate or Interest Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors of the Company determines not to pay such dividend or distribution, or split or combine the outstanding Ordinary Shares, as the case may be, to the Conversion Rate or Interest Conversion Rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared.

(b) In case the Company shall distribute to all or substantially all holders of its outstanding Ordinary Shares rights, warrants or options entitling them (for a period expiring within 45 days after the record date for such distribution) to subscribe for or purchase Ordinary Shares (directly or in the form of ADSs) at a price per share less than the VWAP of ADSs for the 20-trading-day period immediately preceding the declaration date of such distribution, the Conversion Rate or Interest Conversion Rate shall be adjusted based on the following formula:

CR’ = CR(0) ×	OS(0) + X
OS(0) + Y

where,

CR(0) = the Conversion Rate or Interest Conversion Rate in effect immediately prior to (but excluding) the Ex Date for such distribution;

CR’ = the Conversion Rate or Interest Conversion Rate in effect immediately after the Ex Date for such distribution;

OS(0) = the number of Ordinary Shares outstanding immediately prior to (but excluding) the Ex Date for such distribution;

X = the total number of Ordinary Shares issuable (directly or in the form of ADSs) pursuant to such rights, warrants or options; and

Y = the number of Ordinary Shares equal to (A) the aggregate price payable to exercise such rights, warrants or options divided by (B) the VWAP of ADSs for the 20-trading-day period, on a per-Ordinary Share basis, immediately preceding the Ex Date for such distribution.

Such adjustment shall be successively made whenever any such rights, warrants or options are distributed and shall become effective immediately after the opening of business on the Ex Date for such distribution. The Company shall not issue any such rights, warrants or options in respect of Ordinary Shares held in treasury by the Company. To the extent that Ordinary Shares are not delivered after the expiration of such rights, warrants or options, the Conversion Rate or Interest Conversion Rate shall be readjusted to the Conversion Rate or Interest Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of Ordinary Shares actually delivered (directly or in the form of ADSs). If such rights, warrants or options are not so issued, the Conversion Rate or Interest Conversion Rate shall again be adjusted to be the Conversion Rate or Interest Conversion Rate that would then be in effect if such distribution had not been made.

In determining whether any rights, warrants or options entitle the holders to subscribe for or purchase Ordinary Shares (directly or in the form of ADSs) at less than such VWAP of ADSs for the 20-trading-day period, and in determining the aggregate offering price of such Ordinary Shares, there shall be taken into account any consideration received by the Company for such rights, warrants or options and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors of the Company.

(c) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Ordinary Shares any Share Capital of the Company (other than Ordinary Shares as covered by SECTION 9.05(a) hereof), evidences of its Indebtedness or other assets or property of the Company (including securities, but excluding dividends and distributions covered by SECTION 9.05(b) or 10.05(d) and distributions described below in this SECTION 9.05(c) with respect to Spin-Offs) (any of such Share Capital, Indebtedness, or other asset or property hereinafter in this SECTION 9.05(c) called the Distributed Property), then, in each such case the Conversion Rate or Interest Conversion Rate shall be adjusted based on the following formula:

CR’ = CR(0) ×	SP(0)
SP(0) - FMV

where,

CR(0) = the Conversion Rate or Interest Conversion Rate in effect immediately prior to (but excluding) the Ex Date for such distribution;

CR’ = the Conversion Rate or Interest Conversion Rate in effect immediately after the Ex Date for such distribution;

SP(0) = the VWAP of ADSs for the 20-trading-day period, on a per-Ordinary Share basis, immediately preceding the Ex Date for such distribution; and

FMV = the Fair Market Value of the Distributed Property with respect to each outstanding Ordinary Share on the Ex Date for such distribution.

Such adjustment shall become effective immediately prior to the opening of business on (but excluding) the Ex Date for such distribution; provided that if FMV as set forth above is equal to or greater than SP(0) as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder has the right to receive, for each US$1,000 principal amount of Securities, the amount of Distributed Property such holder would have received had such holder owned a number of Ordinary Shares equal to the Conversion Rate or Interest Conversion Rate on the record date for such distribution multiplied by the number of Ordinary Shares, whether represented by ADSs, without being required to convert the Securities. If such distribution is not so paid or made, the Conversion Rate or Interest Conversion Rate shall again be adjusted to be the Conversion Rate or Interest Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors of the Company determines FMV for purposes of this SECTION 9.05(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the VWAP of ADSs for the 20-trading-day period immediately preceding the Ex Date for such distribution.

With respect to an adjustment pursuant to this SECTION 9.05(c) where there has been a payment of a dividend or other distribution on the Ordinary Shares in shares of any class or series, or similar equity interest, in the Share Capital of or relating to a Subsidiary or other business unit (a Spin-Off), the Conversion Rate or Interest Conversion Rate in effect immediately before 5:00 p.m., New York City time, on the tenth Trading Day immediately following, and including, the effective date of the Spin-Off shall be increased based on the following formula:

CR’ = CR(0) ×	FMV(0) + MP(0)
MP(0)

where,

CR(0) = the Conversion Rate or Interest Conversion Rate in effect immediately prior to the tenth Trading Day immediately following the effective date of the Spin-Off;

CR’ = the Conversion Rate or Interest Conversion Rate in effect immediately after the tenth Trading Day immediately following the effective date of the Spin-Off;

FMV(0) = the Fair Market Value of the shares or similar equity interest distributed to holders of Ordinary Shares applicable to one Ordinary Share immediately following, and including, the effective date of the Spin-Off; and

MP(0) = the VWAP of ADSs for the 20-trading-day period, on a per-Ordinary Share basis, immediately following, and including, the effective date of the Spin-Off.

Such adjustment shall occur on the tenth Trading Day from, and including, the effective date of the Spin-Off; provided that in respect of any conversion within the ten Trading Days immediately following, and including, the effective date of any Spin-Off, references with respect to the Spin-Off to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the Conversion Date (or interest payment date in the case of a PIK Conversion) in determining the applicable Conversion Rate or Interest Conversion Rate.

Rights, warrants or options distributed by the Company to all holders of Ordinary Shares, entitling the holders thereof to subscribe for or purchase ADSs or shares of the Company’s Share Capital, including Ordinary Shares (either initially or under certain circumstances), which rights, warrants or options, until the occurrence of a specified event or events (Trigger Event): (i) are deemed to be transferred with such Ordinary Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Ordinary Shares, shall be deemed not to have been distributed for purposes of this Section (and no adjustment to the Conversion Rate or Interest Conversion Rate under this Section shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, warrants and options shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate or Interest Conversion Rate shall be made under this SECTION 9.05(c). If any such rights, warrants or options are subject to events, upon the occurrence of which such rights, warrants or options become exercisable to purchase different securities, evidences of Indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights, warrants or options with such rights (and a termination or expiration of the existing rights, warrants or options without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, warrants or options, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate or Interest Conversion Rate under this SECTION 9.05(c) was made, (1) in the case of any such rights, warrants or options that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate or Interest Conversion Rate shall be readjusted upon such final repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share repurchase price received by a holder or holders of Ordinary Shares with respect to such rights, warrants or options (assuming such holder had retained such rights, warrants or options), made to all holders of Ordinary Shares as of the date of such repurchase, and (2) in the case of such rights, warrants or options that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate or Interest Conversion Rate shall be readjusted as if such rights, warrants and options had not been issued.

For purposes of this SECTION 9.05(c) and SECTIONS 9.05(a) and 9.05(b), any dividend or distribution to which this SECTION 9.05(c) is applicable that also includes Ordinary Shares to which SECTION 9.05(a) applies or rights, warrants or options to subscribe for or purchase Ordinary Shares (directly or in the form of ADSs) to which SECTION 9.05(a) or 10.05(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of Indebtedness, assets or shares of capital stock other than such Ordinary Shares or rights, warrants or options, to which this SECTION 9.05(c) applies (and any Conversion Rate or Interest Conversion Rate adjustment required by this SECTION 9.05(c) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such Ordinary Shares or such rights, warrants or options (and any further Conversion Rate or Interest Conversion Rate adjustment required by SECTIONS 9.05(a) and 9.05(b) with respect to such dividend or distribution shall then be made), except (A) the Ex Date of such dividend or distribution shall under this SECTION 9.05(c) be substituted as “the Ex Date” within the meaning of SECTION 9.05(a) and SECTIONS 9.05(a) and 9.05(b) any Ordinary Shares included in such dividend or distribution shall not be deemed “outstanding immediately prior to (but excluding) the Ex Date for such dividend or distribution or immediately prior to (but excluding) the effective date of such share split or combination, as the case may be” within the meaning of SECTION 9.05(a) or “outstanding immediately prior to (but excluding) the Ex Date for such distribution” within the meaning of SECTION 9.05(b).

(d) In case the Company shall pay dividends or make distributions consisting exclusively of cash to all or substantially all holders of its Ordinary Shares, the Conversion Rate or Interest Conversion Rate shall be adjusted based on the following formula:

CR’ = CR(0) ×	SP(0)
SP(0) - C

where,

CR(0) = the Conversion Rate or Interest Conversion Rate in effect immediately prior to (but excluding) the Ex Date for such distribution;

CR’ = the Conversion Rate or Interest Conversion Rate in effect immediately after the Ex Date for such distribution;

SP(0) = the VWAP of ADSs for the 20-trading-day period immediately preceding the Ex Date for such distribution; and

C = the amount in cash per Ordinary Share distributed to the holder thereof in such distribution.

Such adjustment shall become effective immediately after the opening of business on the Ex Date for such dividend or distribution; provided that if the portion of the cash so distributed applicable to one Ordinary Share is equal to or greater than SP(0) as set forth above, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall receive on the date on which such cash dividend is distributed to holders of Ordinary Shares the amount of cash such Holder would have received had such Holder owned a number of Ordinary Shares equal to the Conversion Rate or Interest Conversion Rate on the Ex Date for such distribution, without being required to convert the Securities. If such dividend or distribution is not so paid or made, the Conversion Rate or Interest Conversion Rate shall again be adjusted to be the Conversion Rate or Interest Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e) In case the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for all or any portion of the Ordinary Shares, whether represented by ADSs, to the extent that the cash and value of any other consideration included in the payment per Ordinary Share, exceeds the VWAP of ADSs for the 20-trading-day period, on a per-Ordinary Share basis, next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), the Conversion Rate or Interest Conversion Rate shall be increased based on the following formula:

CR’ = CR(0) ×	AC + (SP’ x OS’)
OS(0) × SP’

where,

CR(0) = the Conversion Rate or Interest Conversion Rate in effect on the date such tender or exchange offer expires;

CR’ = the Conversion Rate or Interest Conversion Rate in effect on the day next succeeding the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration as determined by the Board of Directors of the Company paid or payable for the Ordinary Shares purchased (directly or in the form of ADSs) in such tender or exchange offer;

OS(0) = the number of Ordinary Shares outstanding immediately prior to (but excluding) the date such tender or exchange offer expires;

OS’ = the number of Ordinary Shares outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

SP’ = the VWAP of ADSs for the 20-trading-day period, on a per-Ordinary Share basis, next succeeding the date such tender or exchange offer expires.

Such adjustment shall become effective immediately after close of business on the Trading Day next succeeding the date such tender or exchange offer expires. If the Company or its Subsidiary is obligated to purchase Ordinary Shares pursuant to any such tender or exchange offer, but the Company or its Subsidiary is permanently prevented by applicable law from effecting all or any such purchases or all or any portion of such purchases are rescinded, the Conversion Rate or Interest Conversion Rate shall again be adjusted to be the Conversion Rate or Interest Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had only been made in respect of the purchases that had been effected.

No adjustment to the Conversion Rate or Interest Conversion Rate shall be made if the application of any of the foregoing formulas (other than in connection with a share combination of Ordinary Shares) would result in a decrease in the Conversion Rate or Interest Conversion Rate.

For purposes of this SECTION 9.05, the term “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Ordinary Shares have the right to receive any cash, securities or other property or in which the Ordinary Shares (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors of the Company or by statute, contract or otherwise).

The term “Ex Date”, (i) when used with respect to any issuance or distribution, means the first date on which the ADSs trade the regular way on the relevant exchange or in the relevant market from which the VWAP of ADSs for the 20-trading-day period was obtained without the right to receive such issuance or distribution, (ii) when used with respect to any share split or combination of Ordinary Shares, means the first date on which the ADSs trade the regular way on such exchange or in such market after the time at which such share split or combination becomes effective, and (iii) when used with respect to any tender offer or exchange offer, means the first date on which the ADSs trade the regular way on such exchange or in such market after the expiration time of such tender offer or exchange offer (as it may be amended or extended).

(f) Without prejudice to the right of Holders, notwithstanding any adjustment of the Conversion Rate or Interest Conversion Rate pursuant to SECTION 9.05, if and whenever the Company shall make any offer, issue, grant, sale, exercise, conversion, exchange and/or modification of rights (other than as contemplated in the Schemes), the Conversion Rate or Interest Conversion Rate shall be adjusted to the lower of:

(i) the Conversion Rate or Interest Conversion Rate resulting from an adjustment pursuant to any of the foregoing provisions listed in SECTION 9.05 (if applicable); and

(ii) the Lowest Price per Share in connection with the relevant offer, issue, grant, sale, exercise, conversion, exchange and/or modification of rights,

provided that, for the avoidance of doubt, any adjustments made to the Conversion Rate or Interest Conversion Rate pursuant to this SECTION 9.05(f) shall only be downward adjustments. Such adjustment shall become effective on the date from which the relevant adjustment under SECTION 9.05 would take effect.

(g) Without prejudice to the right of Holders, any adjustment made to the Conversion Rate or Interest Conversion Rate pursuant to any of the foregoing provisions listed in this SECTION 9.05 shall only be downward adjustment on the basis of the then relevant VWAP of ADSs for the 20-trading-day period on a per-Ordinary Share basis.

(h) In any case in which this SECTION 9.05 provides that an adjustment shall become effective immediately after (1) the Ex Date for an event or (2) the last date on which tenders or exchanges may be made pursuant to any tender or exchange offer under SECTION 9.05(e) (each an Adjustment Determination Date), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the Holder of any Security converted after such Adjustment Determination Date and before the occurrence of such Adjustment Event, the consideration to be paid upon the conversion of any Security or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the amounts deliverable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fractional Ordinary Share pursuant to SECTION 9.02(b).

For purposes of this SECTION 9.05(h), the term Adjustment Event shall mean:

(i) in any case referred to in clause (1) hereof, the date any dividend or distribution of Ordinary Shares (directly or in the form of ADSs), shares of Share Capital, evidences of Indebtedness, other assets or property is paid or made, the effective date of any share split or combination or the date of expiration of any rights, warrants or options, and

(ii) in any case referred to in clause (2) hereof, the date a sale or exchange of Ordinary Shares (directly or in the form of ADSs) pursuant to such tender or exchange offer is consummated and becomes irrevocable.

(i) Whenever any provision of this ARTICLE IX requires a calculation of the VWAP of ADSs for the 20-trading-day period, the Company shall make appropriate adjustments to the consideration paid with respect to a Security (determined in good faith by the Board of Directors of the Company) to account for any adjustment to the Conversion Rate or Interest Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate or Interest Conversion Rate where the Ex Date of the event occurs, at any time during the period from which such calculation is to be calculated; provided that such adjustments shall only be made to the consideration paid with respect to a Security relating to days prior to the date that the adjustment to the Conversion Rate or Interest Conversion Rate becomes effective.

(j) Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the Ordinary Shares, the Company shall take all corporate action which it reasonably determines may be necessary in order that the Company may validly and legally issue Ordinary Shares, whether represented by the ADSs, issuable upon conversion of the Securities at such adjusted Conversion Rate or Interest Conversion Rate. The Company covenants that all Ordinary Shares, whether represented by the ADSs, issuable upon conversion of the Securities shall be fully paid and non-assessable by the Company and free from all taxes, liens and changes with respect to the issue thereof.

(k) Whenever the Conversion Rate or Interest Conversion Rate is adjusted as herein provided:

(i) The Company shall compute the adjusted Conversion Rate or Interest Conversion Rate in accordance with SECTION 9.05 and shall prepare a certificate signed by the Chief Financial Officer of the Company setting forth the adjusted Conversion Rate or Interest Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be filed with the Trustee and with each Conversion Agent (if other than the Trustee); and

(ii) Upon each such adjustment, a notice stating that the Conversion Rate or Interest Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate or Interest Conversion Rate shall be required, such notice shall be provided by the Company to all Holders in accordance with SECTION 11.02.

Section 9.06 NO ADJUSTMENT.

(a) Notwithstanding anything to the contrary in SECTION 9.05, no adjustment in the Conversion Rate or Interest Conversion Rate pursuant to SECTION 9.05 shall be required until cumulative adjustments amount to 1% or more of the Conversion Rate or Interest Conversion Rate as last adjusted (or, if never adjusted, the initial Conversion Rate or Interest Conversion Rate); provided, however, that any adjustments to the Conversion Rate or Interest Conversion Rate which by reason of this SECTION 9.06 are not required to be made shall be carried forward and taken into account in any subsequent adjustment to the Conversion Rate or Interest Conversion Rate. All calculations under this ARTICLE IX shall be made to the nearest cent or to the nearest one-millionth of an Ordinary Share or ADS, as the case may be.

(b) If any rights, options or warrants issued by the Company and requiring an adjustment to the Conversion Rate or Interest Conversion Rate in accordance with SECTION 9.05 are only exercisable upon the occurrence of certain triggering events, then the Conversion Rate or Interest Conversion Rate will not be adjusted as provided in SECTION 9.05 until the earliest of such triggering event occurs. Upon the expiration or termination of any such rights, options or warrants without the exercise of such rights, options or warrants, the Conversion Rate or Interest Conversion Rate then in effect shall be adjusted immediately to the Conversion Rate or Interest Conversion Rate that would have been in effect at the time of such expiration or termination had such rights, options or warrants, to the extent outstanding immediately prior to such expiration or termination, never been issued.

(c) No adjustment to the Conversion Rate or Interest Conversion Rate need be made pursuant to SECTION 9.05 for a transaction if Holders are to participate in the transaction without conversion on a basis and with notice that the Board of Directors of the Company determines in good faith to be fair and appropriate in light of the basis and notice on which holders of ADSs or Ordinary Shares participate in the transaction (which determination shall be described in a Board Resolution).

(d) No adjustment to the Conversion Rate or Interest Conversion Rate need be made

(i) upon the issuance of any ADSs or Ordinary Shares pursuant to any plan or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in Ordinary Shares under such plan;

(ii) upon the issuance of any ADSs or Ordinary Shares, or any option, warrant, right or exercisable, exchangeable or convertible security to purchase ADSs or Ordinary Shares, pursuant to any future agreements entered into with the Company’s suppliers of raw materials or machinery as consideration or inducement to enter into such supply agreement;

(iii) upon the issuance of any ADSs or Ordinary Shares or options or rights to purchase ADSs or Ordinary Shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iv) upon the issuance of any ADSs or Ordinary Shares pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in SECTION 9.06(c)(iii) above and outstanding as of the date of this Indenture (unless explicitly otherwise provided for in this Section);

(v) for a change in the par value of the Ordinary Shares; or

(vi) for accrued and unpaid interest.

(e) No adjustment shall be made for the Company’s issuance of Ordinary Shares (directly or in the form of ADSs) or convertible or exchangeable securities or rights to purchase Ordinary Shares (directly or in the form of ADSs) or convertible or exchangeable securities, other than as provided in this SECTION 9.06.

(f) No adjustment shall be made for any change of the ratio relating to the number of Ordinary Shares underlying each ADS; provided that any such change of ratio shall not involve a split or combination of the Ordinary Shares or any change of par value of the Ordinary Shares.

Section 9.07 NOTICE OF CERTAIN TRANSACTIONS.

In the event that:

(1) the Company takes any action, or becomes aware of any event, which would require an adjustment in the Conversion Rate or Interest Conversion Rate,

(2) the Company takes any action that would require a supplemental indenture pursuant hereto, or

(3) there is a dissolution or liquidation of the Company,

the Company shall promptly mail to Holders at the addresses appearing on the Registrar’s books, and to the Trustee, the Conversion Agent and the Securities Agent, a written notice stating the proposed Ex Date, effective date or expiration date, as the case may be, of any transaction referred to in CLAUSE (1), (2) or (3) of this SECTION 9.07; provided, however, that failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in CLAUSE (1), (2) or (3) of this SECTION 9.07.

Section 9.08 EFFECT OF RECLASSIFICATIONS, BUSINESS COMBINATIONS AND OTHER CORPORATE EVENTS ON CONVERSION PRIVILEGE.

Unless otherwise provided herein, if any of the following shall occur, namely: (i) any reclassification or change in the Ordinary Shares, whether represented by ADSs, issuable upon conversion of Securities (other than a change only in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of Ordinary Shares), (ii) any consolidation, merger, binding share exchange, reconstruction, amalgamation or other similar arrangement, to which the Company is a party, other than a merger in which the Company is the continuing Person and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, the Ordinary Shares, or (iii) any sale, transfer, lease, conveyance or other disposition of all or substantially all of the property or assets of the Company, in each case, pursuant to which the Ordinary Shares would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, then the Company or such successor or purchasing Person, as the case may be, shall execute and deliver to the Trustee and the Securities Agent a supplemental indenture in form satisfactory to the Trustee and the Securities Agent providing that, at and after the effective time of such reclassification, change, consolidation, merger, binding share exchange, reconstruction, amalgamation or other similar arrangement, or such sale, transfer, lease, conveyance or disposition, the Holder of each Security then outstanding shall have the right to convert such Security (if otherwise convertible pursuant to this ARTICLE IX) into the kind and amount of cash, securities or other property (collectively, Reference Property) receivable upon such reclassification, change, consolidation, merger, binding share exchange, reconstruction, amalgamation or other similar arrangement, or such sale, transfer, lease, conveyance or disposition by a holder of a number of Ordinary Shares equal to the product of the principal amount of such Security and the Conversion Rate or Interest Conversion Rate in effect immediately prior to such reclassification, change, consolidation, merger, binding share exchange, reconstruction, amalgamation or other similar arrangement, or such sale, transfer, lease, conveyance or disposition in the calculation of the Reference Property receivable by such Holder. If, in the case of any such consolidation, merger, binding share exchange, reconstruction, amalgamation or other similar arrangement, or such sale, transfer, lease, conveyance or disposition, the cash, securities or other and property receivable thereupon by a holder of Ordinary Shares includes cash, securities or other property of a Person other than the successor or purchasing Person, as the case may be, in such consolidation, merger, binding share exchange, reconstruction, amalgamation or other similar arrangement, or such sale, transfer, lease, conveyance or disposition, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders as the Board of Directors of the Company in good faith shall reasonably determine necessary by reason of the foregoing (which determination shall be described in a Board Resolution). The provisions of this SECTION 9.08 shall similarly apply to successive consolidations, mergers, binding share exchanges, reconstruction, amalgamation or other similar arrangement, or successive sales, transfers, leases, conveyances or dispositions.

In the event the Company shall execute a supplemental indenture pursuant to this SECTION 9.08, the Company shall promptly file with the Trustee, the Conversion Agent and the Securities Agent an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Securities after any such reclassification, change, consolidation, merger, binding share exchange, reconstruction, amalgamation or other similar arrangement, or such sale, transfer, lease, conveyance or disposition and any adjustment to be made with respect thereto.

Section 9.09 DISCLAIMER OF THE TRUSTEE, THE CONVERSION AGENT AND THE SECURITIES AGENT.

None of the Trustee, the Conversion Agent or the Securities Agent shall have any duty to monitor or determine when an adjustment or calculation under this ARTICLE IX should be made, how it should be made or what such adjustment or calculation should be, but each may accept as conclusive evidence of the correctness of any such adjustment or calculation, and shall be protected in relying upon, the Officer’s Certificate with respect thereto which the Company is obligated to file with the Trustee, the Conversion Agent and the Securities Agent hereunder. None of the Trustee, the Conversion Agent or the Securities Agent makes any representation as to the validity or value of any securities or assets issued upon conversion of Securities, and none of them shall be responsible for the failure by the Company to comply with any provisions of this ARTICLE IX.

Within one Business Day of receipt of any Conversion Notice (other than a PIK Conversion) from the Conversion Agent, the Company will calculate whether such conversion will result in a breach of the Conversion Cap set out in SECTION 9.01(b)(ii) of this Indenture and provide an Officers’ Certificate to the Conversion Agent confirming whether the Securities have been accepted for conversion or, if the Company determines that the Conversion Cap will be breached as a result of any conversion, provide instructions to the Conversion Agent to subsequently mark up the Securities of the converting Holder(s). For the avoidance of doubt, the Conversion Agent will initially mark down the relevant Securities with respect to which a Conversion Notice has been delivered by a Holder. The Conversion Agent will not be responsible or liable to the Company or any Holder of the Securities or any other person for marking down the Securities following confirmation in writing from the Company or for failing to take any action upon non-receipt of any confirmation from the Company.

None of the Trustee, the Conversion Agent or the Securities Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to SECTION 9.09, but each of them may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, an Opinion of Counsel and the Officer’s Certificate with respect thereto which the Company is obligated to file with the Trustee and the Securities Agent pursuant to SECTION 9.09 hereof.

For the avoidance of doubt, the Conversion Agent shall have no duties in respect of a Conversion Notice after it has submitted such Conversion Notice to the Company (other than marking down the Securities accepted for conversion by the Company).

Section 9.10 RIGHTS DISTRIBUTIONS PURSUANT TO ANTI-TAKEOVER PROVISIONS.

Upon conversion of any Security or a portion thereof, to the extent the Holder thereof receives Ordinary Shares, whether represented by ADSs, upon such conversion, the Company shall make provision for such Holder to receive, in addition to, and concurrently with the delivery of, such Ordinary Shares any preferred shares or other securities or rights issued or distributed to holders of Ordinary Shares by the Board of Directors of the Company pursuant to the anti-takeover provisions in the Company’s Articles of Association, whether or not such preferred shares, securities or rights were issued or distributed prior to the time of such conversion, but only to the extent other holders of Ordinary Shares would receive such preferred shares or other securities or rights. In the event that, after the date hereof, the Company amends, supplements or supersedes the anti-takeover provisions in its Articles of Association to provide, or if the Board of Directors of the Company approve a resolution, for the issuance or distribution of any such preferred shares or other securities or rights to holders of Ordinary Shares, the Company shall provide that the Holders will receive, upon conversion of their Securities, in addition to the consideration otherwise payable hereunder upon such conversion, such shares, securities or rights, but only to the extent such Holder will receive Ordinary Shares upon such conversion and only to the extent other holders of Ordinary Shares would receive such preferred shares, securities or rights.

Any distribution of preferred shares, securities or rights pursuant to such anti-takeover provisions or Board Resolution will not result in an adjustment to the Conversion Rate or Interest Conversion Rate pursuant to SECTION 9.05(b) and 10.05(c) above if the Company has made proper provision for Holders to receive, to the extent they receive Ordinary Shares upon conversion hereunder, to also receive such preferred shares, securities or rights to the same extent as other holders of Ordinary Shares.

ARTICLE X. THE GUARANTEES

Section 10.01 THE GUARANTEES.

Subject to (i) the provisions of this ARTICLE X and (ii) the Guarantor signing his Guarantee hereunder, each of the Guarantors hereby fully, irrevocably and unconditionally, jointly and severally, guarantees as principal obligor to each Holder of a Security authenticated by the Trustee, and to the Trustee and its successors and assigns, the due and punctual payment of the principal of, and interest in respect of or on, and all other amounts payable under, the Securities (and any Additional Amounts) and this Indenture, when and as the same shall become due and payable, whether on an interest payment date, at the Stated Maturity date, by declaration of acceleration, or otherwise.

Section 10.02 DISCHARGE; REINSTATEMENT.

The Guarantors’ obligations hereunder shall remain in full force and effect until the principal of, interest in respect of or on, the Securities and all other amounts payable by the Company under this Indenture have been paid in full. If at any time any payment of the principal of, or interest in respect of or on any Security or any other amount payable by the Company under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the Guarantors’ obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time. All payments under the Guarantee will be made in U.S. Dollars.

Section 10.03 WAIVER BY THE GUARANTORS.

Each of the Guarantors irrevocably waive acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person. In particular, each of the Guarantors irrevocably waives their respective right to require the Trustee to pursue or exhaust the Trustee’s legal or equitable remedies against the Company prior to exercising the Trustee’s rights under the Guarantee.

Section 10.04 SUBROGATION.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders with respect to any obligations guaranteed under this ARTICLE X until payment in full of all obligations guaranteed hereby.

Section 10.05 STAY OF ACCELERATION.

If acceleration of the time for payment of any amount payable by the Company under this Indenture or the Securities is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.

Section 10.06 LIMITATION ON AMOUNT OF THE GUARANTEES.

Notwithstanding anything to the contrary in this ARTICLE X, each of the Guarantors, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties for each Guarantee not to constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable law of any other jurisdiction. To effectuate that intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of the Guarantors under the Guarantees are limited in an amount not to exceed the maximum amount that can be guaranteed by the Guarantors without rendering any Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Section 10.07 RANKING OF THE GUARANTEES.

The Guarantee of each Guarantor (i) is a general obligation of such Guarantor; (ii) is senior in right of payment to all future obligations of such Guarantor expressly subordinated in right of payment to such Guarantee; and (iii) is effectively subordinated to secured obligations of such Guarantor, to the extent of the value of the assets serving as security therefor.

Section 10.08 EXECUTION AND DELIVERY OF THE GUARANTEES.

The execution by the Subsidiary Guarantors of this Indenture evidences its Guarantee, whether or not the Person signing as an officer of the Subsidiary Guarantor still holds that office at the time of authentication of any Security. The delivery of any Security by the Trustee after authentication constitutes due delivery of the Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantor.

Section 10.09 RELEASE OF GUARANTEES.

(a) The Guarantees will be released upon repayment in full of the Securities; and

(b) No release and discharge of any Guarantee will be effective against the Trustee or the Holders (i) if an Event of Default shall have occurred and be continuing under this Indenture as of the time of such proposed release and discharge until such time as such Event of Default is cured or waived and (ii) until the Company shall have delivered to the Trustee an Officer’s Certificate stating that all conditions precedent provided for in this Indenture relating to such release and discharge have been complied with and that such release and discharge is authorized and permitted under this Indenture. At the request and expense of the Company, the Trustee will execute and deliver an instrument evidencing such release and discharge.

ARTICLE XI. SECURITY DOCUMENTS

Section 11.01 SECURITY DOCUMENTS.

(a) The due and punctual payment of the principal of, and interest on, the Securities when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase or otherwise, and interest on the overdue principal of, premium on, if any, interest, on the Securities and performance of all other obligations of the Company to the Holders or the Trustee under this Indenture and the Securities (including the Guarantees), according to the terms hereunder or thereunder, are secured as provided in the Security Documents. Each Holder, by its acceptance thereof, consents and agrees to the terms of the Security Documents (including the provisions providing for foreclosure and release of any Collateral and authorizing the Collateral Agents to enter into any Security Document on its behalf) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Agents to enter into the Security Documents (and any amendments thereto) and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company will deliver to the Trustee copies of all documents delivered to the Collateral Agents pursuant to the Security Documents, and the Company will, and will cause each of its Subsidiaries to, do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee that the Collateral Agents hold, for the benefit of the Trustee and the Holders, duly created, enforceable and perfected security interests as contemplated hereby and by the Security Documents, so as to render the same available for the security and benefit of this Indenture and of the Securities and any Guarantee secured hereby, according to the intent and purposes herein expressed. The Company and the Guarantors will take, and the Company will cause its Subsidiaries to take, upon request of the Trustee, any and all actions reasonably required to cause the Security Documents to create and maintain, as security for the obligations of the Company and the Guarantors hereunder, a valid and enforceable perfected first priority security interest in and on all the Collateral ranking in right and priority of payment as set forth in the Security Documents and subject to no other Liens other than as permitted by the terms of this Indenture.

(b) Each Holder, by accepting a Security, shall be deemed (i) to have authorized the Collateral Agents and the Trustee to enter into the Security Documents and (ii) to be bound thereby. Each Holder, by accepting a Security, appoints the Collateral Agents as its agents under the Security Documents and authorizes it to act as such on such Holder’s behalf.

(c) The Super Majority Holders may, from time to time, agree to replace the PRC Collateral Agent with a replacement collateral agent acceptable to the Super Majority Holders, each in compliance with the applicable laws of Mainland China.

Section 11.02 AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE TRUSTEE UNDER THE SECURITY DOCUMENTS.

Subject to the provisions of SECTIONS 6.01 and 6.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders, and may direct, in its sole discretion and without the consent of the Holders, on behalf of the Holders, the Collateral Agents to, take all actions it deems necessary or appropriate in order to:

(a) enforce any of the terms of the Security Documents; and

(b) collect and receive any and all amounts payable in respect of the obligations of the Company or the Guarantors hereunder.

Subject to the provisions hereof and the Security Documents, the Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

Section 11.03 AUTHORIZATION OF RECEIPT OF FUNDS BY THE TRUSTEE UNDER THE SECURITY DOCUMENTS.

The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

Section 11.04 TERMINATION OF SECURITY INTEREST.

The Trustee shall, at the request of the Company or the Guarantors upon having provided the Trustee an Officer’s Certificate and Opinion of Counsel certifying compliance with this SECTION 11.04 execute and deliver a certificate to the relevant Collateral Agent directing such Collateral Agent to release the relevant Collateral or to execute such other appropriate instrument evidencing such release (in the form provided by and at the expense of the Company) upon repayment in full of the Securities.

ARTICLE XII. TAX TREATMENT

Section 12.01 TAX TREATMENT.

The Company and the Guarantors hereby agree to, and, by purchasing an interest in a Security, each Holder and each Person that acquires a direct or indirect beneficial interest in the Security hereby agrees that such Person shall (except to the extent otherwise required by final administrative or judicial determinations to the contrary) treat the Securities as indebtedness of the Company for all U.S. federal income tax purposes.

Section 12.02 TAX WITHHOLDING OBLIGATIONS.

By purchasing an interest in a Security, each Holder and each Person that acquires a direct or indirect beneficial interest in a Security hereby agrees:

(a) that the Company may withhold any tax, to the extent it is required to do so under any law or regulation (whether based on accrued, constructive or cash income), from any payments of cash or Ordinary Shares, whether represented by ADSs (including any Ordinary Shares, whether represented by ADSs, to be paid upon conversion), to be made to a Holder or Person holding a direct or indirect beneficial interest in a Security or in Ordinary Shares received upon conversion of a Security; and

(b) that if the Company pays any withholding taxes on behalf of a Holder or Person holding a direct or indirect beneficial interest in a Security, as a result of an adjustment to the Conversion Rate or a failure to make an adjustment to the Conversion Rate, the Company may, in its discretion, reduce any payments to such Holder or Person of cash or Ordinary Shares (including any Ordinary Shares, whether represented by ADSs, to be paid upon conversion) on the Security by the amounts of any such withholding taxes paid.

ARTICLE XIII. MISCELLANEOUS

Section 13.01 TRUST INDENTURE ACT CONTROLS.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision of the TIA shall control.

Section 13.02 NOTICES.

Any notice or communication by the Company, the Guarantors, the Trustee or the Securities Agent to one another shall be in the English language and be deemed to be duly given if made in writing and delivered:

(a) by hand (in which case such notice shall be effective upon delivery);

(b) by facsimile (in which case such notice shall be effective upon receipt of confirmation of good transmission thereof);

(c) by email (in which case such notice shall be effective upon receipt by the addressee thereof); or

(d) by overnight delivery by a nationally recognized courier service (in which case such notice shall be effective on the second Business Day immediately after being deposited with such courier service), in each case to the other party’s address, facsimile number or email address, as applicable, set forth in this SECTION 13.02. Each of the Company, the Guarantors, the Trustee and the Securities Agent, by notice to the others, may designate additional or different addresses, facsimile numbers or email addresses for subsequent notices or communications.

Any notice or communication to a Holder shall be mailed to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and the Securities Agent at the same time. If the Trustee or the Securities Agent is required, pursuant to the express terms of this Indenture or the Securities, to mail a notice or communication to Holders, the Trustee or the Securities Agent, as the case may be, shall also mail a copy of such notice or communication to the Company.

The initial address, facsimile number and email address of the specified parties are as follows:

(i) if to the Company, addressed to LDK Solar CO., Ltd., c/o Zolfo Cooper (Cayman) Limited, 38 Market Street, Suite 4208, Canella Court, Camana Bay, Grand Cayman, KY1-9006, Cayman Islands, with a copy to LDK Solar CO., Ltd., c/o 1290 Oakmead Parkway, Suite 306, Sunnyvale, CA 94085, United States of America, Fax No.: +1 408 245 8802, Attn: Company Secretary, Email: jack@ldksolar.com;

(ii) if to the Subsidiary Guarantor, addressed to such Subsidiary Guarantor at c/o LDK Solar CO., Ltd., 1290 Oakmead Parkway, Suite 306, Sunnyvale, CA 94085, United States of America, Fax No.: +1 408 245 8802, Attn: Company Secretary, Email: jack@ldksolar.com;

(iii) if to the Trustee, the Paying Agent or the Conversion Agent, addressed to the Trustee, the Paying Agent or the Conversion Agent, as the case may be, at the Corporate Trust Office, with a copy to the Specified Corporate Trust Office;

(iv) if to the Transfer Agent or the Registrar, addressed to the Transfer Agent or the Registrar, as the case may be, at Vertigo Building – Polaris, 2-4 rue Eugène Ruppert, L-2453 Luxembourg, Fax: +352 24 524 204, Attention: New Issues Department – 5.535% Convertible Senior Notes due 2016 with a copy to the Specified Corporate Trust Office; and

(v) if intended for any Holder, addressed to such Holder at such Holder’s last address as it appears in the register maintained by the Security Registrar.

The Trustee and the Securities Agent may rely upon and comply with instructions and directions sent by electronic mail, fax and other similar unsecured electronic methods (but excluding on-line communications systems covered by a separate agreement (such as the Inform or CA$H-Register Plus system)) (the Electronic Methods) by persons reasonably believed by it to be authorized to give instructions and directions on behalf of the Company. Each of the Trustee and the Securities Agent shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Company (other than to verify that the signature on a fax is the signature of a person authorized to give instructions and directions on behalf of the Company) and shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by Issuer as a result of such reliance upon or compliance with such instructions or directions. The Company agrees to assume all risks arising out of the use of Electronic Methods to submit instructions and directions to the Trustee and the Securities Agent, including without limitation the risk of the Trustee and the Securities Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties. The Company agrees that the indemnity set out in SECTION 6.07 shall apply in respect of any loss or liability suffered by any Trustee and the Securities Agent as a result of acting upon instructions and directions sent by Electronic Methods.

Section 13.03 COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Securities Agent, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 13.04 CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

Upon any request or application by the Company to the Trustee or the Securities Agent to take any action under this Indenture, the Company shall furnish to the Trustee or the Securities Agent, as applicable:

(a) an Officer’s Certificate stating that, in the opinion of the signatory or signatories to such Officer’s Certificate, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each signatory to an Officer’s Certificate or an Opinion of Counsel may (if so stated) rely, effectively, upon an Opinion of Counsel as to legal matters and an Officer’s Certificate or certificates of public officials as to factual matters, as the case may be, if such signatory reasonably and in good faith believes in the accuracy of the document relied upon.

Section 13.05 STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that the person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 13.06 RULES BY TRUSTEE AND AGENTS.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar, Paying Agent, Securities Agent and Conversion Agent may make reasonable rules and set reasonable requirements for their respective functions.

Section 13.07 LEGAL HOLIDAYS.

A Business Day means any weekday that is not a day on which banking institutions in the City of New York, London, Hong Kong or Mainland China are authorized or obligated to close. A Legal Holiday is a day that is not a Business Day. If a payment date is a Legal Holiday, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on that payment for the intervening period.

Section 13.08 DUPLICATE ORIGINALS.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 13.09 GOVERNING LAW.

The law of the State of New York shall govern this Indenture, the Guarantee and the Securities.

Section 13.10 SUBMISSION TO JURISDICTION.

The parties hereby submit to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in the Borough of Manhattan in the City of New York solely for the purpose of any legal action or proceeding brought to enforce their obligations hereunder or with respect to any Security.

As long as any of the Securities remain outstanding or the parties hereto have any obligation under this Indenture, each of the Company and the Guarantors shall have an authorized agent upon whom process may be served in any such legal action or proceeding. Service of process upon such agent and written notice of such service mailed or delivered to the Company or the Guarantors, as the case may be, shall to the extent permitted by law be deemed in every respect effective service of process upon the Company in any such legal action or proceeding and, if it fails to maintain such an agent, any such process or summons may be served by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to it at its address as provided for notices hereunder. Each of the Company and the Guarantors hereby appoints Law Debenture Corporate Services Inc. at 400 Madison Avenue, 4th Floor, New York, New York 10017, as its agent for such purposes, and covenants and agrees that service of process in any legal action or proceeding may be made upon it at such office of such agent.

Each of the Company and the Guarantors irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any such action or proceeding in the Supreme Court of the State of New York, County of New York or the United States District Court for the Southern District of New York and any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

Each of the Company and the Guarantors irrevocably agrees that, should any such action or proceeding be brought against it arising out of or in connection with this Indenture, no immunity (to the extent that it may now or hereafter exist, whether on the ground of sovereignty or otherwise) from such action or proceeding, from attachment (whether in aid of execution, before judgment or otherwise) of its property, assets or revenues, or from execution or judgment wherever brought or made, shall be claimed by it or on its behalf or with respect to its property, assets or revenues, any such immunity being hereby irrevocably waived by each of the Company and the Guarantors to the fullest extent permitted by law.

Section 13.11 JUDGMENT CURRENCY.

In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the Judgment Currency) other than United States dollars, each of the Company and the Guarantors jointly and severally will indemnify the Trustee and the Securities Agent against any loss incurred by the Trustee, the Securities Agent or any other agent as a result of any variation as between (a) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (b) the rate of exchange at which the Trustee, the Securities Agent or any agent is able to purchase United States dollars with the amount of the judgment currency actually received by the Trustee, the Securities Agent or any agent. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

Section 13.12 NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, the Guarantors or any of the Company’s Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.13 SUCCESSORS.

All agreements of the Company and the Guarantors in this Indenture, the Guarantee and the Securities shall bind its successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

Section 13.14 SEPARABILITY.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

Section 13.15 TABLE OF CONTENTS, HEADINGS, ETC.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.16 CALCULATIONS IN RESPECT OF THE SECURITIES.

(a) The Company shall monitor valuation of the Securities, the Ordinary Shares and the ADSs and make all calculations under this Indenture, the Guarantee and the Securities (including the Conversion Price and any adjustments to the Conversion Rate or Interest Conversion Rate pursuant hereto) in good faith. Subject to (b) below, in the absence of manifest error, such calculations shall be final and binding on all Holders. The Company shall provide a copy of such calculations to the Trustee and the Securities Agent as requested or required hereunder, and each of the Trustee and the Securities Agent shall be entitled to rely on the accuracy of any such calculation without independent verification and shall be held harmless with respect thereto. Neither the Trustee nor the Securities Agent shall have any obligation to calculate or determine or verify the calculation or determination of the Conversion Rate, Interest Conversion Rate or the Conversion Price. The Trustee and/or the Securities Agent shall forward the Company’s calculations to any Holder upon request of such Holder.

(b) A Holder shall have the right to request any valuation or calculation under this Indenture or the Securities to be done by a third-party independent financial institution nominated by the Holder at its own cost (or at the cost of the Company in the case of a manifest error) and the determination by such third party independent financial institution shall be final and binding on all Holders and the Company. The Company undertakes to promptly adjust the valuation or calculation in accordance with the determination by such third party independent financial institution.

Section 13.17 NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES OR SHAREHOLDERS.

None of the Company’s or the Subsidiary Guarantor’s past, present or future directors, officers, employees or shareholders, as such, shall have any liability for any of the Company’s obligations under this Indenture or the Securities or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a Security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the Securities.

Section 13.18 ADDITIONAL ISSUANCES.

In addition to the initial aggregate principal amount of the Securities issued hereunder, being the aggregate amount of (i) the outstanding principal amount of the Preferred Obligations held by each Initial Holder at the Issue Date; (ii) interest accrued but unpaid up to and including June 3, 2013 at 23% per annum of internal rate of return, less dividends received, relating to the Preferred Obligations; and (iii) interest accrued but unpaid from June 4, 2013 up to the Issue Date at the rate of 5.535% per annum of the Preferred Obligations outstanding as of June 3, 2013, additional Securities may be issued by the Company from time to time to accommodate any PIK amount from time to time pursuant hereto; provided that any such additional issuances shall constitute, and be deemed to constitute, one and the same series of Securities hereunder with all terms and conditions of the Securities applying to such additional issuances, mutatis mutandis.

Section 13.19 COUNTERPARTS.

This Indenture may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement. Delivery of an executed signature page of this Indenture by facsimile transmission or electronic transmission (in pdf format) shall be effective as delivery of a manually executed counterpart hereof.

[SIGNATURE PAGES FOLLOW]

SIGNATORIES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.

LDK SOLAR CO., LTD. in provisional liquidation

By:

Signed by a Provisional Liquidator as agent and without personal liability

LDK SILICON & CHEMICAL TECHNOLOGY CO., LTD., as Subsidiary Guarantor

By:

Name:	Tong Xingxue
Title:	Director

THE BANK OF NEW YORK MELLON, LONDON BRANCH, as Trustee, as Paying Agent and as Conversion Agent

By:

Name:	Michael Cheng
Title:	Vice President

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A., as Transfer Agent and as Registrar

By:

Name:	Michael Cheng
Title:	Vice President

THE BANK OF NEW YORK MELLON, LONDON BRANCH, as Collateral Agent

By:

Name:	Michael Cheng
Title:	Vice President

SCHEDULE 1

FACE OF SECURITY

LDK SOLAR CO., LTD. in provisional liquidation

[INSERT PRIVATE PLACEMENT LEGEND AND GLOBAL SECURITY LEGEND, AS REQUIRED]

5.535% Convertible Senior Notes due 2016

LDK Solar CO., Ltd. in provisional liquidation, a company with limited liability under the laws of the Cayman Islands (the Company), for value received, hereby promises to pay to The Bank of New York Mellon Depositary (Nominees) Limited or its registered assigns, the principal sum of [•] United States dollars (US$[•]) on June 3, 2016 subject to extension as provided herein and to pay interest thereon, each in such form as provided on the reverse hereof, until the principal and any unpaid and accrued interest are paid or duly provided for.

Interest Payment Dates: [•] and [•], with the first payment to be made on [•], 2015.

Record Dates: [•] and [•]. [Note: The Record Dates must be after the date of the Company’s notice to elect to PIK.]

Terms used herein without definition and which are defined in the Indenture (as defined on the back of this certificate) shall have the meanings assigned to them in such Indenture. The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

IN WITNESS WHEREOF, LDK Solar CO., Ltd. in provisional liquidation has caused this instrument to be duly signed.

LDK SOLAR CO., LTD. in provisional liquidation

By:

Signed by a Provisional Liquidator as agent and without personal liability

Certificate of Authentication

This is one of the Securities referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, LONDON BRANCH, as Trustee

By:

Authorized Signatory

Dated:

[REVERSE OF SECURITY]

LDK SOLAR CO., LTD. in provisional liquidation

5.535% Convertible Senior Notes due 2016

1.	INTEREST.

The Company promises to pay interest on the principal amount of this Security at the rate per annum shown above semi-annually in arrears on [•] and [•] of each year, with the first payment to be made on [•], 2015. Interest on the Securities will accrue on the principal amount from, and including, the most recent date to which interest has been paid or provided for or, if no interest has been paid, from, and including, the Issue Date, in each case to, but excluding, the next interest payment date or Maturity Date, as the case may be. Interest will be computed on the basis of a 360-day year of twelve 30-day months; provided, however, that the Company may choose to PIK any interest installment payment as provided herein, other than an interest installment payment that is due on the Maturity Date. Any PIKed amount shall be considered principal for all purposes, and without limiting the foregoing, the PIKed amount will bear interest at the rate then applicable to the Securities, beginning on the date such PIKed amount is added to the principal amount thereof.

2.	MATURITY.

The Securities will mature on June 3, 2016; provided, however, that, at the option of the Super Majority Holders, which may be exercised one or more times, notifying the Company in writing 15 Business Days prior to the relevant Maturity Date, (i) the Maturity Date may be extended as stated in the written notice of the Super Majority Holders and/or (ii) the Company shall make the payment due on the relevant Maturity Date with Ordinary Shares or ADSs, each as provided herein.

3.	METHOD OF PAYMENT.

The Company will pay interest on the Securities to the Persons who are Holders of record of the Securities at the close of business on the record date set forth on the face of this Security immediately preceding the applicable interest payment date. Holders must surrender the Securities to a Paying Agent to collect the principal amount, premium, if any, and accrued and unpaid interest, if any, payable as herein provided. The Company will pay, in money of the United States that at the time of payment is legal tender for payment of public and private debts, all amounts due in cash with respect to the Securities, which amounts shall be paid (A) in the case this Security is in global form, by wire transfer of immediately available funds to the account designated by the Paying Agent; and (B) in the case of a Security that is held, other than global form, by wire transfer of immediately available funds to the account specified by such Holder.

Notwithstanding any provision to the contrary of this PARAGRAPH 3 and to the extent that, in connection with any interest installment payment, the Company shall have elected not to pay cash for such interest installment, the Company shall PIK with respect to such interest installment payment pursuant hereto, unless the Holder shall have delivered to the Company, the Conversion Agent and the Trustee an Interest Conversion Notice after the afore-said election is made by the Company but on or prior to the fifth Business Day after the relevant interest payment date, irrevocably notifying the Company, the Conversion Agent and the Trustee that it has elected to convert PIK Securities into Ordinary Shares of ADSs on the basis of the Conversion Price at the Interest Conversion Rate, the Company shall convert or cause to be converted such Holder’s PIKed amount and issue or cause to be issued to that Holder, within five Business Days of the relevant Conversion Date, Ordinary Shares or ADSs (as applicable) on the basis of the Conversion Price at the Interest Conversion Rate (except for any cash payment in lieu of a fractional Ordinary Share or ADS which may be payable under SECTION 9.02(b) of the Indenture), subject to the provisions of SECTIONS 4.13, SECTION 9.01 and SECTION 9.02 of the Indenture (as applicable), with further deposit of Ordinary Shares issued by the Company hereunder for the issuance of ADSs by the ADS Depositary subject to the compliance with provisions of SECTION 4.13 of the Indenture; provided, however, that, to the extent that any of the Ordinary Shares contemplated hereunder shall constitute a Restricted Security, if issued or delivered, the certificates evidencing such Ordinary Shares shall bear the Private Placement Legend until the Ordinary Share Restriction Termination Date.

4.	PAYING AGENT, REGISTRAR, CONVERSION AGENT.

Initially, The Bank of New York Mellon, London Branch will act as Paying Agent and Conversion Agent, The Bank of New York Mellon (Luxembourg) S.A. will act as Registrar. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to Holders.

5.	INDENTURE.

The Company issued the Securities under an Indenture dated as of December             , 2014 (the Indenture) among the Company, LDK Silicon & Chemical Technology Co., Ltd. (the Subsidiary Guarantor, together with any additional guarantors that execute and deliver a supplemental indenture to the Indenture providing for a unsubordinated guarantee of payments under the Securities, the Guarantors) and The Bank of New York Mellon, London Branch as trustee (the Trustee) and the Paying Agent and Conversion Agent, The Bank of New York Mellon (Luxembourg) S.A. as Transfer Agent and Registrar and the Bank of New York Mellon, London Branch as the Collateral Agent. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the TIA) as amended and in effect from time to time. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Securities are general secured senior obligations of the Company, except as otherwise provided in the Indenture.

6.	NO OPTIONAL REDEMPTION.

The Company shall have no right to redeem the Securities prior to the Maturity Date.

7.	CONVERSION.

The Securities may be surrendered for conversion into ADSs or Ordinary Shares at the election of the Holder at any time prior to (and excluding) the Maturity Date; provided, however, that the deposit of such Ordinary Shares for the issuance of ADSs by the ADS Depositary shall comply with provisions of SECTION 4.13 of the Indenture.

To convert a Security (including any PIK amount accredited as payment of any interest installment on the Security) or convert any PIKed interest installment as permitted under the Indenture, a Holder must (1) complete and manually sign a “Conversion Notice” in substantially the form attached hereto (the Conversion Notice) or an Interest Conversion Notice in substantially the form attached hereto and deliver it to the Company, the Conversion Agent and the Trustee in connection with the conversion of such Security or the PIKed interest installment, with appropriate signature guarantee, on the back of the Security or a facsimile of the Conversion Notice or Interest Conversion Notice, (2) surrender the Security, together with the delivery of the Conversion Notice or Interest Conversion Notice, which is irrevocable, to the Conversion Agent between 9:00 a.m. to 3:00 p.m. during business hours on business days in the location of the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Trustee or Conversion Agent, (4) if required, furnish written acknowledgements, certifications and agreements in connection with the issuance of ADSs by the ADS Depositary upon deposit of the Ordinary Shares, (5) pay funds equal to interest payable by the Company on the next interest payment date if required in accordance with SECTION 9.02(d) of the Indenture, (6) pay any tax or duty as required pursuant to the Indenture or hereunder unless such is due and payable by the Company pursuant to the Indenture, and (7) pay any fees to the ADS Depositary in connection with the conversion from Ordinary Shares to ADSs pursuant to the Deposit Agreement; provided that no Holder shall be required to convert its Ordinary Shares into ADSs. The Conversion Date with respect to a Security means the date on which the Holder of the Security has complied with each of above requirements to convert such Security.

Upon conversion of a Security by its Holder as permitted hereunder, the Company shall (subject to SECTION 9.01(b)(ii) of the Indenture), within five Business Days of the relevant Conversion Date (subject to the Conversion Cap, if applicable), deliver to the Holder Ordinary Shares or ADSs at the Conversion Rate or Interest Conversion Rate ( as applicable) on such Conversion Date or, in the case of a PIK Conversion, the relevant interest payment date (the Conversion Obligation) with an explanation in reasonable detail of the calculation of the applicable Conversion Rate or Interest Conversion Rate; it being acknowledged and agreed that the deposit of Ordinary Shares issued by the Company hereunder for the issuance of ADSs by the ADS Depositary shall be subject to the compliance with provisions of SECTION 4.13 of the Indenture.

[A Holder may convert a portion of a Security so long as such conversion shall not require the Company to issue a fractional ADS or Ordinary Share.

The Conversion Rate for the Securities, other than the PIK Conversions, shall be as follows:

(i) 50 Ordinary Shares per US$1,000 of the principal amount of Securities, whether represented by ADSs, if such conversion occurs on or before March 31, 2015;

(ii) the number of Ordinary Shares, whether represented by ADSs, into which US$1,000 of the principal amount of Securities may be convertible at the price per Ordinary Share by referring to the VWAP of ADSs for the 20-trading-day period immediately prior to (but excluding) the date of the Conversion Notice, if such conversion occurs during the one-year period from April 1, 2015 to March 31, 2016 (both dates inclusive), with the conversion limited to (A) US$62.5 million of the aggregate principal amount of the Securities during such one-year period and (B) US$20 million of the aggregate principal amount of the Securities during any rolling quarter in such one-year period, each on a first-come-first-served basis (the Conversion Cap), as follows: (A) all Conversion Notices received on the same day will be treated as having been received at the same time; and (B) in the event that the aggregate of Conversion Notices received at the same time would exceed the Conversion Cap, then the amount remaining under the Conversion Cap is allocated to each relevant Holder pro-rata on the basis of the principal amount outstanding under the Security of the converting Holder as a percentage of the aggregate of principal amount outstanding under the Securities of the all of the converting Holders on that day; it being agreed that, where the Conversion Cap has been fully exhausted, (1) the Company shall return each un-used Conversion Notice or portion thereof to the Holder with the reason noted therein for its rejection; and (2) the balance of the principal amount of the Securities shall reflect such full or partial conversion; and

(iii) the number of Ordinary Shares, whether represented by ADSs, into which US$1,000 of the principal amount of Securities may be convertible at the price per Ordinary Share by referring to the VWAP of ADSs for the 20-trading-day period immediately prior to (but excluding) the date of the Conversion Notice, if such conversion occurs at any time on or after April 1, 2016, without any limitation on the amount of the conversion;]1

[The Interest Conversion Rate for the Securities shall be the VWAP of ADSs for the 20-trading-day period immediately prior to (but excluding) the relevant interest payment date.]2

[1]	Not applicable for PIK Securities.
[2]	Applicable only for PIK Securities.

provided, that, for avoidance of doubt, (A) the principal amount of Securities at any date of conversion shall include any PIK amount that has been accredited as payments of any interest installment on such Securities and that has not previously been converted pursuant to an Interest Conversion Notice or a Conversion Notice, (B) the calculation of Ordinary Shares at any date of conversion shall take into account the then applicable ratio of Ordinary Shares to ADSs, and (C) the Interest Conversion Rate shall apply to the PIKed amount with respect to which an Interest Conversion Notice has been duly given; and (D) the Conversion Cap does not apply to PIK Conversions (E) the Conversion Rate or Interest Conversion Rate shall be subject to adjustment in the event of certain circumstances as specified in the Indenture, and (F) upon each conversion of a Security, the Company shall not deliver a fractional Ordinary Share or ADS, and may elect to pay cash for any fractional Ordinary Share or ADS valued to be equal to or greater than US$10 based on the VWAP of ADSs for the 20-trading-day period immediately preceding the Conversion Date or relevant interest payment date. For the avoidance of doubt, a Holder is deemed to have waived the right to receive any cash in lieu of any fractional Ordinary Share or ADS upon each conversion of a Security, if such fractional Ordinary Share or ADS is valued to be less than US$10 in accordance with the calculation in the preceding sentence.

Upon conversion, no payment or adjustment will be made for any accrued interest on a converted Security or for any dividend on Ordinary Shares deposited for the issuance of ADSs; provided that such accrued and unpaid interest to the Conversion Date shall be deemed to be paid in full with the ADSs or Ordinary Shares issued upon conversion rather than cancelled, extinguished or forfeited. If any Holder surrenders a Security for conversion after the close of business on the record date for the payment of an interest installment and prior to the related interest payment date, then, notwithstanding such conversion, the interest payable with respect to such Security on such interest payment date shall be paid on such interest payment date to the Holder of record of such Security at the close of business on such record date; provided, however, that such Security, when surrendered for conversion, must be accompanied by payment in cash to specified account of the Company of an amount equal to the interest payable on such interest payment date on the portion so converted.

8.	ADJUSTMENT TO PRINCIPAL AMOUNT OF SECURITIES

In the case that this Security is in global form, if there is any of: an issuance of any increase in the principal amount of the Securities in respect of any payment of PIKed interest on such Securities, or any conversion or transfer certain Securities (in each case, in accordance with the provisions of the Indenture), then in each such case, with effect from the relevant date, the relevant increase or reduction (as applicable) in the aggregate principal amount of Securities represented by this Security shall be endorsed in Schedule A to this Security by the Trustee, the Paying Agent, Transfer Agent or Conversion Agent, as the case may be. Subject to the requirements of the Clearing Systems in the case of an increase in the aggregate principal amount by the PIKed amount on such Securities represented by this Security, then the relevant increase in the aggregate principal amount of the Securities represented by this Security shall be applied pro rata to each holder of a book-entry interest in such Security.

9.	DENOMINATIONS, TRANSFER, EXCHANGE.

The Securities are in registered form, without interest coupons, in denominations of US$1.00 principal amount and integral multiples of US$1.00; provided that an increase in the principal amount of Securities as a result of the Company’s election to PIK may be added, and PIK Securities may be issued, in denominations of US$1.00 in accordance with SECTION 2.14 of the Indenture. The transfer of the Securities may be registered and the Securities may be exchanged as provided in the Indenture. The Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company, the Guarantors, the Trustee or the Securities Agent may require payment of a sum sufficient to cover any tax or similar governmental charge that may be imposed in connection with certain transfers or exchanges or conversions. The Holder shall also be responsible for the payment of any fees to the ADS Depositary in connection with the deposit of any of its Ordinary Shares for issuance of ADSs although, for the avoidance of doubt, no Holder shall be required to deposit any Ordinary Share for issuance of such ADS upon conversion of a Security.

10.	PERSONS DEEMED OWNERS.

The registered Holder of a Security may be treated as the owner of such Security for all purposes.

11.	MERGER OR CONSOLIDATION.

Except as provided in the Indenture, the Company shall not consolidate with, or merge with or into, another Person, permit any Person to merge with or into it, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property or assets (computed on a consolidated basis), another Person, whether in a single transaction or series of related transactions, unless, among other things, (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such merger or that acquired or leased such property and assets shall be a corporation organized and validly existing under the laws of the Cayman Islands, or under the laws of any other country, provided that such other country has, at the time of such merger, a long-term credit-rating of not lower than the then rating by one of S&P or Moody’s of Mainland China; (ii) such Person assumes by supplemental indenture all the obligations of the Company under the Securities and the Indenture; and (iii) immediately after giving effect to the transaction, no Default or Event of Default shall exist.

12.	AMENDMENTS, SUPPLEMENTS AND WAIVERS.

Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Majority Holders, and certain existing Defaults or Events of Default may be waived with the consent of the Majority Holders. In accordance with the terms of the Indenture, the Company and the Guarantors may amend or supplement this Indenture, the Guarantees, the Security Documents or the Securities without notice to or the consent of any Holder: (i) to comply with SECTIONS 4.04 and 9.08 of the Indenture; (ii) to make any changes or modifications to the Indenture necessary in connection with the registration of the public offer and sale of the Securities under the Securities Act pursuant to the Registration Rights Agreement or the qualification of the Indenture under the TIA; (iii) to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture; (iv) to add guarantees with respect to, or to secure the obligations of the Company or the Guarantors, as the case may be, in respect of, the Securities; (v) to add to the covenants of the Company and the Guarantors described in the Indenture for the benefit of Holders or to surrender any right or power conferred upon the Company or the Guarantors; (vi) to make provisions with respect to adjustments to the Conversion Price and/or Conversion Rate and/or Interest Conversion Rate with respect to the Securities as required and in accordance with the Indenture; and (vii) to make any changes of a formal, minor or technical nature or necessary to correct a manifest error or to comply with mandatory provisions of applicable law as evidenced by an Opinion of Counsel as long as such change does not adversely affect the rights of the Holders in any material respect.

In addition, the Company, the Guarantors, the Trustee and the Securities Agent may enter into a supplemental indenture without the consent of Holders to cure any ambiguity, defect, omission or inconsistency in the Indenture in a manner that does not, individually or in the aggregate with all other modifications made or to be made to the Indenture, adversely affect the rights of any Holder in any material respect.

13.	DEFAULTS AND REMEDIES.

A Default under SECTION 5.01 of the Indenture is not an Event of Default until (A) the Trustee notifies the Company in writing, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee in writing, of the Default and (B) the Default is not cured within 60 days after receipt of such notice. When a Default is cured, it ceases to exist for all purposes under this Security and the Indenture.

If an Event of Default ((excluding an Event of Default specified in SECTION 5.01 (f), (h), (i) or (j) of the Indenture) occurs and is continuing, the Trustee by written notice to the Company and the Subsidiary Guarantor, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding by written notice to the Company and the Trustee, may declare the Securities to be immediately due and payable in full. Upon such declaration, the principal of, and any premium and any accrued and unpaid interest on, all Securities shall be due and payable immediately.

If an Event of Default specified in SECTION 5.01(f), (h), (i) or (j) of the Indenture occurs, the principal of, and any premium and accrued and unpaid interest on, all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Majority Holders by written notice to the Trustee may rescind or annul an acceleration and its consequences if (A) the rescission would not conflict with any court order or decree, and (B) all existing Events of Default, except the nonpayment of principal, premium or interest that has become due solely because of the acceleration, have been cured or waived.

Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Majority Holders may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity and/or security and/or pre-funding satisfactory to it; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Subject to SECTIONS 5.07 and 8.02 of the Indenture, the Majority Holders may, by notice to the Trustee, waive any past Default or Event of Default and its consequences, other than (A) a Default or Event of Default in the payment of the principal of, or premium, if any, or interest on, any Security or under any Guarantee, (B) a Default or Event of Default arising from a failure by the Company to perform its Conversion Obligation hereunder or under the Indenture or (C) any Default or Event of Default in respect of any provision of the Indenture or the Securities which, under SECTION 8.02 of the Indenture, cannot be modified or amended without the consent of the Holder of each outstanding Security affected. When a Default or an Event of Default is waived, it is cured and ceases to exist for all purposes under the Indenture and the Securities except as otherwise specified in the waiver.

If a Default or Event of Default occurs and is continuing as to which the Trustee has received written notice pursuant to the provisions of the Indenture, or as to which a Responsible Officer of the Trustee shall receive written notice, then the Trustee shall mail to each Holder a notice of the Default or Event of Default within 30 days after receipt of written notice unless such Default or Event of Default has been cured or waived.

The Company must deliver to the Trustee an annual compliance certificate.

The Company will pay interest on any overdue installment of principal or interest at the rate per annum of 2%.

14.	REGISTRATION RIGHTS.

To the extent that the registration statement on form F-3 is available for the Company to use pursuant to the Securities Act, the Company shall file a shelf registration statement, pursuant to the Registration Rights Agreement, for the resale of ADSs issued as interest installment payments on the Securities and/or issued upon conversion of the Securities, if an exemption from registration under the Securities Act is not otherwise available, shall, as long as the Securities are outstanding, maintain its registration statement on form F-6 effective relating to the ADSs, and shall ensure a sufficient number of ADSs are available for issuance thereunder upon deposit of any of the relevant Ordinary Shares pursuant to the provisions of this Security and the Indenture. Holders are also entitled to customary piggyback registration rights pursuant to the Registration Rights Agreement.

15.	TRUSTEE’S AND SECURITIES AGENT’S DEALINGS WITH THE COMPANY.

Each of the Trustee and the Securities Agent, and each banking institution, if any, serving as successor Trustee or Securities Agent thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for, the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee or Securities Agent, as applicable, and to the extent permitted by the TIA.

16.	NO RECOURSE AGAINST OTHERS.

The Provisional Liquidators have executed the Indenture as agents for and on behalf of the Company and none of the Provisional Liquidators, their firm, partners, employees, agents, advisors or representatives shall incur any personal liability whatsoever in respect of any of the obligations undertaken or assumed by the Company, or any failure by the Company to observe, perform or comply with any such obligations. No past, present or future director, officer, employee or shareholder, as such, of the Company or the Subsidiary Guarantor shall have any liability for any obligations of the Company under the Indenture or the Securities or the Subsidiary Guarantor for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Security.

17.	AUTHENTICATION.

This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent in accordance with the Indenture.

18.	ABBREVIATIONS.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

THE COMPANY WILL FURNISH TO ANY HOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

LDK Solar CO., Ltd.

c/o Zolfo Cooper (Cayman) Limited

38 Market Street, Suite 4208, Canella Court

Camana Bay, Grand Cayman, KY1-9006

Cayman Islands

FORM OF ASSIGNMENT

I or we assign to

(please print or type name and address, and social security or other identifying number)

the within Security and all rights thereunder, and hereby irrevocably constitute and appoint

Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Dated:	Signed:

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Registrar.

Signature Guarantee:

In connection with any transfer of this Security occurring prior to the Resale Restriction Termination Date, the undersigned confirms that it is making, and it has not utilized any general solicitation or general advertising in connection with, the transfer:

[Check One]

(1)	☐ to the Company or any Subsidiary thereof, or

(2)	☐ pursuant to, and in compliance with, the exemption from registration provided by Rule 144A under the Securities Act, or

(3)	☐ pursuant to, and in compliance with, the exemption from registration provided by Rule 144 under the Securities Act, or

(4)	☐ pursuant to, and in compliance with, an exemption from registration under the Securities Act other than Rule 144A or Rule 144 under the Securities Act, or

(5)	☐ pursuant to an effective registration statement under the Securities Act and, unless the box below is checked, the undersigned confirms that this Security is not being transferred to an “affiliate” of the Company (an Affiliate) as defined in Rule 144 under the Securities Act.

☐       The transferee is an Affiliate of the Company. (If the Security is transferred to an Affiliate, the restrictive legend must remain on the Security for at least one (1) year following the date of the transfer.)

Unless one of the items (1) through (5) is checked, the Registrar will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if item (3) or (4) is checked, the Company or the Registrar may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications and other information as the Registrar or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. If item (2) is checked, the purchaser must complete the certification below.

If none of the foregoing items are checked, the Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as name appears on the other side of this Security)

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (the Securities Act), and is aware that the sale to it is being made in reliance on Rule 144A under the Securities Act and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A under the Securities Act and acknowledges that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A under the Securities Act.

Dated:	Signed:
(To be executed by an executive officer)

FORM OF CONVERSION NOTICE

LDK Solar CO., Ltd.

c/o Zolfo Cooper (Cayman) Limited

38 Market Street, Suite 4208, Canella Court

Camana Bay, Grand Cayman, KY1-9006

Cayman Islands Attention: Chief Financial Officer

Reference: LDK Solar—5.535% Convertible Senior Notes due 2016

The Bank of New York Mellon, London Branch

One Canada Square, London E14 5AL

United Kingdom

Fax: +44 20 7964 6369

Attention: Corporate Trust

Reference: LDK Solar—5.535% Convertible Senior Notes due 2016

with a copy to:

The Bank of New York Mellon, Hong Kong Branch

Level 24, Three Pacific Place

1 Queen’s Road East

Hong Kong

Fax No.: +852 2295 3283

Attention: Corporate Trust

Reference: LDK Solar—5.535% Convertible Senior Notes due 2016

To convert this Security in accordance with the Indenture, check the box:	☐
To convert only part of this Security, state the principal amount to be converted (must be equal to or greater than US$1,000, or the remaining principal amount of your total holdings	US$__________

(Any form that does not specify either of the two preceding boxes will be deemed to elect to convert the entire Security)

Please provide your contact information (name, address, zip code, fax number and telephone number):

Please provide your custodian account details for the delivery of the certificate representing the ADSs issuable upon conversion, if applicable:

Please provide your bank account details for any settlement of a conversion in cash:

If you want the certificate representing the ADSs, if any, issuable upon conversion made out in another Person’s name, fill in the form below:

(Insert other Person’s social security or tax I.D. number)

The undersigned hereby certifies that it (or if it is acting for the account of one or more Persons, that each such Person):

•	is not, and has not been, during the three months immediately preceding the date hereof, an affiliate of the Company (within the meaning of Rule 144 under the Securities Act of 1933, as amended): ☐

•	is, or was at a time during the three months immediately preceding the date hereof, an affiliate of the Company (within the meaning of Rule 144 under the Securities Act of 1933, as amended): ☐

•	has paid all taxes and duties due as a result of such certificate representing ADSs being issued upon conversion in another Person’s name, if applicable: ☐

(Print or type other Person’s name, address and zip code)

Dated:	Signature(s):
(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:

(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Securities Agent.)

FORM OF INTEREST CONVERSION NOTICE

LDK Solar CO., Ltd.

c/o Zolfo Cooper (Cayman) Limited

38 Market Street, Suite 4208, Canella Court

Camana Bay, Grand Cayman, KY1-9006

Cayman Islands Attention: Chief Financial Officer

Reference: LDK Solar—5.535% Convertible Senior Notes due 2016

The Bank of New York Mellon, London Branch

One Canada Square, London E14 5AL

United Kingdom

Fax: +44 20 7964 6369

Attention: Corporate Trust

Reference: LDK Solar—5.535% Convertible Senior Notes due 2016

with a copy to:

The Bank of New York Mellon, Hong Kong Branch

Level 24, Three Pacific Place

1 Queen’s Road East

Hong Kong

Fax No.: +852 2295 3283

Attention: Corporate Trust

Reference: LDK Solar—5.535% Convertible Senior Notes due 2016

To convert the PIKed interest installment in accordance with the Indenture, due and payable on:	Day/Month/Year
State the total principal amount of Securities held:	US$	__________
State the total PIKed interest installment:	US$	__________
State the PIKed interest installment to be converted:	US$	__________

(Any form that does not specify either of the two preceding boxes will be deemed to have failed to make en election)

Please provide your contact information (name, address, zip code, fax number and telephone number):

Please provide your custodian account details for the delivery of the certificate representing the ADSs issuable upon conversion, if applicable:

Please provide your bank account details for any settlement of a conversion in cash:

If you want the certificate representing the ADSs, if any, issuable upon conversion made out in another Person’s name, fill in the form below:

(Insert other Person’s social security or tax I.D. number)

The undersigned hereby certifies that it (or if it is acting for the account of one or more Persons, that each such Person):

•	is not, and has not been, during the three months immediately preceding the date hereof, an affiliate of the Company (within the meaning of Rule 144 under the Securities Act of 1933, as amended): ☐

•	is, or was at a time during the three months immediately preceding the date hereof, an affiliate of the Company (within the meaning of Rule 144 under the Securities Act of 1933, as amended): ☐

•	has paid all taxes and duties due as a result of such certificate representing ADSs being issued upon conversion in another Person’s name, if applicable: ☐

(Print or type other Person’s name, address and zip code)

Dated:	Signature(s):
(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:

(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Securities Agent.)

SCHEDULE A

SCHEDULE OF INCREASE OR REDUCTION IN PRINCIPAL AMOUNT OF SECURITIES

REPRESENTED BY THIS GLOBAL SECURITY3

The following increases or reductions in the principal amount of the Notes represented by this Global Security have been made as a result of (i) any issuance of any increase in principal amount as a result of the Company’s election to PIK, (ii) or any Conversion or (iii) transfer of Securities (including transfers of interests between the Global Securities):

Date of Amendment of Principal / Conversion / Transfer (stating which)	Amount of increase or decrease in principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Notation made by or on behalf of the Paying Agent, Transfer Agent or Conversion Agent

[3]	To be included in Global Securities only.

SCHEDULE 2

FORMS OF LEGENDS

PART 1

FORM OF PRIVATE PLACEMENT LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)	REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)	AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT ONLY:

(A)	TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)	PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)	TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A, OR

(D)	PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THE AMERICAN DEPOSITARY SHARES THAT MAY BE ISSUABLE UPON CONVERSION OF THIS SECURITY ARE SUBJECT TO THE DEPOSIT AGREEMENT (AS AMENDED AND SUPPLEMENTED) DATED MAY 31, 2007 BETWEEN THE COMPANY AND JPMORGAN CHASE BANK N.A., AS DEPOSITARY. IN CERTAIN CIRCUMSTANCES, ORDINARY SHARES OF THE COMPANY MAY BE ISSUED UPON CONVERSION OF THIS SECURITY AND DELIVERED IN THE FORM OF RESTRICTED SECURITIES AND WILL BE SUBJECT TO TRANSFER RESTRICTIONS.

PART 2

FORM OF LEGEND FOR GLOBAL SECURITY

Any Global Security authenticated and delivered under the Indenture shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE BANK OF NEW YORK DEPOSITORY (NOMINEES) LIMITED, AS COMMON DEPOSITARY (“COMMON DEPOSITARY”) FOR EUROCLEAR BANK S.A./N.V. (“EUROCLEAR”) AND CLEARSTREAM BANKING, SOCIÉTÉ ANONYME, LUXEMBOURG (“CLEARSTREAM”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE COMMON DEPOSITARY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (AND ANY PAYMENT IS MADE TO THE COMMON DEPOSITARY OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE COMMON DEPOSITARY, HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE COMMON DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGEABLE IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH COMMON DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

SCHEDULE 3

FORM OF NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT

The Bank of New York Mellon (Luxembourg) S.A.

Vertigo Building – Polaris

2-4 rue Eugène Ruppert, L-2453

Luxembourg

Fax: +352 24 524 204

Attention: New Issues Department

Reference: LDK Solar—5.535% Convertible Senior Notes due 2016

with a copy to:

LDK Solar CO., Ltd.

c/o Zolfo Cooper (Cayman) Limited

38 Market Street, Suite 4208, Canella Court

Camana Bay, Grand Cayman, KY1-9006

Cayman Islands

Attention: Chief Financial Officer

Reference: LDK Solar—5.535% Convertible Senior Notes due 2016

The Bank of New York Mellon, London Branch

One Canada Square, London E14 5AL

United Kingdom

Fax: +44 20 7964 6369

Attention: Corporate Trust

Reference: LDK Solar—5.535% Convertible Senior Notes due 2016

The Bank of New York Mellon, Hong Kong Branch

Level 24, Three Pacific Place

1 Queen’s Road East

Hong Kong

Fax No.: +852 2295 3283

Attention: Corporate Trust

Reference: LDK Solar—5.535% Convertible Senior Notes due 2016

Re: LDK Solar CO., Ltd. (the Company)

5.535% Convertible Senior Notes due 2016 (the Securities)

Ladies and Gentlemen:

Please be advised that             has transferred US$             in aggregate principal amount of the Securities and             American depositary shares, each representing one/ Ordinary Share, US$0.10 par value per share, of the Company (“ADSs”) issued on conversion of the Securities pursuant to an effective shelf registration statement on Form F-3 (File No. 333-            ).

Very truly yours,

(Name)

SCHEDULE 4

FORM OF OPINION OF COUNSEL IN CONNECTION WITH REGISTRATION OF SECURITIES

The Bank of New York Mellon (Luxembourg) S.A.

Vertigo Building – Polaris

2-4 rue Eugène Ruppert, L-2453

Luxembourg

Fax: +352 24 524 204

Attention: New Issues Department

Reference: LDK Solar—5.535% Convertible Senior Notes due 2016

The Bank of New York Mellon, London Branch

One Canada Square, London E14 5AL

United Kingdom

Fax: +44 20 7964 6369

Attention: Corporate Trust

Reference: LDK Solar—5.535% Convertible Senior Notes due 2016

with a copy to:

The Bank of New York Mellon, Hong Kong Branch

Level 24, Three Pacific Place

1 Queen’s Road East

Hong Kong

Fax No.: +852 2295 3283

Attention: Corporate Trust

Reference: LDK Solar—5.535% Convertible Senior Notes due 2016

LDK Solar CO., Ltd.

c/o Zolfo Cooper (Cayman) Limited

38 Market Street, Suite 4208, Canella Court

Camana Bay, Grand Cayman, KY1-9006

Cayman Islands

Attention: Chief Financial Officer

Reference: LDK Solar—5.535% Convertible Senior Notes due 2016

Re: LDK Solar CO., Ltd. (the Company)

5.535% Convertible Senior Notes due 2016 (the Securities)

Ladies and Gentlemen:

Reference is made to the Securities issued pursuant to a certain Indenture dated as of December             , 2014 by and among the Company, the Guarantors, The Bank of New York Mellon, London Branch as trustee (the Trustee), paying agent and conversion agent, The Bank of New York Mellon (Luxembourg) S.A. as transfer agent and registrar, and The Bank of New York Mellon, London Branch as collateral agent. The Company issued the Securities on [•], 2014 in transactions exempt from registration under the Securities Act of 1933, as amended (the Securities Act). The Company has filed with the Securities and Exchange Commission (the SEC) [a/an] [Amendment No. [•] to the] Registration Statement on Form F-3 (File No. 333-[•]) (the Registration Statement) relating to the registration under the Securities Act of US$[•] principal amount of the Securities and Ordinary Shares of the Company, par value US$0.10 per share (the Ordinary Shares), represented by the American depositary shares (the ADSs) issuable upon conversion of the Securities being registered. The Registration Statement was declared effective by order of the SEC dated [•].

We have acted as counsel for the Company in connection with the issuance of the Securities and the preparation and filing of the Registration Statement and are familiar with the Securities, the Indenture, the Registration Statement, the above-mentioned SEC order and such other documents as are necessary to render this opinion.

Based on the foregoing, it is our opinion that (1) the Registration Statement has become effective under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, (2) assuming that the Securities covered by the Registration Statement and the ADSs issuable upon conversion of such Securities are sold by a relevant Holder specified in the Registration Statement in a manner specified in the Registration Statement, such sale of the Securities and the Ordinary Shares represented by the ADSs issuable upon conversion of the Securities will have been duly registered under the Securities Act, and (3) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended.

Yours truly,

SCHEDULE 5

FORM OF NOTATION OF GUARANTEE BY SUBSIDIARY GUARANTOR

For value received, the Subsidiary Guarantor (which term includes any successor Person under the Indenture) has fully, irrevocably and unconditionally guaranteed, as principal obligor, to each Holder of a Security authenticated by the Trustee, and to the Trustee and its successors and assigns, to the extent set forth, and subject to the provisions, in the Indenture dated as of December             , 2014 (the Indenture) among the Company, LDK Silicon & Chemical Technology Co., Ltd. (the Subsidiary Guarantor), The Bank of New York Mellon, London Branch, as trustee (the Trustee), paying agent and conversion agent, The Bank of New York Mellon (Luxembourg) S.A. as transfer agent and registrar, and The Bank of New York Mellon, London Branch as collateral agent, the due and punctual payment of the principal of, premium, if any, and interest on, the Securities and all other amounts (including any Additional Amounts) payable under the Securities and the Indenture, when and as the same shall become due and payable, whether on an interest payment date, at the Stated Maturity date, by declaration of acceleration, or otherwise. The obligations of the Subsidiary Guarantor to the Holders and to the Trustee pursuant to the Guarantee hereof and the Indenture are expressly set forth in ARTICLE X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

LDK SILICON & CHEMICAL TECHNOLOGY CO., LTD., as Subsidiary Guarantor

By:

Name:
Title:

SCHEDULE 6

FORM OF INSTRUCTION TO DEPOSIT ORDINARY SHARES AND ISSUE ADSS

LDK Solar CO., Ltd.

c/o Zolfo Cooper (Cayman) Limited

38 Market Street, Suite 4208, Canella Court

Camana Bay, Grand Cayman, KY1-9006

Cayman Islands Attention: Chief Financial Officer

Reference: LDK Solar—5.535% Convertible Senior Notes due 2016

The Bank of New York Mellon, London Branch

One Canada Square, London E14 5AL

United Kingdom

Fax: +44 20 7964 6369

Attention: Corporate Trust

Reference: LDK Solar—5.535% Convertible Senior Notes due 2016

with a copy to:

The Bank of New York Mellon, Hong Kong Branch

Level 24, Three Pacific Place

1 Queen’s Road East

Hong Kong

Fax No.: +852 2295 3283

Attention: Corporate Trust

Reference: LDK Solar—5.535% Convertible Senior Notes due 2016

Re: LDK Solar CO., Ltd. (the Company)

5.535% Convertible Senior Notes due 2016 (the Securities)

Ladies and Gentlemen:

The undersigned holder of the Securities (the “Holder”) hereby irrevocably instructs the Company to convert the following interest installment and/or principal amount of the Securities into American depositary shares (“ADSs”), each representing one Ordinary Share, US$0.10 par value per share, of the Company (“Ordinary Shares”), (i) without the issuance of any physical certificate of Ordinary Shares in the name of the Holder, (ii) requesting the Company to cancel such certificate of Ordinary Shares, (iii) depositing such Ordinary Shares with the custodian for the depositary, currently JPMorgan Chase Bank, N.A., for the benefit of the holders of ADSs (the “ADS Depositary”) under the Deposit Agreement, dated as of May 31, 2007, among the Company, the ADS Depositary, and the holders and beneficial owners from time to time of the ADSs issued thereunder, as amended and supplemented as of the date hereof, (iv) requesting the Company to issue or cause to be issued an unlegended certificate representing the same amount of Ordinary Shares in the name of the ADS Depositary, (v) requesting the Company to update or cause to be updated its Register of Members to evidence the issuance, cancellation and re-issuance of the Ordinary Shares as described above, and (vi) requesting the Company to cause the ADS Depositary to issue the relevant amount of ADSs in book-entry form to the account as specified in the “letter of transmittal” attached hereto as delivered to the custodian for the ADS Depositary. The Holder confirms that it has effected payment of the ADS issuance fee as required by the ADS Depositary.

To convert this amount of interest installment into ADSs:	US$	__________
To convert this principal amount of the Securities into ADSs:	US$	__________

Please provide your contact information (name, address, zip code, fax number and telephone number):

Please provide your bank account details for any settlement in cash for any fractional Ordinary Share (if any is payable under Paragraph 7 of the Securities):

If you want the ADSs issued in another Person’s name, fill in the form below:

(Insert other Person’s social security or tax I.D. number)

The undersigned hereby certifies that it (or if it is acting for the account of one or more Persons, that each such Person) is not, and has not been, during the three months immediately preceding the date hereof, an affiliate of the Company (within the meaning of Rule 144 under the Securities Act of 1933, as amended): ☐

Dated:	Signature(s):
(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:

(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Securities Agent.)

FORM OF INSTRUCTION TO DEPOSIT PREVIOUSLY LEGENDED

ORDINARY SHARES AND ISSUE ADSS

LDK Solar CO., Ltd.

c/o Zolfo Cooper (Cayman) Limited

38 Market Street, Suite 4208, Canella Court

Camana Bay, Grand Cayman, KY1-9006

Cayman Islands

Attention: Chief Financial Officer

Reference: LDK Solar—5.535% Convertible Senior Notes due 2016

The Bank of New York Mellon, London Branch

One Canada Square, London E14 5AL

United Kingdom

Fax: +44 20 7964 6369

Attention: Corporate Trust

Reference: LDK Solar—5.535% Convertible Senior Notes due 2016

with a copy to:

The Bank of New York Mellon, Hong Kong Branch

Level 24, Three Pacific Place

1 Queen’s Road East

Hong Kong

Fax No.: +852 2295 3283

Attention: Corporate Trust

Reference: LDK Solar—5.535% Convertible Senior Notes due 2016

Re: LDK Solar CO., Ltd. (the Company)

5.535% Convertible Senior Notes due 2016 (the Securities)

Ladies and Gentlemen:

The undersigned holder of the Securities (the “Holder”) is currently holding [•] Ordinary Shares as Restricted Securities, each received upon conversion of its interest installment and/or principal amount of the Securities under the Indenture dated as of December             , 2014 (the Indenture) relating to the Securities, with the certificates evidencing such Ordinary Shares with the Private Placement Legend attached hereto. Capitalized terms, unless otherwise defined herein, shall have their respective meanings in the Indenture.

The undersigned hereby irrevocably instructs the Company (i) to cancel such Ordinary Shares with the Private Placement Legend and (ii) to cause to issue American depositary shares (“ADSs”), each representing one Ordinary Share, US$0.10 par value per share, of the Company (“Ordinary Shares”), (A) without the issuance of any physical certificate of Ordinary Shares in the name of the Holder, (B) requesting the Company to cancel such certificates of Ordinary Shares, (C) depositing such Ordinary Shares with the custodian for the depositary, currently JPMorgan Chase Bank, N.A., for the benefit of the holders of ADSs (the “ADS Depositary”) under the Deposit Agreement, dated as of May 31, 2007, among the Company, the ADS Depositary, and the holders and beneficial owners from time to time of the ADSs issued thereunder, as amended and supplemented as of the date hereof, (D) requesting the Company to issue or cause to be issued an unlegended certificate representing the same amount of Ordinary Shares in the name of the ADS Depositary, (E) requesting the Company to update or cause to be updated its Register of Members to evidence the issuance, cancellation and re-issuance of the Ordinary Shares as described above, and (F) requesting the Company to cause the ADS Depositary to issue the relevant amount of ADSs in book-entry form to the account as specified in the “letter of transmittal” attached hereto as delivered to the custodian for the ADS Depositary. The Holder confirms that it has effected payment of the ADS issuance fee as required by the ADS Depositary.

Please provide your contact information (name, address, zip code, fax number and telephone number):

Please provide your bank account details for any settlement in cash for any fractional Ordinary Share (if any is payable under Paragraph 7 of the Securities):

If you want the ADSs issued in another Person’s name, fill in the form below:

(Insert other Person’s social security or tax I.D. number)

The undersigned hereby certifies that it (or if it is acting for the account of one or more Persons, that each such Person) is not, and has not been, during the three months immediately preceding the date hereof, an affiliate of the Company (within the meaning of Rule 144 under the Securities Act of 1933, as amended): ☐

Dated:	Signature(s):
(Sign exactly as your name(s) appear(s) on the other side of this Security)

Signature(s) guaranteed by:

(All signatures must be guaranteed by a guarantor institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Securities Agent.)

SCHEDULE 7

FORM OF PIK NOTICE TO TRUSTEE AND PAYING AGENT

The Bank of New York Mellon, London Branch (the Trustee and the Paying Agent))

One Canada Square, London E14 5AL

United Kingdom

Fax: +44 20 7964 6369

Attention: Corporate Trust

Reference: LDK Solar—5.535% Convertible Senior Notes due 2016

with a copy to:

The Bank of New York Mellon, Hong Kong Branch

Level 24, Three Pacific Place

1 Queen’s Road East

Hong Kong

Fax No.: +852 2295 3283

Attention: Corporate Trust

Reference: LDK Solar—5.535% Convertible Senior Notes due 2016

Re: LDK Solar CO., Ltd. (the Company)

5.535% Convertible Senior Notes due 2016 (the Securities)

Ladies and Gentlemen:

Reference is made to the Indenture dated as of December             , 2014 (the Indenture) relating to the Securities by and among the Company and The Bank of New York Mellon, London Branch, as trustee (the Trustee), among others. Capitalized terms, unless otherwise defined herein, shall have their respective meanings in the Indenture.

The Company hereby irrevocably notifies the Trustee, the Paying Agent and the Holders that the Company has elected not to pay cash for the interest installment on the Securities otherwise due and payable on [•], the next interest payment date for the Securities.

[The Trustee/Paying Agent is also hereby authorized and instructed make the appropriate amendments to the schedule of principal amounts of the relevant Global Securities outstanding on the relevant interest payment date.]

The Company confirms that, if any Holder shall have delivered to the Company and the Conversion Agent an Interest Conversion Notice on or prior to the interest payment date, irrevocably notifying the Company, the Conversion Agent and the Trustee that it has elected to convert an amount of principal equal to such interest installment payment into Ordinary Shares or ADSs on the basis of the Conversion Price at the Interest Conversion Rate, the Company shall (subject to SECTION 9.01(b)(ii) of the Indenture) convert or cause to be converted such Holder’s PIKed amount and issue or cause to be issued to that Holder, within five Business Days of receiving the written notice from the Conversion Agent in accordance with SECTION 2.13(a) of the Indenture, ADSs on the basis of the Conversion Price at the Interest Conversion Rate (except for any cash payment in lieu of a fractional Ordinary Share or ADS which may be payable under SECTION 9.02(b) of the Indenture), subject to the provisions of SECTION 4.13 of the Indenture.

This Notice is given by the Company to the Trustee by 12:00 noon on a date no later than 15 Business Days before the above-mentioned interest payment date.

LDK Solar CO., Ltd.

By
Name:
Title:	Authorized Signatory